Exhibit 4.37

Execution Version

AMENDED AND RESTATED FACILITIES AGREEMENT

for up to

US$412,000,000

Dated 17 March 2016

for

HOEGH LNG CYPRUS LIMITED

HÖEGH LNG FSRU IV LTD.

as Borrowers

with

HÖEGH LNG HOLDINGS LTD.

HÖEGH LNG LTD.

HÖEGH LNG FSRU III LTD.

HÖEGH LNG PARTNERS LP

HÖEGH LNG COLOMBIA HOLDING LTD.

as Corporate Guarantors

with

NORDEA BANK NORGE ASA

as Agent, Security Trustee and Account Bank

arranged by

ABN AMRO BANK N.V., OSLO BRANCH, CITIBANK NA, LONDON BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DANSKE BANK A/S, DNB BANK ASA, NORDEA BANK NORGE ASA AND SWEDBANK AB (PUBL)

as Mandated Lead Arrangers and Bookrunners

with

ABN AMRO BANK N.V., CITIBANK NA, LONDON BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DANSKE BANK A/S, DNB BANK ASA, NORDEA BANK FINLAND PLC AND SWEDBANK AB (PUBL)

as Swap Banks

with

EKSPORTKREDITT NORGE AS

as ECA Lender

and

ABN AMRO BANK N.V., OSLO BRANCH, CITIBANK NA, LONDON BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DANSKE BANK, NORWEGIAN BRANCH, DNB BANK ASA, NORDEA BANK FINLAND PLC or NORDEA BANK NORGE ASA AND SWEDBANK AB (PUBL)

as Bank Guarantors and Commercial Lenders

Execution Version

i

Execution Version

SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT		64

19.	Representations	64

20.	Information Undertakings	69

21.	Accounts	72

22.	Financial Covenants	73

23.	Vessel Covenants	76

24.	Insurance Covenants	80

25.	Security Undertakings	82

26.	Security Maintenance	83

27.	General Undertakings	85

28.	Subordination of Swap Liabilities	92

29.	Events of Default	93

SECTION 9 CHANGES TO PARTIES		98

30.	Changes to the Lenders, Bank GuArantors and Swap Banks	98

31.	Restriction on debt purchase transactions	102

32.	Changes to the Obligors	103

33.	Role of the Agent and the Mandated Lead Arranger	104

34.	Conduct of business by the Finance Parties	113

35.	Sharing among the Finance Parties	113

SECTION 11 ADMINISTRATION		115

36.	Payment mechanics	115

37.	Set-off	118

38.	Notices and publications	118

39.	Calculations and certificates	121

40.	Partial invalidity	121

41.	Remedies, waivers and conflicts	121

42.	Amendments and waivers	122

ii

Execution Version

iii

THIS AGREEMENT is dated 17 March 2016 and made between:

1.	HOEGH LNG CYPRUS LIMITED, a company incorporated in Cyprus having its registered office at 4 Sotiri Tofini, 2nd Floor, 4102 Agios Athanasios, Limassol, Cyprus (“HLNG Cyprus”) and HÖEGH LNG FSRU IV LTD. a company incorporated in the Cayman Islands having its registered office address at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands, as borrowers (“FSRU IV”) (together with HLNG Cyprus jointly and severally, the "Borrowers" and each a “Borrower”);

2.	HÖEGH LNG HOLDINGS LTD., a company incorporated in Bermuda having its registered office address at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, HÖEGH LNG LTD., a company incorporated in Bermuda having its registered office address at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda and HÖEGH LNG FSRU III LTD., a company incorporated in the Cayman Islands having its registered office address at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands (“FSRU III”), HÖEGH LNG PARTNERS LP, as master limited partnership duly formed under the laws of the Marshall Islands having its registered office address at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960 (“Höegh MLP”) and HÖEGH LNG COLOMBIA HOLDING LTD a company incorporated in the Cayman Islands having its registered office address at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands (“HLNG Colombia HoldCo”) as guarantors (together, the “Corporate Guarantors” and each a “Corporate Guarantor”);

3.	ABN AMRO BANK N.V., OSLO BRANCH, CITIBANK NA, LONDON BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DANSKE BANK A/S, DNB BANK ASA, NORDEA BANK NORGE ASA and SWEDBANK AB (PUBL) as mandated lead arrangers (whether acting individually or together, the "Mandated Lead Arranger");

4.	THE FINANCIAL INSTITUTIONS listed in Schedule 1, Part IA as lenders (the "Commercial Lenders");

5.	EKSPORTKREDITT NORGE AS as ECA lender (the “ECA Lender” and together with the Commercial Lenders, the “Original Lenders”);

6.	NORDEA BANK NORGE ASA acting through its office at Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway as agent for the other Finance Parties (the “Agent”);

7.	NORDEA BANK NORGE ASA acting through its office at Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway as security trustee for the Secured Parties (the “Security Trustee”);

8.	NORDEA BANK NORGE ASA acting through its office at Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway as account bank (the “Account Bank”);

9.	THE FINANCIAL INSTITUTIONS listed in Schedule 1, Part II as bank guarantors (the "Original Bank Guarantors"); and

10.	ABN AMRO BANK, N.V., CITIBANK NA, LONDON BRANCH, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DANSKE BANK A/S, DNB BANK ASA, NORDEA BANK FINLAND PLC and SWEDBANK AB (PUBL) as swap banks (the “Swap Banks”).

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IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Account” means each Earnings Account;

“Account Security Deed” means each of the deeds executed or to be executed by each Borrower in favour of the Security Trustee granting security in respect of an Account, in agreed form;

“Additional Corporate Guarantor” means Höegh MLP, which became a Corporate Guarantor in accordance with Clause 32 (Changes to the Obligors) on the first Höegh MLP Effective Date;

“Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Approved Broker” means EA Gibson Shipbrokers Ltd., Braemar Seascope Ltd., Fearnleys A/S and RS Platou ASA or such other brokers as may be approved by the Agent;

“Approved Flag” means Norway, Singapore, Cayman Islands, Bahamas, Marshall Islands or such other flag as may be approved by the Lenders;

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

"Available Commitment" means, in relation to a Commercial Facility Tranche, a Commercial Lender's Commitment minus:

(a)	the amount of its participation in, as applicable, any outstanding Loans under that Commercial Facility Tranche; and

(b)	in relation to any proposed Loan, the amount of its participation in any other Utilisations that are due to be made under that Commercial Facility Tranche on or before the proposed Utilisation Date;

“Available Facility” means,

(a)	in relation to a Facility Tranche, the aggregate for the time being of, as applicable, each Commercial Lender’s Available Commitment in respect of that Facility Tranche or the ECA Lender’s Commitment in respect of that Facility Tranche; and

(b)	in relation to the Bank Guarantee Facility, each Bank Guarantor’s Bank Guarantee Facility Commitment;

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“Availability Period” means:

(a)	for the Utilisation of a Commercial Loan other than the Vessel 1 Modification Loan, the period from and including the date of this Agreement to and including the date which is the earlier of: (i) for Vessel 1, 270 days after the relevant Scheduled Delivery Date and for Vessel 2, the relevant Scheduled Delivery Date ; (ii) the date the relevant Building Contract has been terminated or (iii) the date on which the Total Commitments are reduced to zero; or

(b)	for the Utilisation of the Vessel 1 Modification Loan, the period from and including the Delivery Date of Vessel 1 to and including the earlier of (i) 30 June 2016; or (ii) the date on which the Total Commitments are reduced to zero; or

(c)	for the Utilisation of an ECA Loan or a Bank Guarantee, the period from and including the Delivery Date for the Vessel to which that ECA Loan or Bank Guarantee relates to and including the date which is the earlier of: (i) for Vessel 1, 270 days after the relevant Scheduled Delivery Date and for Vessel 2, the relevant Schedule Delivery Date; or (ii) the date on which the Total Commitments are reduced to zero;

“Bank Guarantee” means a guarantee from a Bank Guarantor in favour of the ECA Lender in relation to an ECA Loan, substantially in the form of Schedule 10;

“Bank Guarantee Facility” means the guarantee facility made available under this Agreement as described in Clause 2.3 (Bank Guarantee Facility);

“Bank Guarantee Facility Commitment” means in relation to a Bank Guarantor, the amount set opposite its name under the heading “Bank Guarantee Facility Commitment” in Schedule 1, Part II (Bank Guarantors) and the amount of any other Bank Guarantee Facility Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement;

“Bank Guarantors” means:

(a)	any Original Bank Guarantor; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Bank Guarantor in accordance with Clause 2.6 (Increase) or Clause 30 (Changes to the Lenders and the Bank Guarantors),

which in each case has not ceased to be a Bank Guarantor in accordance with the terms of this Agreement;

“Borrower Shares Security Deed” means each of the deeds executed or to be executed by (i) FSRU III in respect of HLNG Cyprus and (ii) HLNG Colombia HoldCo in respect of FSRU IV and any replacement Borrower Shares Security Deed in respect of FSRU IV to be executed by Höegh MLP or a wholly owned Subsidiary of Höegh MLP on a Höegh MLP Effective Date in favour of the Security Trustee granting Security in respect of all its shares in FSRU IV;

"Break Costs" means:

(a)	in respect of a Commercial Loan made, the amount (if any) by which:

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the interest (less the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

or

(b)	in respect of an ECA Loan, the amount (if any) determined by the ECA Lender by which:

the value of the interest amount which the ECA Lender should have received by applying the CIRR Interest Rate on the ECA Loan or part thereof for the period from the date of receipt of the ECA Loan or part thereof to (and including) the applicable Maturity Date (calculation of such amount to take into account the agreed repayment schedule of the ECA Loan, as if the ECA Loan had been repaid on all of the scheduled instalment repayment dates to (and including) the applicable Maturity Date);

exceeds

the value of the interest amount the ECA Lender would be able to obtain if placing an amount equal to the ECA Loan or party thereof at the Prepayment Swap Rate for a period starting on the Business Day following receipt or recovery of the ECA Loan or part thereof to (and including) the applicable Maturity Date (calculation of such amount to take into account the agreed repayment schedule of the ECA Loan, as if the ECA Loan had been repaid on all of the scheduled instalment repayment dates to (and including the applicable Maturity Date), and for the purpose of this paragraph;

“Prepayment Swap Rate” means the fixed interbank interest swap rate quoted by a reputable capital market information provider (i.e. Bloomberg, Thomson Reuters, etc.) for a period starting on the Business Day following receipt of the ECA Loan or a part thereof and ending on the applicable Maturity Date for the ECA Loan, such rate to take into account all of the scheduled instalment repayment dates to (and including) the Maturity Date for the ECA Loan.

The Prepayment Swap Rate will also be used as discount factor to calculate the net present value of any positive difference between (i) and (ii) above. The calculation shall be determined by the ECA Lender;

“Builder” means Hyundai Heavy Industries Co., Ltd of 1 Cheonha-Dong, Ulsan, Korea;

“Builder Warranties” means the warranties from the Builder to the Original Shareholder under each Building Contract, to be assigned to the relevant Borrower on the sale of each Vessel;

“Building Contract” means the Vessel 1 Building Contract or the Vessel 2 Building Contract;

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York City and Oslo;

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“Certified Copy” means in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up to date copy of the original by any of the directors or officers for the time being of such company or by such company’s attorneys or solicitors or, if a Finance Party so requires, by a notary or lawyer acceptable to it;

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security;

“CIRR Interest Rate” means the Commercial Interest Reference Rate determined by the Organisation for Economic Cooperation and Development (OECD) according to the “Arrangement on Officially Supported Export Credit” as further described in Clause 9.1 (Calculation of Interest);

“Classification” means, in relation to a Vessel, the highest class available for the vessel of her type with the relevant Classification Society;

“Classification Society” means DNV GL, Lloyds Register, ABS, Bureau Veritas or such other classification society which the Agent shall, at the request of the Borrowers and acting on the instructions of the Lenders, have agreed in writing shall be treated as the Classification Society in relation to a Vessel;

“Code” means the United States Internal Revenue Code of 1986;

“Commercial Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (Commercial Facility);

“Commercial Facility Tranche” means a Commercial Facility Vessel 1 Tranche, a Commercial Facility Vessel 2 Tranche or the Commercial Facility Vessel 1 Modification Tranche;

“Commercial Facility Vessel 1 Modification Tranche Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commercial Facility Vessel 1 Modification Tranche Commitment” in Schedule 1, Part IA (The Original Lenders) and the amount of any other Commercial Facility Vessel 1 Modification Tranche Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase); and

(b)	in relation to any other Commercial Lender, the amount of any Commercial Facility Vessel 1 Modification Tranche Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase), to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero pursuant to Clause 31.2 (Disenfranchisement on Debt Purchase Transaction entered into by Group or Sponsor Affiliates contrary to Clause 31.1).

“Commercial Facility Vessel 1 Modification Tranche” means that part of the Commercial Facility made available under this Agreement as described in 2.1(c);

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“Commercial Facility Vessel 1 Modification Tranche Loan” means a loan made or to be made under the Commercial Facility Vessel 1 Modification Tranche or the principal amount outstanding for the time being of the loan;

“Commercial Facility Vessel 1 Tranche Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commercial Facility Vessel 1 Tranche Commitment” in Schedule 1, Part IA (The Original Lenders) and the amount of any other Commercial Facility Vessel 1 Tranche Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase); and

(b)	in relation to any other Commercial Lender, the amount of any Commercial Facility Vessel 1 Tranche Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase), to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero pursuant to Clause 31.2 (Disenfranchisement on Debt Purchase Transaction entered into by Group or Sponsor Affiliates contrary to Clause 31.1).

“Commercial Facility Vessel 1 Tranche” means that part of the Commercial Facility made available under this Agreement as described in Clause 2.1(a);

“Commercial Facility Vessel 1 Tranche Loan” means a loan made or to be made under the Commercial Facility Vessel 1 Tranche or the principal amount outstanding for the time being of that loan;

“Commercial Facility Vessel 2 Tranche” means that part of the Commercial Facility made available under this Agreement as described in Clause 2.1(b);

“Commercial Facility Vessel 2 Tranche Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commercial Facility Vessel 2 Tranche Commitment” in Schedule 1, Part IA (The Original Lenders) and the amount of any other Commercial Facility Vessel 2 Tranche Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase); and

(b)	in relation to any other Commercial Lender, the amount of any Commercial Facility Vessel 2 Tranche Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase), to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero pursuant to Clause 31.2 (Disenfranchisement on Debt Purchase Transaction entered into by Group or Sponsor Affiliates contrary to Clause 31.1).

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“Commercial Facility Vessel 2 Tranche Loan” means a loan made or to be made under the Commercial Facility Vessel 2 Tranche or the principal amount outstanding for the time being of that loan;

“Commercial Lenders” means the Lenders under the Commercial Facility;

“Commercial Loan” means a Loan made or to be made under the Commercial Facility, or the principal amount outstanding for the time being of that loan;

“Commitment" means a Commercial Facility Vessel 1 Tranche Commitment, a Commercial Facility Vessel 2 Tranche Commitment, the Commercial Facility Vessel 1 Modification Loan Commitment, the Eksportkreditt Facility Vessel 1 Tranche Commitment, the Eksportkreditt Facility Vessel 2 Tranche Commitment or a Bank Guarantee Facility Commitment;

“Commitment Fee” means any amount payable under Clause 12.1 (Commitment Fee) or Clause 12.4.2, as applicable;

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificates);

“Confidential Information” means all information relating to the Parent Company, any Obligor, Höegh MLP, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Obligors and the Agent;

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“Contract Price” means the price payable to the Builder for a Vessel under the relevant Building Contract, as such may be adjusted from time to time in accordance with the terms of that Building Contract;

“Corporate Guarantor Shares Security Deed” means each of the deeds executed or to be executed by (i) OPCO in respect of FSRU III and (ii) the Original Shareholder in respect of HLNG Colombia HoldCo and, in respect of (ii), any replacement Corporate Guarantor Shares Security Deed which may be executed by Höegh MLP or a wholly owned Subsidiary of Höegh MLP on a Höegh MLP Effective Date in favour of the Security Trustee granting Security in respect of all the shares in HLNG Colombia HoldCo;

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement;

“Deed of Covenant” means, in relation to each Vessel, a deed of covenant collateral to a Mortgage and creating charges over that Vessel, its Earnings, Insurances, any Requisition Compensation, if relevant, and the Builder Warranties required to be executed hereunder by the relevant Borrower in favour of the Security Trustee in the agreed form;

"Default" means an Event of Default or any event or circumstance specified in Clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

“Defaulting Lender” means any Lender or Bank Guarantor (other than a Lender or Bank Guarantor which is a Sponsor Affiliate):

(a)	which has failed to make its participation in a Loan or Bank Guarantee available or has notified the Agent that it will not make its participation in a Loan or Bank Guarantee available by the Utilisation Date of that Loan or Bank Guarantee in accordance with Clause 5.4.1 (Lenders Participation) or Clause 5.5 (Bank Guarantors’ participation), as applicable;

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(ii)	administrative or technical error; or

(iii)	a Disruption Event; and

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payment is made within five (5) Business Days of its due date; or

(iv)	the Lender or Bank Guarantor is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee;

“Delivered Cost” means the aggregate of the Contract Price and the Project Costs for a Vessel;

“Delivery Date” means the date on which a Vessel is delivered to the relevant Borrower in accordance with the relevant Building Contract;

“Delivery Loan” means a Loan to be made available on a Delivery Date;

“Disclosure Letter” means the letter dated 10 April 2014 from Höegh LNG AS to the Lenders, in form and substance accepted by the Lenders, in relation to potential litigation against members of the Group;

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“Dropdown Borrower” means:

(a)	FSRU IV after its share capital has been transferred to Höegh MLP or a wholly-owned subsidiary of Höegh MLP on a Höegh MLP Effective Date; or

(b)	HLNG Cyprus after the share capital in FSRU III has been transferred to Höegh MLP or a wholly-owned subsidiary of Höegh MLP on a Höegh MLP Effective Date;

“Dropdown Vessel” means a Vessel owned by a Dropdown Borrower;

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“Earnings” means, in relation to a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the relevant Borrower or EgyptCo or, in accordance with the Security Documents, to the Security Trustee and which arise out of the use of or operation of that Vessel, including (but not limited to) all freight, hire and passage moneys, Insurances and Requisition Compensation payable to the relevant Borrower or EgyptCo or, in accordance with the Security Documents, to the Security Trustee, remuneration of salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Vessel;

“Earnings Account” means the Vessel 1 Earnings Account or the Vessel 2 Earnings Account or the EgyptCo Earnings Account or the OSA Earnings Account and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Earnings Account for the purposes of this Agreement;

“Earnings Account Security Deeds” means each of the deeds executed or to be executed by a Borrower in favour of the Security Trustee creating security in respect of the relevant Earnings Account, in agreed form;

“ECA Lender” means Eksportkreditt Norge AS of Hieronymus Heyerdahls gate 1, NO-0160 Oslo, Norway;

“ECA Loan” means a Loan made or to be made under the Eksportkreditt Facility or the principal amount outstanding for the time being of that loan;

“EGAS” means the Egyptian Natural Gas Holding Company of El Nasr Road, 1st District, Nasr City, Cairo, Egypt;

“EGAS Contract” means the regasification service agreement in respect of the Vessel 1 dated 3 November 2014 and made between the Original Shareholder and EGAS as novated or to be novated out of the name of the Original Shareholder and into the name of EgyptCo by a novation agreement to be entered into between the Original Shareholder, EgyptCo and EGAS;

“EGAS Contract Earnings” means all hire payable to EgyptCo by EGAS pursuant to the EGAS Contract;

“EGAS Contract Earnings Assignment” means a first priority assignment by EgyptCo of the EGAS Contract Earnings in favour of the Security Trustee;

“EGAS Guarantee” means the guarantee dated 28 January 2015 granted by Commercial International Bank in favour of EgyptCo in support of EGAS’ obligations under the EGAS Contract;

“EGAS Guarantee Assignment” means a first priority assignment by EgyptCo of the EGAS Guarantee granted by EgyptCo in favour of the Security Trustee;

“Egypt Branch of HLNG Cyprus” means the branch office in Egypt of HLNG Cyprus located at Attaga Free Zone, Zuours, Egypt;

“EgyptCo” means Hoegh LNG Egypt LLC, a company incorporated in Egypt and with its registered office at Rooms nos. 401 and 402 of Apartment No. 4, Building No. 2, fourth floor, El Gabarty St., Bab Charky, Alexandria, Egypt;

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“EgyptCo Earnings Account” means each account or accounts to be opened in the name of EgyptCo with (i) in respect of any EGAS Contract Earnings in Dollar, the Account Bank and (ii) if requested by the Agent in respect of any EGAS Earnings in Egyptian Pounds, an Egyptian bank reasonably acceptable to the Agent, which EgyptCo and the Agent agree shall be the EgyptCo Earnings Account for the purpose of this Agreement;

“EgyptCo Lease” means the lease and maintenance agreement in respect of Vessel 1 made or to be made between the Egypt Branch of HLNG Cyprus and EgyptCo;

“EgyptCo Lease Assignment” means a first priority assignment by HLNG Cyprus of the EgyptCo Lease in favour of the Security Trustee;

“EgyptCo Quota Pledge Security” means the pledge of quotas executed by the Quotaholders in favour of the Security Trustee granting Security in respect of all of the quotas in EgyptCo;

“Egypt Holding I” means Höegh LNG Egypt Holding I Ltd., a company incorporated under the laws of the Cayman Islands with its registered office at P.O. 1350, Klef House,75 Fort Street, Grand Cayman KY 1-1108 , Cayman Islands;

“Egypt Holding II” means Höegh LNG Egypt Holding II Ltd., a company incorporated under the laws of the Cayman Islands with its registered office at P.O. 1350, Klef House,75 Fort Street, Grand Cayman KY 1-1108 , Cayman Islands;

“Eksportkreditt Facility” means the term loan facility made available under this Agreement as described in Clause 2.2 (Eksportkreditt Facility);

“Eksportkreditt Facility Vessel 1 Tranche” means that part of the Eksportkreditt Facility made available under this Agreement as described in Clause 2.2(a);

“Eksportkreditt Facility Vessel 1 Tranche Commitment” means in relation to the ECA Lender, the amount set opposite its name under the heading “Eksportkreditt Facility Vessel 1 Tranche Commitment” in Schedule 1, Part IB (The Original Lenders) to the extent not cancelled, reduced or transferred by it under this Agreement;

“Eksportkreditt Facility Vessel 1 Tranche Loan” means a loan made or to be made under the Eksportkreditt Facility Vessel 1 Tranche or the principal amount outstanding for the time being of that loan;

“Eksportkreditt Facility Vessel 2 Tranche” means that part of Eksportkreditt Facility made available under this Agreement as described in Clause 2.2(b);

“Eksportkreditt Facility Vessel 2 Tranche Commitment” means in relation to the ECA Lender, the amount set opposite its name under the heading “Eksportkreditt Facility Vessel 2 Tranche Commitment” in Schedule 1, Part IB (The Original Lenders) to the extent not cancelled, reduced or transferred by it under this Agreement;

“Eksportkreditt Facility Vessel 2 Tranche Loan” means a loan made or to be made under the Eksportkreditt Facility Vessel 2 Tranche or the principal amount outstanding for the time being of that loan;

“Environmental Affiliate” means any agent or employee of a Borrower or an Operator;

“Environmental Approvals” means all authorisations, consents, licences, permits, exemptions or other approvals whatsoever required by an Obligor or an Operator in connection with the Vessels under applicable Environmental Laws;

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“Environmental Claim” means (i) any claim by, or directive from, any applicable Government Entity alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident or (ii) any claim by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, “claim” shall include a claim for damages and/or direction for and/or enforcement relating to clean-up costs, removal, compliance, remedial action or otherwise) or (iii) any Proceedings arising from any of the foregoing but excluding any claim of a vexatious or frivolous nature which is being contested in good faith;

“Environmental Incident” means, regardless of cause, (i) any actual discharge or release of Environmentally Sensitive Material from a Vessel; (ii) any incident in which Environmentally Sensitive Material is discharged or released from a vessel other than a Vessel which involves collision between such Vessel and such other vessel or some other incident of navigation or operation, in either case, where a Vessel, its Manager and/or an Obligor and/or an Operator are actually, contingently or allegedly at fault or otherwise howsoever liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is discharged or released from a vessel other than a Vessel and where that Vessel is actually or potentially liable to be arrested as a result and/or where an Obligor and/or the Operator are actually, contingently or allegedly at fault or otherwise howsoever liable;

“Environmental Laws” means all laws, regulations, conventions and agreements whatsoever applicable to an Obligor, an Operator or a Vessel in a jurisdiction where an Obligor is incorporated or operates or an Operator operates or to which a Vessel trades and relating to pollution, human or wildlife well-being or protection of the environment (including, without limitation, the United States Oil Pollution Act of 1990 and any comparable laws of the individual States of the United States of America);

“Environmentally Sensitive Material” means oil, oil products or any other products or substance which are polluting, toxic or hazardous or any substance the release of which into the environment is howsoever regulated, prohibited or penalised by or pursuant to any Environmental Law;

“Event of Default" means any event or circumstance specified as such in Clause 29 (Events of Default);

“Facility” means the Commercial Facility, the Eksportkreditt Facility or the Bank Guarantee Facility;

"Facility Office" means the office or offices notified by a Lender or a Bank Guarantor or a Swap Bank to the Agent in writing on or before the date it becomes a Lender or a Bank Guarantor or a Swap Bank (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

“Facility Tranche” means a Commercial Facility Tranche, an Eksportkreditt Facility Vessel 1 Tranche or an Eksportkreditt Facility Vessel 2 Tranche;

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

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(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter or letters setting out any of the fees referred to in this Clause 1.1(Definitions), Clause 2.6 (Increase) or Clause 12 (Fees);

"Finance Document" means:

(a)	this Agreement;

(b)	any Bank Guarantee;

(c)	any Fee Letter;

(d)	any Security Document;

(e)	any Selection Notice;

(f)	any Swap Contract;

(g)	the Trust Agreement;

(h)	any Utilisation Request; or

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(i)	any other document designated in writing as such by the Agent and the Borrowers;

"Finance Party" means the Agent, the Bank Guarantors, the Mandated Lead Arranger, the Security Trustee, the Account Bank, a Swap Bank or a Lender;

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any derivative transaction (and, when calculating the value of that derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount classified as borrowings under IFRS;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above;

“Flag State” means the state or territory of the Approved Flag;

“General Assignment” means, in relation to each Vessel, a deed of assignment of the Earnings, Insurances, any Requisition Compensation and, if relevant, the Builder Warranties required to be executed hereunder by each of the relevant Borrower, EgyptCo or HCOL in favour of the Security Trustee in the agreed form;

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“Government Entity” means any national or local government body, tribunal, court or regulatory or other agency and any organisation of which such body, tribunal, court or agency is a part or to which it is subject;

“Group” means the Parent Company, its Subsidiaries from time to time and, following the Höegh MLP IPO, the Höegh MLP Group;

“Guarantee Commission” means 1.80 per cent. per annum on the outstanding amount of the Bank Guarantee;

“HCOL” means Höegh LNG Colombia SAS, a simplified corporation formed or to be formed in Colombia;

“HCOL Share Pledge” means the deed executed or to be executed by HLNG Colombia HoldCo in respect of HCOL;

“Höegh MLP Accession Deed” means the Höegh MLP Accession Deed in the form set out at Schedule 9;

“Höegh MLP Effective Date” means each date on which the share capital of FSRU III and/or FSRU IV and/or a Quotaholder and/or HLNG Colombia Holdco is transferred to Höegh MLP or OPCO or another wholly owned subsidiary of Höegh MLP (and in relation to which the Parent Company shall have provided not less than 20 days written notice to the Agent), which shall occur prior to three (3) Months before the Maturity Date of the relevant Dropdown Borrower’s Loan;

“Höegh MLP Group” means Höegh MLP and its Subsidiaries from time to time;

“Höegh MLP IPO” means the initial public offering of the common units of Höegh MLP on the New York Stock Exchange or NASDAQ or such other reputable stock exchange as is acceptable to the Majority Lenders;

“Höegh MLP Revolver” means the revolving credit facility between the Parent Company as lender and Höegh MLP as borrower to be entered into in connection with the Höegh MLP IPO;

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002;

“ILA” means the international lease agreement dated 1 November 2014 and made between FSRU IV as owner and SPEC as lessee;

“ILA Securities” means any security provided to FSRU IV in respect of the ILA;

“ILA Securities Assignment” means a first priority assignment by FSRU IV of the ILA Securities in favour of the Security Trustee;

“Increase Lender” has the meaning given to that term in Clause 2.6 (Increase)

"Insolvency Event" in relation to a Finance Party means that the Finance Party:

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(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 90 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 90 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

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“Insurances” means all policies and contracts of insurance (which expression includes all entries of a Vessel in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Borrower owning a Vessel (whether in the sole name of that Borrower or in the joint names of that Borrower and the Security Trustee or otherwise) in respect of a Vessel and her Earnings or otherwise howsoever in connection with that Vessel and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest);

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time Quotation Day for the currency of that Loan.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741(18) and A.788 (19), as the same may be amended or supplemented from time to time);

“ISM Code Documentation” means the document of compliance (DOC) and safety management certificate (SMC) issued by a Classification Society pursuant to the ISM Code in relation to a Vessel within the periods specified by the ISM Code;

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code” means the International Ship and Port Security Code of the International Maritime Organisation and includes any amendments or extensions thereto and any regulations issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of a Vessel pursuant to the ISPS Code;

“Legal Reservation” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to approve liability for or indemnifying a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaims;

(c)	similar principles, rights and defence under the laws of any Relevant Jurisdiction; and

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(d)	any matters which are set out as qualifications or reservations as to matters of law of general application in any of the legal opinions delivered pursuant to Clause 4 (Conditions of Utilisation) (including but not limited to any Authorisation deemed to be required or desirable);

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.6 (Increase) or Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement;

"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of the Loan) the Interpolated Screen Rate for the Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate, as of the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and, if such rate is below zero, LIBOR will be deemed to be zero;

“Loan” means a Commercial Facility Vessel 1 Tranche Loan, a Commercial Facility Vessel 2 Tranche Loan, a Commercial Facility Vessel 1 Modification Tranche Loan, an Eksportkreditt Facility Vessel 1 Tranche Loan or an Eksportkreditt Facility Vessel 2 Tranche Loan;

"LMA" means the Loan Market Association;

“Loss Payable Clauses” has the meaning given to that expression in the Deed of Covenant;

“Major Casualty Amount” means US$2,500,000 (or the equivalent in any other currency) with respect to each Vessel;

"Majority Lenders" means:

(a)	at all times before the second Delivery Date or if there are no Loans then outstanding, a Commercial Lender or Commercial Lenders whose Commitments under the Commercial Facility and a Bank Guarantor’s Commitments under the Bank Guarantee Facility aggregate more than 66⅔% of the Total Commitments under the Commercial Facility and the Bank Guarantee Facility (or, if the Total Commitments under the Commercial Facility and the Bank Guarantee Facility have been reduced to zero, aggregated more than 66⅔% of the Total Commitments under the Commercial Facility and the Bank Guarantee Facility immediately prior to the reduction); or

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(b)	at any other time a Commercial Lender or Commercial Lenders whose participations in the Loans then outstanding and Bank Guarantees issued aggregate more than 66⅔% of all Loans then outstanding and Bank Guarantees issued;

“Management Agreement” means each agreement to be made between the relevant Borrower, EgyptCo or HCOL and a Manager in relation to the management of a Vessel, in form and substance acceptable to the Agent;

“Management Agreement Assignment” means an assignment of any Management Agreement required to be executed hereunder by the relevant Borrower, EgyptCo or HCOL in connection with the relevant Vessel in favour of the Security Trustee in agreed form;

“Manager” means a Subsidiary or Subsidiaries of the Parent Company and appointed by the relevant Borrower, as the commercial and/or technical manager of the Vessel owned by it;

"Margin" means, in respect of the Commercial Facility, 2.70 per cent.;

“Market Value” means, at any relevant time, the value of a Vessel most recently determined in accordance with Clause 26.2 (Valuation of Vessels);

"Material Adverse Effect" means a material adverse effect:

(a)	on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Group taken as a whole;

(b)	on the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)	on the validity or enforceability of the Finance Documents or on the rights or remedies of any Finance Party under the Finance Documents;

“Maturity Date” means:

(a)	in respect of a Commercial Loan or a Bank Guarantee, the earlier of:

(i)	the date falling 5 years after the Delivery Date to which such Commercial Loan or Bank Guarantee relates; and

(ii)	30 June 2020; or

(b)	in respect of an ECA Loan, the date falling 12 years after the Delivery Date to which such ECA Loan relates;

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	subject to paragraph (c) below if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

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(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period;

“Mortgage” means the first priority mortgage of each Vessel required to be executed and recorded hereunder by the relevant Borrower in favour of the Security Trustee, in agreed form;

“Non-Consenting Lender” has the meaning given to that term in Clause 42.3.3;

“Norwegian Content” means the proportion of equipment and supplies provided in respect of the construction of a Vessel which qualifies as being of Norwegian origin in accordance with the policy of the ECA Lender;

“Obligor” means a Borrower, EgyptCo, a Corporate Guarantor or, after delivery of Vessel 2 under the relevant Time Charter, HCOL;

“OPCO” means Höegh LNG Partners Operating LLC, a wholly owned subsidiary of Höegh MLP, incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960;

“OPCO Promissory Notes” means the promissory notes issued or to be issued by OPCO in favour of the Original Shareholder in consideration of certain assets of the Original Shareholder transferred or to be transferred by the Original Shareholder to OPCO;

“Operator” means the Manager and/or any other person who is from time to time during the Security Period concerned in the operation of a Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Original Financial Statements” means the audited consolidated financial statements of the Parent Company and the pro-forma unaudited financial statements of the Borrowers (consisting of a profit and loss statement, a balance sheet, a cashflow statement and an equity statement of the Borrowers and each to be signed by the chief financial officer of the Borrowers) for the financial year ended 31 December 2013;

“Original Shareholder” means Höegh LNG Ltd.;

“OSA” means the FSRU operation and services agreement dated 1 November 2014 and originally made between SPEC as customer and the Parent Company as contractor to be transferred by the Parent Company to HCOL;

“OSA Assignment” means the first priority assignment by HCOL of the OSA in favour of the Security Trustee;

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“OSA Account Security Deed” means a deed executed or to be executed by HCOL in favour of the Security Trustee granting security in respect of the OSA Earnings Account, if required by the Lenders;

“OSA Earnings Account” means the Account to be opened in the name of HCOL with an account bank which HCOL and the Agent agree shall be the OSA Earnings Account for the purposes of this Agreement

“Parent Company” means Höegh LNG Holdings Ltd.;

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;

"Party" means a party to this Agreement;

“Permitted Liens” means:

(a)	Security created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with maritime practice;

(c)	liens for salvage;

(d)	liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Vessel, provided such liens do not secure amounts more than 30 days overdue;

(e)	Security created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while an Obligor is actively prosecuting or defending such proceedings or arbitration in good faith by appropriate steps and in respect of which appropriate reserves have been made provided that such proceedings or the continued existence of such Security shall not, and may not reasonably be considered likely to, result in the arrest, sale, forfeiture or loss of a Vessel or any interest in a Vessel;

(f)	Security arising by operation of law in respect of Taxes which are not overdue for payment or in respect of Taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made provided that such proceedings or the continued existence of such Security shall not, and may not reasonably be considered likely to, result in the arrest, sale, forfeiture or loss of a Vessel or any interest in a Vessel; and

(g)	any other lien, the creation of which has been expressly disclosed in writing to the Agent prior to the date of this Agreement and confirmed in writing by the Agent as acceptable;

“Permitted Security” means any Security in favour of the Secured Parties or any of them created pursuant to the Security Documents and Permitted Liens;

“Pre-Delivery Loan” means a Commercial Loan to be made available before the Delivery Date;

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“Pre-Delivery Security Assignment” means, in relation to each Vessel, an assignment of a relevant Building Contract and the relevant Refund Guarantee required to be executed hereunder by the relevant Obligor in favour of the Security Trustee in agreed form;

“Proceedings” means any litigation, arbitration, legal action or judicial, quasi-judicial or administrative proceedings whatsoever arising or instigated by anyone in any court, tribunal, public office or other forum whatsoever and wheresoever (including, without limitation, any action for provisional or permanent attachment of any thing or for injunctive remedies or interim relief and any action instigated on an ex parte basis);

“Project Costs” means, for a Vessel, the aggregate at any time of costs (incurred in relation to the construction and delivery of the relevant Vessel) then due or already paid in respect of:

(a)	plan approved costs, research and development costs, supervision costs, positioning costs, re-gas commissioning costs, commissioning and other costs incurred in connection with the construction, delivery and outfitting of the Vessel;

(b)	costs of training and familiarisation of persons to be employed as crew on the Vessel;

(c)	fees including legal fees in connection with the Transaction Documents;

(d)	financing costs (including interest); or

(e)	any other cost which the Agent (acting on the instructions of the Lenders) and the Borrowers agree are to be included within the definition of Project Costs;

“Qualified Subsidiary” means any member of the Höegh MLP Group and any Subsidiary of the Parent Company, other than any member of the Höegh MLP Group or any Subsidiary of the Parent Company that may be excluded at the request of the Borrowers and subject to the approval of the Majority Lenders;

“Quotaholders” means each of Egypt Holding I and Egypt Holding II;

“Quotaholder Share Pledge” means the deed executed or to be executed by the Original Shareholder in respect of each Quotaholder and (after its share capital has been transferred to Höegh MLP or a wholly-owned subsidiary of Höegh MLP) any replacement Quotaholder Share Pledge in respect of each Quotaholder to be executed by Höegh MLP or a wholly owned Subsidiary of Höegh MLP on a Höegh MLP Effective Date in favour of the Security Trustee granting Security in respect of all their respective shares in each Quotaholder;

“Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the London Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Day will be the last of those days);

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property;

“Reference Bank Rate” means the arithmetic means of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market;

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"Reference Banks" means the principal London offices of Nordea Bank Norge ASA, DNB Bank ASA and such other banks as may be appointed by the Agent in consultation with the Borrowers;

“Refund Guarantee” means, in relation to each Vessel, the letter of guarantee issued by the relevant Refund Guarantor in favour of the Original Shareholder in respect of the Builder’s obligations under the relevant Building Contract, in form and substance acceptable to the Lenders;

“Refund Guarantor” means:

(a)	in relation to Vessel 1, Kookmin Bank of 9-1 Namdiemunno 2-Ga, Jung-Gu, Seoul 100-092, South Korea;

(b)	in relation to Vessel 2, Nonghyup Bank of NACF Headquarters bldg. Saemunan-ro 16, Chung-gu, Seoul, South Korea;

or any other first-class international bank acceptable to the Lenders;

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Relevant Jurisdiction” means, in relation to an Obligor, any jurisdiction in which it is incorporated, resident, domiciled, has a permanent establishment or material assets or has a place of business;

“Repayment Date” shall have the meaning as defined in Clause 7.1 (Repayment of Loans);

“Repayment Instalments” shall have the meaning as defined in Clause 7.1 (Repayment of Loans);

“Repeating Representations” means each of the representations set out in Clause 19.1 (Status), Clause 19.3 (Binding Obligations) to Clause 19.7 (Governing law and enforcement), Clause 19.10 (No Default), Clause 19.11 (No misleading information), Clause 19.12 (Financial Statements), Clause 19.16 (Ranking) to Clause 19.18 (Legal and beneficial ownership) and Clause 19.26 (Sanctions);

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

“Requisition” means the requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation howsoever for any reason of a Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Requisition Compensation” means all sums of money or other compensation from time to time payable during the Security Period by reason of Requisition;

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"Restricted Party" means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws; or

(c)	that is directly or indirectly owned or controlled by a person referred to in (i) and/or (ii) above ; or

(d)	with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws;

"Sanctions Authority" means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws;

"Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority;

"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority;

“Scheduled Delivery Date” means (i) for Vessel 1, 30 June 2014 and (ii) for Vessel 2, 30 April 2016;

“Screen Rate” means in relation to LIBOR the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders;

“Secured Party” means each Finance Party from time to time party to this Agreement or a Receiver or Delegate;

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Documents” means

(a)	the Account Security Deeds;

(b)	the Borrower Shares Security Deeds;

(c)	the Corporate Guarantor Shares Security Deeds;

(d)	the Quotaholder Share Pledge;

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(e)	any Deeds of Covenant;

(f)	any General Assignment;

(g)	any Management Agreement Assignment;

(h)	the Mortgages;

(i)	the Pre-Delivery Security Assignments;

(j)	any Time Charter Assignment;

(k)	the Swap Contract Assignments;

(l)	the EgyptCo Lease Assignment;

(m)	the EgyptCo Quota Pledge Security;

(n)	the EGAS Contract Earnings Assignment;

(o)	the EGAS Guarantee Assignment;

(p)	the ILA Securities Assignment;

(q)	the OSA Assignment;

(r)	the Trust Agreement;

(s)	the HCOL Share Pledge;

(t)	the OSA Account Security Deed; and

(u)	any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or to govern and/or secure all or any part of the Loans, interest thereon and other moneys from time to time owing by the Borrowers pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Maintenance Ratio” shall have the meaning as defined in Clause 26.1 (Security cover);

“Security Party” means each party to a Security Document other than a Finance Party;

“Security Period” means the period commencing on the date of this Agreement and continuing for so long as any moneys are owing actually or contingently under the Finance Documents and while any Loan and/or any Swap Liabilities remain outstanding;

"Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods);

“Shareholder” means, until the relevant Höegh MLP Effective Date, (i) in respect of HLNG Cyprus, FSRU III, (ii) in respect of FSRU IV and HCOL, HLNG Colombia HoldCo; (iii) in respect of FSRU III, OPCO, (iv) in respect of the Quotaholders, the Original Shareholder and (v) in respect of HLNG Colombia HoldCo, the Original Shareholder, and, following the relevant Höegh MLP Effective Date, means in respect of FSRU IV and/or HLNG Colombia HoldCo, Höegh MLP or OPCO, or another wholly-owned Subsidiary of Höegh MLP;

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“SPEC” means Sociedad Portuaria El Cayao S.A. E.S.P.;

“Specified Time" means a time determined in accordance with Schedule 6 (Timetables);

"Sponsor Affiliate" means Leif Höegh & Co Limited (“Leif Höegh & Co”), each of its Affiliates, any trust of which Leif Höegh & Co or any of its Affiliates is a trustee, any partnership of which Leif Höegh & Co or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, Leif Höegh & Co or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by Leif Höegh & Co or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006;

“Swap Confirmation” in relation to any Swap Transaction, shall have the meaning given in the relevant Swap Contract;

“Swap Contract” means a master agreement for any Swap Transactions entered into or to be entered into between an Obligor and a Swap Bank and includes all Swap Confirmations from time to time exchanged under a Swap Contract;

“Swap Contract Assignment” means the assignment of a Swap Contract required to be executed hereunder by an Obligor in favour of the Security Trustee in agreed form;

“Swap Liabilities” means indebtedness incurred by an Obligor under a Swap Contract;

“Swap Payment” means each periodic payment or termination payment payable under a Swap Contract by an Obligor to the relevant Swap Bank or by the relevant Swap Bank to an Obligor;

“Swap Transaction” means a transaction entered into by an Obligor pursuant to a Swap Contract for the purpose of hedging the Borrowers’ exposure under this Agreement to interest rate changes;

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Time Charter” means any time charterparty of a Vessel for a period exceeding 12 Months (including optional extensions) entered into by the relevant Borrower in relation to the Vessel owned by it including, in the case of Vessel 1, the charter between the Egypt Branch of HLNG Cyprus and Egypt Co and the EGAS Contract and, in the case of Vessel 2, the ILA and the OSA;

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“Time Charter Assignment” means an assignment of a Time Charter required to be executed hereunder by the relevant Group member party to it in favour of the Security Trustee in agreed form (but without any restrictions in such assignment on amendments or variation of the Time Charter) and subject to the execution of a quiet enjoyment agreement (where required by a charterer and in a form reasonably acceptable to the Lenders);

“Total Bank Guarantee Facility Commitments” means the aggregate amount of the Bank Guarantee Facility Commitments being an amount of up to US$80,000,000 at the date of this Agreement;

"Total Commitments" means the aggregate of the Total Commercial Facility Commitments and the Total Eksportkreditt Facility Commitments and the Total Bank Guarantee Facility Commitments;

“Total Commercial Facility Commitments” means the aggregate of the Total Commercial Facility Vessel 1 Tranche Commitments, the Total Commercial Facility Vessel 2 Tranche Commitments and the Total Commercial Facility Vessel 1 Modification Tranche Commitments, being an amount of up to US$332,000,000 at the date of this Agreement;

“Total Commercial Facility Vessel 1 Tranche Commitments” means the aggregate of the Commercial Facility Vessel 1 Tranche Commitments, being an amount of up to US$156,000,000 at the date of this Agreement;

“Total Commercial Facility Vessel 1 Modification Tranche Commitments” means an amount of us to US$12,000,000 at the date of this Agreement;

“Total Commercial Facility Vessel 2 Tranche Commitments” means the aggregate of the Commercial Facility Vessel 2 Tranche Commitments, being an amount of up to US$164,000,000 at the date of this Agreement;

“Total Eksportkreditt Facility Commitments” means the aggregate of the Eksportkreditt Facility Vessel 1 Tranche Commitments and the Eksportkreditt Facility Vessel 2 Tranche Commitments, being an amount of up to US$80,000,000 at the date of this Agreement;

“Total Loss” means in relation to a Vessel:

(a)	the actual, constructive, compromised or arranged total loss of that Vessel; or

(b)	the Requisition of that Vessel; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of that Vessel (other than Requisition) by any Government Entity, or by persons allegedly acting or purporting to act on behalf of any Government Entity, unless the Vessel will be released and restored to the relevant Borrower within twelve Months after such incident;

“Transaction Documents” means the Finance Documents and the Underlying Documents;

“Transaction Security” means the security constituted or intended to be constituted by the Security Documents;

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"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed in writing between the Agent and the Borrowers;

"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate;

“Trust Agreement” means the agreement required to be executed hereunder between the Borrowers, the Bank Guarantors, the Corporate Guarantors, the Lenders, the Swap Banks, the Agent, the Account Bank and the Security Trustee, in agreed form;

“Underlying Documents” means:

(a)	the Building Contracts;

(b)	the Insurances;

(c)	the Management Agreements; and

(d)	the Refund Guarantees.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents;

“US GAAP” means the generally accepted accounting principles of the United States of America;

“US Tax Obligor” means:

(a)	an Obligor which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes;

"Utilisation" means the making of a Loan or the issuance of a Bank Guarantee under a Facility;

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Bank Guarantee is to be issued;

"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests);

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

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(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere;

“Vessel” means Vessel 1 or Vessel 2;

“Vessel 1” means the floating, storage and regasification unit being built by the Builder as described in Schedule 4, (Vessels) pursuant to the relevant Building Contract delivered to the Original Shareholder and originally sold to FSRU III on the relevant Delivery Date and on-sold to HLNG Cyprus and registered in the relevant Borrower’s name under an Approved Flag;

“Vessel 1 Building Contract” means, in relation to Vessel 1, the building contract dated 13 February 2012 and as amended by Addendum No. 1 dated 13 February 2012, an Addendum dated 26 March 2012 and Addendum No. 3 dated 14 November 2012 entered into between the Builder and the Original Shareholder as may be amended and supplemented and novated to the relevant Borrower after the date of this Agreement;

“Vessel 1 Earnings Account” means each account to be opened in the name of the relevant Borrower with (i) the Account Bank and (ii) if requested by the Agent in respect of any Earnings in Egyptian Pounds payable to the Egypt Branch of HLNG Cyprus under the EgyptCo Lease, an Egyptian bank reasonably acceptable to the Agent, which such Borrower and the Agent agree shall be the Vessel 1 Earnings Account for the purpose of this Agreement;

“Vessel 1 Modification” means the addition of a fourth LNG train to Vessel 1 to be carried out following the Vessel 1 Delivery Date at the Vessel 1 Modification Yard;

“Vessel 1 Modification Cost” means US$19,000,000;

“Vessel 1 Modification Yard” means the shipyard carrying out the Vessel 1 Modification, being the Builder or as may be approved by the Lenders (such approval not to be unreasonably withheld or delayed);

“Vessel 2” means the floating, storage and regasification unit being built by the Builder as described in Schedule 4 (Vessels) pursuant to the relevant Building Contract to be delivered to the Original Shareholder who will sell to the relevant Borrower on the relevant Delivery Date and registered in the relevant Borrower’s name under an Approved Flag;

“Vessel 2 Earning Account” means the account to be opened in the name of the relevant Borrower with the Account Bank which such Borrower and the Agent agree shall be the Vessel 1 Earnings Account for the purpose of this Agreement; and

“Vessel 2 Building Contract” means, in relation to Vessel 2, the building contract dated 8 October 2012 entered into between the Builder and the Shareholder as may be amended and supplemented and novated to the relevant Borrower after the date of this Agreement.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

(a)	the "Agent", the “Bank Guarantors”, the "Mandated Lead Arranger", any "Finance Party", any "Lender", either “Borrower”, any “Corporate Guarantor”, any “Obligor”, any “Swap Bank”, any “Security Party”, the “Security Trustee” or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

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(b)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of, the Borrowers and the Agent acting on the instructions of the Lenders, or, if not so agreed, is in the form specified by the Agent acting on the instructions of the Lenders;

(c)	"assets" includes present and future properties, revenues and rights of every description;

(d)	a “Finance Document” or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(e)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(g)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(h)	a “provision of law” is a reference to that provision as amended or re-enacted; and

(i)	a “time of day” is a reference to Oslo time;

(j)	any reference to “NORDEA BANK NORGE ASA” and/or “NORDEA BANK FINLAND PLC” (either directly or indirectly in its capacity as Lender, Agent, Security Trustee, Account Bank, Bank Guarantor or Swap Bank (as relevant) or any other capacity) in the Finance Documents shall be automatically construed as a reference to “NORDEA BANK AB” in the event of any corporate reconstruction, merger, amalgamation, consolidation between NORDEA BANK NORGE ASA and/or NORDEA BANK FINLAND PLC (as relevant) and NORDEA BANK AB where NORDEA BANK AB is the surviving entity and acquires all the rights of and assumes all the obligations of NORDEA BANK NORGE ASA and/or NORDEA BANK FINLAND PLC (as relevant) and nothing in the Finance Documents shall be construed so as to restrict, limit or impose any notification or other requirement or condition on either NORDEA BANK NORGE ASA and/or NORDEA BANK FINLAND PLC (as relevant) or NORDEA BANK AB in respect of the acquisition of rights to or assumption of obligations by NORDEA BANK AB hereunder or under any other Finance Documents pursuant to such corporate reconstruction, merger, amalgamation or consolidation.

1.2.2	Section, Clause and Schedule headings are for ease of reference only.

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1.2.3	A term defined in Clause 1.1 (Definitions) in the singular shall include the plural and in the plural shall include the singular.

1.2.4	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5	A Default or an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Currency Symbols and Definitions

1.3.1	“dollars” and “US$” denote the lawful currency of the United States of America.

1.4	Third party rights

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

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SECTION 2
THE FACILITIES

2.	The Facilities

2.1	Commercial Facility

Subject to the terms of this Agreement, the Commercial Lenders make available to the Borrowers a dollar term loan facility in three tranches in an aggregate amount of up to the Total Commercial Facility Commitments being:

(a)	the Commercial Facility Vessel 1 Tranche in an aggregate amount which is the lesser of:

(i)	US$156,000,000; and

(ii)	an amount which, together with the Eksportkreditt Facility Vessel 1 Tranche, does not exceed 65 per cent. of the Delivered Cost of Vessel 1;

(b)	the Commercial Facility Vessel 2 Tranche in an aggregate amount which is the lesser of:

(i)	US$164,000,000; and

(ii)	an amount which, together with the Eksportkreditt Facility Vessel 2 Tranche, does not exceed 65 per cent. of the Delivered Cost of Vessel 2;

(c)	the Commercial Facility Vessel 1 Modification Tranche, in an aggregate amount which is the lesser of:

(i)	US$12,000,000; and

(ii)	65 per cent of the Vessel 1 Modification Cost.

2.2	Eksportkreditt Facility

Subject to the terms of this Agreement, the ECA Lender makes available to the Borrowers a dollar term loan facility in two tranches in an aggregate amount of up to the Total Eksportkreditt Facility Commitments being:

(a)	in respect of Vessel 1, the Eksportkreditt Facility Vessel 1 Tranche in an aggregate amount which is the lesser of:

(i)	US$44,000,000; and

(ii)	an amount which, together with the Commercial Facility Vessel 1 Tranche does not exceed 65 per cent. of the amount of the Delivered Cost of Vessel 1; and

(b)	in respect of Vessel 2, Eksportkreditt Facility Vessel 2 Tranche in an aggregate amount which is the lesser of:

(i)	US$36,000,000; and

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(ii)	an amount which, together with the Commercial Facility Vessel 2 Tranche does not exceed 65 per cent. of the Delivered Cost of Vessel 2.

2.3	Bank Guarantee Facility

Subject to the terms of this Agreement, the Bank Guarantors make available to the Borrowers a guarantee facility in an aggregate amount of up to the Total Bank Guarantee Facility Commitments being:

(a)	in respect of Vessel 1, an amount equal to the Eksportkreditt Facility Vessel 1 Tranche:

(b)	in respect of Vessel 2, an amount equal to the Eksportkreditt Facility Vessel 2 Tranche.

2.4	Consolidation of Loans

The first Interest Period applicable to the second and any subsequent Loan under each Facility shall end on the last day of the Interest Period applicable to the Loan then current under the relevant Facility and, following the second Höegh MLP Effective Date, those Loans will be consolidated into, and treated as, a single Loan under the relevant Facility.

2.5	Finance Parties' rights and obligations

2.5.1	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.5.2	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.5.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.6	Increase

2.6.1	The Borrowers may by giving prior notice to the Agent by no later than the date falling three (3) Business Days after the effective date of a cancellation of:

(a)	the Available Commitments of a Defaulting Lender in accordance with Clause 8.13 (Right of cancellation in relation to a Defaulting Lender); or

(b)	the Commitments of a Lender or Bank Guarantor in accordance with Clause 8.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

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(c)	the increased Commitments will be assumed by one or more Lenders, Bank Guarantors or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Borrowers (each of which shall not be a member of the Group or a Sponsor Affiliate and which is further acceptable to the Agent, and the other Bank Guarantors (each acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender and/or Bank Guarantor corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender and Original Bank Guarantor provided that, no Lender or Bank Guarantor shall be under any obligation to increase its Commitment under this Clause 2.6;

(d)	an Increase Lender which assumes the cancelled Commitments of a Lender under the Commercial Facility shall also assume the cancelled Commitments of that Lender under the Bank Guarantee Facility;

(e)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender and/or Original Bank Guarantor;

(f)	each Increase Lender shall become a Party as a "Lender" and/or “Bank Guarantor” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender and/or Original Bank Guarantor;

(g)	the Commitments of the other Lenders and Bank Guarantors shall continue in full force and effect; and

(h)	any increase in the Total Commitments shall take effect on the date specified by the Borrowers in the notice referred to above or any later date on which the conditions set out in Clause 2.6.2 below are satisfied.

2.6.2	An increase in the Total Commitments will only be effective on:

(a)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(b)	in relation to an Increase Lender which is not a Lender and/or a Bank Guarantor immediately prior to the relevant increase:

(i)	the Increase Lender entering into a Security Party Accession Deed; and

(ii)	the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Borrowers and the Increase Lender;

2.6.3	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

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2.6.4	Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Borrowers shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of US$3,500 and the Borrowers shall promptly on demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Trustee, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.6.

2.6.5	The Borrowers may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrowers and the Increase Lender in a Fee Letter.

2.6.6	Clause 30.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.6 in relation to an Increase Lender as if references in that Clause to:

(a)	an "Existing Lender" where references to all the Lenders and Bank Guarantors immediately prior to the relevant increase;

(b)	the "New Lender" were references to that "Increase Lender"; and

(c)	a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment".

3.	Purpose

3.1	Purpose

3.1.1	The Borrowers agree that all amounts borrowed under the Commercial Facility shall be applied towards financing or refinancing part of the Contract Price, the Project Costs or the Vessel 1 Modification Cost.

3.1.2	The Borrowers agree that all amounts borrowed under the Eksportkreditt Facility shall be applied towards financing or refinancing part of the Contract Price.

3.1.3	The Borrowers agree that the Bank Guarantees shall be issued under the Bank Guarantee Facility to guarantee obligations in respect of Loans borrowed under the Eksportkreditt Facility.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

4.1.1	Prior to the execution of this Agreement, the Agent shall have received, all the documentation and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Finance Parties promptly upon being so satisfied.

4.1.2	The Borrowers may not deliver a Utilisation Request in respect of the first Utilisation unless the Agent has received all the documentation and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

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4.1.3	Subject to Clause 4.1.1 and 4.1.2, the Commercial Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Utilisation in respect of a Pre-Delivery Loan if, on the proposed Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Commercial Lenders promptly upon being so satisfied.

4.1.4	Subject to Clause 4.1.1 and 4.1.2, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Utilisation in respect of a Delivery Loan and the Bank Guarantors shall only be obliged to comply with Clause 5.5 (Bank Guarantors’ Participation) in relation to a Utilisation in respect of a Bank Guarantee related to a Delivery Loan, if, on the proposed Utilisation Date, the Agent has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent, provided that each Lender shall make its participation in each Loan available for transfer to an account at the Builder’s bank three (3) Business Days in advance of the relevant Delivery Date, such funds to be held to the order of the Agent and released in accordance with the Borrowers’ instructions contained in the relevant Utilisation Request upon satisfaction of the conditions precedent for a Delivery Loan set out in this Clause 4. The Agent shall notify the Borrowers, the Lenders and the Bank Guarantors promptly upon being so satisfied.

4.1.5	Subject to Clause 4.1.1 and 4.1.2, the Commercial Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Utilisation in respect of a Commercial Facility Vessel 1 Modification Loan, if, on the proposed Utilisation Date, the Agent has received all of the documents and other evidence listed in Part VI of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

4.1.6	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notifications described above, the Lenders authorise (but do not require) the Agent to give those notifications. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

4.2.1	The Lenders will only be obliged to comply with Clause 5.4 (Lenders' Participation) and the Bank Guarantors shall only be obliged to comply with Clause 5.5 (Bank Guarantors’ Participation) if on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan;

(b)	all representations and warranties set forth in Clause 19 (Representations) shall be true and correct on and as of the Utilisation Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct only as of the respective date or for the respective period, as the case may be), before and after giving effect to such Utilisation and to the application of proceeds therefrom, as though made on and as of such date;

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(c)	no mandatory prepayment event as set out in Clause 8 (Prepayment and Cancellation) has occurred or would result from the proposed Loan; and

(d)	in the case of any Loan to be made under the Eksportkreditt Facility (i) the Norwegian Content (certified by the exporters’ declarations in a form and substance acceptable to the ECA Lender) is at least 125 per cent. of the aggregate of the amount of that Loan and (ii) a Bank Guarantee is to be issued on the same Utilisation Date in the same amount as the Loan.

4.2.2	Prior to Vessel 2 commencing service under the Time Charter, the Borrowers will provide to the Agent all of the relevant documents and evidence listed in Part V of Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Agent.

4.3	Conditions subsequent

4.3.1	The Borrowers, the Parent Company, FSRU III, HLNG Colombia HoldCo, the Original Shareholder and Höegh MLP (each as relevant) each undertake to provide to the Agent, on or before each Höegh MLP Effective Date, the documents set out in Part VII of Schedule 2 with respect to FSRU IV and/or FSRU III and/or HLNG Colombia Holdco and/or Quotaholders whose share capital is transferred on such Höegh MLP Effective Date;

4.3.2	On each Höegh MLP Effective Date, no Default or Event of Default shall have occurred and be continuing.

4.3.3	If, on a Delivery Date, the Borrowers do not request a Utilisation in respect of a Delivery Loan but there is then a Pre-Delivery Loan outstanding, the Borrowers shall be obliged to provide to the Agent all of the documents and evidence listed in Part IV of Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Agent.

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SECTION 3
UTILISATION

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrowers may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

5.2.1	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Facility to be utilised;

(b)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(c)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(d)	the proposed Interest Period complies with Clause 10 (Interest Periods).

5.2.2	Only one Utilisation may be requested in each Utilisation Request;

5.3	Currency and amount

5.3.1	The currency specified in a Utilisation Request must be dollars.

5.3.2	The amount of a proposed Utilisation shall be an amount which is not more than the relevant Available Facility.

5.3.3	Pre-Delivery Loans shall each be in a minimum amount of US$1,000,000 and in an aggregate amount of up to the lesser of:

(a)	US$15,000,000; and

(b)	5 per cent. of the relevant Vessel’s Delivered Cost prior to the relevant Delivery Date,

and are subject to the condition that 35 per cent. of the relevant Vessel’s Delivered Cost shall have been paid by an Obligor to the Builder by the time such Pre-Delivery Loan is made.

5.3.4	The Utilisation under the Vessel 1 Modification Loan shall be in one amount being the lesser of:

(a)	US$12,000,000; and

(b)	65 per cent. of the Vessel 1 Modification Cost.

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5.4	Lenders' participation

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4.2	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment, in the case of a Commercial Lender, or Commitment, in the case of the ECA Lender, to the Available Facility immediately prior to making the Loan.

5.4.3	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Bank Guarantors’ participation

5.5.1	If the conditions set out in this Agreement have been met, each Bank shall issue its Bank Guarantee through its Facility Office and deliver it to the Agent (for delivery by the Agent to the ECA Lender) on the same Utilisation Date as the relevant Delivery Loan.

5.5.2	The amount of each Bank Guarantee will be equal to the proportion borne by the relevant Bank Guarantor’s Commitment to the Available Facility immediately prior to the issuance of the Bank Guarantee.

5.5.3	The Agent shall notify each Bank Guarantor of the amount of each Loan to be made under the Eksportkreditt Facility and the amount of the Bank Guarantee to be issued by the Bank Guarantor by the Specified Time.

5.6	Cancellation of Commitments

5.6.1	The Commitments which are unutilised at the end of the relevant Availability Period shall be immediately cancelled on such date.

6.	Bank Guarantees

6.1	Demands under Bank Guarantees

6.1.1	If the ECA Lender makes a demand under a Bank Guarantee or the Bank Guarantor incurs in connection with a Bank Guarantee any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the Borrower shall immediately on demand pay the Agent (for further distribution to the Bank Guarantors) an amount equal to the amount demanded by the ECA Lender or such liability, cost, claim, loss or expense, provided that the Borrower shall be obliged only to pay these amounts in the same instalments permitted under the terms of the Bank Guarantee unless either: (a) the Agent has given notice to the Obligors pursuant to Clause 29.19 (Acceleration); or (b) the Borrowers are obliged to make a mandatory prepayment pursuant to Clause 8.8 (Mandatory prepayment – payment under Bank Guarantee), in which cases the Borrower shall be obliged to pay these amounts in the same lump sum permitted under the terms of the Bank Guarantee.

6.1.2	If the ECA Lender, following an Event of Default, wishes to make a demand for payment under a Bank Guarantee, such demand must be made pro rata under each Bank Guarantee issued in relation to the relevant Loan.

6.1.3	The ECA Lender shall be entitled to make demands under a Bank Guarantee for a period of up to three months after the Maturity Date of the Bank Guarantee, which in no way shall limit the obligations of the Borrowers under Clause 6.1.1.

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6.2	Borrowers’ liabilities in relation to Bank Guarantees

6.2.1	The obligations of the Borrowers set out in Clause 6.1.1 shall be in addition to and independent of every other Security which the Bank Guarantors (or the Security Trustee on their behalf) may at any time hold in respect of the Borrowers’ obligations hereunder.

6.2.2	Any settlement or discharge between a Borrower and a Bank Guarantor shall be conditional upon no security or payment to the Bank Guarantor by the Borrower, or any other person on behalf of the Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Bank Guarantor shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

6.2.3	A Bank Guarantor shall be entitled to make any payment in accordance with the terms of a Bank Guarantee without any reference to or further authority from the Borrowers or any other investigation or enquiry, provided that a Bank Guarantor may only pay its guarantee liability before a claim has been made by the ECA Lender if an Event of Default has occurred which is continuing and the other Bank Guarantors pay their guarantee liabilities in pro rata amounts at the same time.

6.2.4	The Borrowers irrevocably authorise the Bank Guarantors to comply with any demand under a Bank Guarantee which is valid on its face and to make any other payment the Bank Guarantors are obliged or entitled to make under the terms of the Bank Guarantees.

6.3	Reduction of Bank Guarantees

6.3.1	To the extent that an ECA Loan is repaid or prepaid by the Borrowers, the relevant Bank Guarantees shall be reduced proportionately.

6.3.2	Any amounts owing in respect of the Bank Guarantees (but which have not already become due and payable pursuant to Clause 6.1 (Demands under Bank Guarantees) shall become due and payable on the Maturity Date of the Bank Guarantee.

6.4	Subrogation

6.4.1	The relevant Bank Guarantor shall, when all or a part of the amounts have been paid under the respective Bank Guarantee, automatically without any notice or formalities of any kind, have the right of subrogation, corresponding to the amounts paid under the respective Bank Guarantees, into the rights of the ECA Lender under the Finance Documents. The Borrowers waive any right to dispute or delay a subrogation or the rights of the ECA Lender under the Finance Documents to the Bank Guarantors, and the Borrowers undertake to sign and execute any document reasonably required by the Bank Guarantors in connection with a subrogation as aforesaid.

6.4.2	In the event that a subrogation right should occur and all the Eksportkreditt Facility and all amounts outstanding in relation to Eksportkreditt Facility have been paid to the ECA Lender, the ECA Lender shall assign its right pursuant to the Finance Documents to the Bank Guarantors (or whomsoever they choose to nominate), who shall become party to the Finance Documents and thereby replacing the ECA Lender in all respects, and any settlement in case of realisation of the assets of the Borrowers shall be made between the Bank Guarantors (or whomsoever they choose to nominate) on a pari passu basis based on such parties’ proportionate shares subject always to Clause 36.5 (Application of Payments).

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6.4.3	This Clause 6.4 takes effect subject to Clause 6.1.1.

6.5	No double liability

No Obligor shall be obliged to make a payment under or pursuant to this Clause 6 if a corresponding payment has previously been made by an Obligor in respect of the Eksportkreditt Facility under or pursuant to the other provisions of this Agreement.

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SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

7.	Repayment

7.1	Repayment of Loans

7.1.1	The Borrowers shall repay the Loans made in respect of each Facility in consecutive quarterly instalments as follows:

(a)	in the case of the Commercial Facility Vessel 1 Tranche and Commercial Facility Vessel 2 Tranche, one sixty-fourth of the amount of such Commercial Facility Vessel 1 Tranche or Commercial Facility Vessel 2 Tranche, as applicable, drawn down;

(b)	in the case of the Commercial Facility Vessel 1 Modification Tranche, one sixtieth of the amount of the Commercial Facility Vessel 1 Modification Tranche drawn down; and

(c)	in the case of the Eksportkreditt Facility Vessel 1 Tranche and Eksportkreditt Facility Vessel 2 Tranche, one forty-eighth of the amount of such Eksportkreditt Facility Vessel 1 Tranche or Eksportkreditt Facility Vessel 2 Tranche, as applicable, drawn down, in each case other than the final such instalment which shall be in an amount which reduces the amount outstanding under each Facility to zero on the relevant Maturity Date (each a “Repayment Instalment”).

(a)	The first Repayment Instalment of the Commercial Facility Vessel 1 Tranche shall become due on 1 December 2014 and the following Repayment Instalment shall become due 3-Monthly thereafter, with the final Repayment Instalment becoming due on the Maturity Date (each a “Repayment Date”);

(b)	The first Repayment Instalment for the Export Credit Facility Vessel 1 Tranche shall become due on the date falling 3-Months after the Delivery Date for Vessel 1 and the following Repayment Instalment shall become due 3-Monthly thereafter, with the final Repayment Instalment becoming due on the Maturity Date (each a “Repayment Date”);

(c)	The first Repayment Instalment for the Commercial Facility Vessel 1 Modification Tranche shall become due on the date falling 3-Months after the Utilisation Date on the Vessel 1 Modification Tranche Loan and the following Repayment Instalment shall become due 3-Monthly thereafter, with the final Repayment Instalment becoming due on the Maturity Date (each a “Repayment Date”); and

(d)	The first Repayment Instalment for each of the Commercial Facility Vessel 2 Tranche and the Export Credit Facility Vessel 2 Tranche shall become due on the date falling 3-Months after the Delivery Date for Vessel 2 and the following Repayment Instalment shall become due 3-Monthly thereafter, with the final Repayment Instalment becoming due on the Maturity Date (each a “Repayment Date”).

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7.1.2	Any payment made by the Borrower to the Agent pursuant to Clause 6.1.1, shall reduce the amount due to the ECA Lender under the relevant ECA Loan.

7.2	Reborrowing

The Borrowers may not reborrow any part of a Facility which is repaid.

8.	Prepayment and cancellation

8.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender or a Bank Guarantor to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or to issue any Bank Guarantee (as applicable):

(a)	that Lender or a Bank Guarantor (as applicable) shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrowers, the Available Commitment of that Lender or Commitment of that Bank Guarantor (as applicable) will be immediately cancelled; and

(c)	the Borrowers shall replace the relevant Bank Guarantee with alternative security acceptable to the ECA Lender (if the corresponding portion of the ECA Loan guaranteed by such Bank Guarantee has not been repaid) and/or shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Mandatory Prepayment – Sale or Total Loss

8.2.1	On the date of sale of a Vessel or on the date falling 180 days after that on which a Vessel becomes a Total Loss (or, if earlier, on the date upon which the relevant insurance proceeds are, or Requisition Compensation is, received by the relevant Borrower (or the Security Trustee or any other Finance Party pursuant to the Security Documents)), the Borrowers shall prepay the Loans relating to that Vessel in an amount equal to the higher of (a) the outstanding amount of any Loans relating to that Vessel and (b) the Market Value of that Vessel (based on valuations provided by an Approved Broker not less than 90 days before such prepayment) divided by the Market Value of both Vessels multiplied by the total amount of Loans then outstanding under this Agreement.

8.2.2	For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Vessel, on the actual date and at the time such Vessel was lost or, if such date is not known, on the date on which such Vessel was last reported;

(b)	in the case of a constructive total loss of a Vessel, upon the date and at the time notice of abandonment of such Vessel is given to the then insurers of such Vessel (provided a claim for total loss is admitted by such insurers) or, if such insurers do not immediately admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by such insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

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(c)	in the case of a compromised or arranged total loss of a Vessel, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the then insurers of such Vessel;

(d)	in the case of Requisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Vessel (other than where the same amounts to Requisition of such Vessel) by any Government Entity, or by persons allegedly acting or purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of the Vessel for more than 30 days, upon the expiry of the period of twelve Months after the date upon which the relevant incident occurred.

8.3	Mandatory Prepayment – termination of Building Contract or Refund Guarantee

8.3.1	If a Building Contract is cancelled, terminated or rescinded for any reason other than by expiry in accordance with its terms, the Borrowers shall prepay the Loans relating to such Vessel.

8.3.2	If a Refund Guarantee is cancelled, terminated or rescinded for any reason other than by expiry in accordance with its terms and such Refund Guarantee has not been immediately replaced by a new refund guarantee on terms acceptable by the Lenders and from a guarantor acceptable to the Lenders, the Borrowers shall prepay the Loans relating to such Vessel.

8.4	Mandatory Prepayment - Change of control

In the event that:

8.4.1	a Borrower (directly or indirectly) ceases to be a wholly owned subsidiary of the Original Shareholder or Höegh MLP (following the Höegh MLP Effective Date with respect to such Borrower);

8.4.2	Leif O. Høegh, Morten W. Høegh and each of their direct descendants (the “Individuals”) and trusts of which the Individuals are respectively principal beneficiaries individually or together:

(a)	cease to beneficially own and control (directly or indirectly) in excess of one third of the entire issued share capital and voting rights of the Parent Company, other than as a result of:

(i)	a dilution following an issuance of new equity; or

(ii)	a conversion by Mitsui OSK Lines, Limited, Statoil ASA and/or Tokyo LNG Tanker Co. Ltd. of their ownership share in a joint venture existing on the date of this Agreement to shares in the Parent Company; or

(b)	are no longer the largest shareholder of the Parent Company;

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8.4.3	the Parent Company and/or companies directly owned 100 per cent. and controlled by the Parent Company individually or together:

(a)	cease to own beneficially 100 per cent. of the share capital of the Original Shareholder; or

(b)	following the first Höegh MLP Effective Date, cease to own beneficially an ownership interest of at least 25 per cent. of the Höegh MLP and 50 per cent. of the general partner of Höegh MLP; or

(c)	following the first Höegh MLP Effective Date, cease to control directly or indirectly the general partner of Höegh MLP.

8.4.4	following the first Höegh MLP Effective Date, a majority of the board of directors of Höegh MLP cease to consist of directors that were:

(a)	appointed by the general partner of Höegh MLP prior to the first annual meeting of its unitholders; and/or

(b)	recommended for election by a majority of the appointed directors of Höegh MLP,

the Borrowers shall prepay all of the Loans within 60 days.

8.5	Mandatory prepayment – cessation of guarantees

If, for any reason whatsoever, a Bank Guarantee ceases to be legally valid and binding or have full force and effect, the ECA Lender may cancel its Commitment and declare all outstanding indebtedness relating to the Eksportkreditt Facility immediately due and payable.

8.6	Mandatory Prepayment – rating downgrade of a Bank Guarantor

If at any time the credit rating of a Bank Guarantor falls below Baa2 by Moody’s, BBB by Standard & Poor’s and/or BBB by Fitch (as applicable) the ECA Lender is entitled to demand that the Borrowers substitute that Bank Guarantor with a guarantor acceptable to the ECA Lender within sixty (60) days after a demand by the ECA Lender. If the Borrowers fail to replace the Bank Guarantor, the ECA Lender may cancel its Commitment and declare all outstanding indebtedness relating to the Eksportkreditt Facility immediately due and payable.

8.7	Mandatory prepayment – no refinancing of Bank Guarantors’ Guarantees

If the refinancing of a Bank Guarantee is not secured by the Borrowers on terms acceptable to the ECA Lender within three (3) months prior to the Maturity Date of the Bank Guarantee, all outstanding amounts under the Eksportkreditt Facility shall be repaid on or prior to the Maturity Date of the Bank Guarantee.

8.8	Mandatory prepayment – payment under Bank Guarantee

If a demand has been made under a Bank Guarantee pursuant to Clause 6.1 (Demands under Bank Guarantees) and the Borrowers do not refinance the Commercial Loans within three (3) months prior to the first Maturity Date of the Commercial Loans on terms acceptable to the Bank Guarantors, all outstanding amounts under the Commercial Facility and the Eksportkreditt Facility shall be repaid on or prior to the first Maturity Date of the Commercial Loans.

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8.9	Voluntary cancellation

The Borrowers may, if they give the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$5,000,000 and, if more, in multiples of US$1,000,000) of an Available Facility. Any cancellation under this Clause 8.8 shall reduce the Commitments of the Lenders rateably under each Facility. The Commitments of the Bank Guarantors under the Bank Guarantee Facility shall be reduced in proportion to the reduction of the Commitment of the ECA Lender under the Eksportkreditt Facility.

8.10	Voluntary prepayment of Loans

8.10.1	The Borrowers may, if they give the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of any Facility (but, if in part, being an amount that reduces the amount of the applicable Facility by a minimum amount of US$5,000,000 (or such lower amount as agreed by the Agent) and, if more, in multiples of US$1,000,000).

8.10.2	Any prepayment under this Clause 8.10 shall satisfy the obligations under Clause 7.1 (Repayment of Loans) by being applied against the Repayment Instalments of the applicable Facility in inverse order of maturity, including any balloon payment of the Commercial Facility. Any prepayment under this Clause 8.10 shall be applied pro rata across the Loans under the applicable Facility for each Vessel.

8.11	Right of repayment and cancellation in relation to a single Lender

8.11.1	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under Clause 13.2 (Tax Gross-up); or

(b)	any Lender claims indemnification from an Obligor under Clause 13.3 (Tax indemnity) or Clause 14 (Increased Costs),

the Borrowers may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

8.11.2	On receipt of a notice referred to in Clause 8.11.1, the Commitment of that Lender shall immediately be reduced to zero.

8.11.3	On the last day of the then current Interest Period which ends after the Borrowers have given notice under Clause 8.11.1 (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in that Loan.

8.12	Effect on Swap Contract

On or prior to any repayment or prepayment of any part of a Loan, or if any part of a Facility in respect of which a Swap Transaction has been entered into is not utilised under this Agreement prior to the end of the applicable Availability Period, the Borrowers shall wholly or partially reverse, unwind, offset or terminate (and settle at the then mark-to-market valuation) one or more of the Swap Transactions forming part of the relevant Swap Contract so that the net aggregate notional principal amount of the continuing Swap Transactions does not exceed the aggregate amount of the Loans for the relevant Facility.

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8.13	Right of cancellation in relation to a Defaulting Lender

8.13.1	If any Lender becomes a Defaulting Lender, the Borrowers may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days' notice of cancellation of each Available Commitment of that Lender.

8.13.2	On the notice referred to in Clause 8.13.1 above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

8.13.3	The Agent shall as soon as practicable after receipt of a notice referred to in Clause 8.13.1 above, notify all the Lenders and the Bank Guarantors.

8.14	Restrictions

8.14.1	Any notice of cancellation or prepayment given by any Party under this Clause 8 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.14.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8.14.3	The Borrowers shall not repay or prepay all or any part of a Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

8.14.4	Subject to Clause 2.6 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

8.14.5	If the Agent receives a notice under this Clause 8 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate and provide a copy of such notice to the Bank Guarantors.

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SECTION 5
COSTS OF UTILISATION

9.	Interest

9.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is either:

9.1.1	in the case of a Loan under the Commercial Facility, the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR; or

9.1.2	in the case of a Loan under the Eksportkreditt Facility, the CIRR Interest Rate of:

(a)	2.38 per cent. per annum for an Eksportkreditt Facility Vessel 1 Tranche Loan; or

(b)	2.27 per cent. per annum for an Eksportkreditt Facility Vessel 2 Tranche Loan.

9.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three-Monthly intervals after the first day of the Interest Period).

9.3	Default interest

9.3.1	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date, up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 9.3.2 below, is (i) in the case of a Commercial Loan, two percentage points higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Commercial Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably); or (ii) in the case of an ECA Loan, the higher of (a) the CIRR Interest Rate plus 2.00 per cent. per annum or (b) three months LIBOR plus 2.00 per cent. per annum. Any interest accruing under this Clause 9.3 (Default Interest) shall be immediately payable by the Obligor on demand by the Agent.

9.3.2	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be two percentage points higher than the rate which would have applied if the overdue amount had not become due.

9.3.3	Default interest (if unpaid) arising on an overdue amount will be compounded daily with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

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9.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

10.	Interest Periods

10.1	Selection of Interest Periods

10.1.1	The Borrowers may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

10.1.2	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrowers not later than the Specified Time.

10.1.3	If the Borrowers fail to select an Interest Period in the Utilisation Request or fail to deliver a Selection Notice to the Agent in accordance with Clause 10.1.2 above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be three Months.

10.1.4	Subject to this Clause 10 (Interest Periods), the Borrowers may select an Interest Period for a Commercial Loan of three Months or any other period agreed between the Borrowers and the Agent (acting on the instructions of all the Commercial Lenders) and for an ECA Loan of three Months. In addition the Borrowers may select an Interest Period of less than one Month, if necessary to ensure that the Loan has an Interest Period ending on a Repayment Date.

10.1.5	An Interest Period for a Loan shall not extend beyond the relevant Maturity Date.

10.1.6	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.2	Changes to Interest Periods

If any Interest Period would otherwise overrun a Repayment Date, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates the relevant Loan shall be divided into parts so that there is one part in the amount of the Repayment Instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Loan having an Interest Period ascertained in accordance with Clause 10.1 and the other provisions of this Clause 10.

10.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.	Changes to the calculation of interest

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

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11.2	Market disruption

11.2.1	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Commercial Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

11.2.2	In this Agreement "Market Disruption Event" means:

(a)	at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars for the relevant Interest Period; or

(b)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Commercial Lender or Commercial Lenders whose participations in a Loan exceed 50 per cent. of that Loan that the cost to it or them of obtaining matching deposits in the London Interbank Market would be in excess of LIBOR.

11.3	Alternative basis of interest or funding

11.3.1	If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

11.3.2	Any alternative basis agreed pursuant Clause 11.3.1 above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

11.4	Break Costs

11.4.1	The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.4.2	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

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12.	Fees

12.1	Commitment fee

12.1.1	The Borrowers shall pay to the Agent (for the account of each Commercial Lender) a fee in respect of the Commercial Facility computed at the rate per annum equal to 40 per cent. of the Margin on the daily unutilised Commitment of such Lender under that Facility for the period which commenced on the date of this Agreement and shall end at the end of the Availability Period applicable to that Facility.

12.1.2	The accrued Commitment Fee is payable on each date on which interest is due under Clause 9.2 (Payment of Interest), on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitments at the time the cancellation is effective.

12.1.3	No Commitment Fee is payable hereunder to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.2	Agency Fee

The Borrowers shall pay to the Agent, on the date of this Agreement and annually thereafter, an agency fee in the amount and at the times agreed in a Fee Letter.

12.3	Arrangement fee

The Borrowers shall pay to the Agent (for the account of each Mandated Lead Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.4	Guarantee Commission and Commitment Fee

12.4.1	The Borrowers shall pay to the Agent (for the account of each Bank Guarantor) on each date on which interest is due under Clause 9.2 (Payment of Interest) in respect of the Loan guaranteed, the Guarantee Commission on the then outstanding stated amount of the Bank Guarantees issued by the Bank Guarantors under the Eksportkreditt Facility.

12.4.2	The Borrowers shall pay to the Agent (for the account of each Bank Guarantor) a fee in respect of the Bank Guarantee Facility computed at the rate per annum equal to 40 per cent. of the Guarantee Commission on the daily unutilised Bank Guarantee Facility Commitment of such Bank Guarantor under the Bank Guarantee Facility for the period which commenced on the date of this Agreement to and including the date of issuance of the Bank Guarantee, payable on each date on which interest is due under Clause 9.2 (Payment of Interest), on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Bank Guarantor’s Commitments at the time the cancellation is effective.

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SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.	Tax gross up and indemnities

13.1	Definitions

13.1.1	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment or refund of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Swap Contract), other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

13.1.2	Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

13.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

13.2.2	An Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender and/or Bank Guarantor and/or Swap Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender and/or Bank Guarantor and/or Swap Bank. If the Agent receives such notification from a Lender and/or Bank Guarantor it shall notify that Obligor and/or Swap Bank.

13.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

13.2.4	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

13.2.5	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

13.2.6	The Agent, the Lenders, Bank Guarantors, the Swap Banks and the Obligors shall cooperate in completing any procedural formalities necessary for an Obligor to make payments to all Lenders, Bank Guarantors and Swap Banks without a Tax Deduction.

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13.3	Tax indemnity

13.3.1	The Obligors shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

13.3.2	Clause 13.3.1 shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident or is engaged or deemed to be engaged in a trade or a business or has a presence for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(c)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

13.3.3	A Finance Party making, or intending to make a claim under Clause 13.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors.

13.3.4	A Finance Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

13.5	Stamp taxes

The Borrowers shall pay and, within three Business Days of written demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

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13.6	Value added tax

13.6.1	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply. Accordingly, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

13.6.2	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment or refund of the VAT from the relevant tax authority.

13.6.3	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13.7	FATCA Information

13.7.1	Subject to Clause 13.7.3 below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party; and

(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

13.7.2	If a Party confirms to another Party pursuant to Clause (i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

13.7.3	Clause 13.7.1 above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

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(c)	any duty of confidentiality.

13.7.4	If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with Clause 13.7.1 above (including, for the avoidance of doubt, where Clause 13.7.3 above applies), then:

(a)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(b)	if that Party failed to confirm its applicable "passthru payment percentage" then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

13.7.5	If a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Lender and Bank Guarantor shall, within ten (10) Business Days of:

(a)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender and the relevant Bank Guarantor is an Original Bank Guarantor the date of this Agreement;

(b)	where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date; or

(c)	the date a new US Tax Obligor accedes as a Borrower; or

(d)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(a)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(b)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA.

The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender and Bank Guarantor pursuant to this Clause 13.7.5 to a Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this Clause 13.7.5.

13.7.6	Each Lender and Bank Guarantor agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to Clause 13.7.5 above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to a Borrower. The Agent shall not be liable for any action taken by it under or in connection with this Clause 13.7.6.

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13.8	FATCA Deduction

13.8.1	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

13.8.2	Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers, the Agent, and the other Finance Parties.

14.	Increased costs

14.1	Increased costs

14.1.1	Subject to Clause 14.3 (Exceptions) the Borrowers shall, within three Business Days of a written demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

14.1.2	In this Agreement:

(a)	"Increased Costs" means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

(b)	“Basel III" means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

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(ii)	the rules for global systemically important banks contained in “Global Systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by Basel Committee on Bank Systems in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III”.

14.2	Increased cost claims

14.2.1	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

14.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its increased costs and providing reasonable detail as to the computation of such amount.

14.3	Exceptions

14.3.1	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 13.3.2 applied);

(c)	attributable to a FATCA Deduction required to be made by a Party;

(d)	attributable to breach by, the relevant Finance Party or its Affiliates of any law or regulation, which breach is wilful or attributable to the gross negligence of that party; or

(e)	attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates)

14.3.2	In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.	Other indemnities

15.1	Currency indemnity

15.1.1	If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

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(a)	making or filing a claim or proof against that Obligor;

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

15.2.1	The Borrowers shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 35 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers; or

(e)	the conduct of any Obligor or any of their partners, directors, officers, employees, agents or advisors that violates any Sanctions Law.

15.2.2	The Obligors hereby indemnify and agree to hold harmless each of the Finance Parties and in each case each of its and their Affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, legal expenses and expenses (altogether “Losses”), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to a Finance Document (or the transactions contemplated hereby or thereby) any use made or proposed to be made with the proceeds of a Facility or in connection with any law relating to the safety at sea, the ISM Code or any Sanctions Laws. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by an Obligor, an Obligor’s shareholder or creditor, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct.

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15.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(d)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.9 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

15.4	Environmental indemnity

The Borrowers shall indemnify each Finance Party on demand and hold it harmless from and against all costs, claims, expenses, payments, charges, losses, demands, liabilities, actions, Proceedings (civil or criminal), penalties, fines, damages, judgements, orders or sanctions which may be incurred or made or asserted whensoever against such Finance Party at any time, whether before or after the repayment in full of principal and interest under this Agreement, arising howsoever out of an Environmental Claim made or asserted against such Finance Party which would not have been, or been capable of being, made or asserted against such Finance Party had it not entered into any of the Finance Documents or been involved in any of the resulting or associated transactions.

15.5	Exclusions

The indemnities contained in this Clause 15 shall not extend to any claim or liability of a Finance Party to the extent that such claim or liability:

(a)	is one in respect of which the Finance Party is expressly and specifically indemnified and has received and is entitled to retain such indemnity under any other provision of this Agreement or any other Finance Document; or

(b)	is a cost or expense (including but not limited to normal administrative costs or overhead expenses) which the Finance Parties have agreed to bear under this Agreement or any other Finance Document; or

(c)	is directly and exclusively caused by any material failure on the part of that Finance Party to comply with any of its obligations under the Finance Documents.

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16.	Mitigation by the Finance Parties

16.1	Mitigation

16.1.1	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to an Affiliate or another Facility Office or to another financial institution reasonably acceptable to the Borrowers and the Agent.

16.1.2	Clause 16.1.1 above does not in any way limit the obligations of any Obligor under the Transaction Documents.

16.2	Limitation of liability

16.2.1	The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16 (Mitigation by the Finance Parties).

16.2.2	A Finance Party is not obliged to take any steps under Clause 16 (Mitigation by the Finance Parties) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	Costs and expenses

17.1	Transaction expenses

The Borrowers shall within three Business Days of demand pay the Agent, the Mandated Lead Arranger and the Bank Guarantors the amount of all costs and expenses (including external legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within three Business Days of demand, reimburse the Agent, the Bank Guarantors, the Lenders and the Swap Banks for the amount of all costs and expenses (including external legal fees) reasonably incurred by the Agent, the Bank Guarantors, the Lenders and the Swap Banks in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Borrowers shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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SECTION 7
CORPORATE GUARANTEE

18.	Corporate Guarantee and Indemnity

18.1	Guarantee and indemnity

18.1.1	Subject to Clause 18.1.2, each Corporate Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party the punctual performance by the other Obligors of all such Obligors’ obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Corporate Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs (a) if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal or (b) as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Corporate Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.1.2	During the period commencing on the first Höegh MLP Effective Date and ending on the second Höegh MLP Effective Date, the guarantee, undertaking and indemnity of the Additional Corporate Guarantor under Clause 18.1.1 above, shall be limited by reference to the obligations of the Dropdown Borrower under the Finance Documents in relation to the financing and the chartering of the Dropdown Vessel.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will, extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of a Corporate Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of a Corporate Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

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(a)	any time, waiver or consent granted to, composition with, any Obligor or other person:

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Immediate recourse

Each Corporate Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Corporate Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6	Appropriation

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Corporate Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Corporate Guarantor or on account of the Corporate Guarantor’s liability under this Clause 18.

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18.7	Deferral of Corporate Guarantors’ rights

18.7.1	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Corporate Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising under this Clause 18:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Corporate Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

18.7.2	If a Corporate Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 36 (Payment Mechanics).

18.7.3	In no event shall a Corporate Guarantor have any rights to make a demand under a Bank Guarantee for any reason including but not limited to on the basis that that Bank Guarantor has performed its guarantee obligations or that that Bank Guarantor has acquired the rights of subrogation from an Obligor or the Lenders.

18.8	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9	Additional Corporate Guarantor

Höegh MLP became an Additional Corporate Guarantor on the first Höegh MLP Effective Date in accordance with Clause 32 (Changes to Obligors) and, therefore, all references to a Corporate Guarantor (and all definitions incorporating such reference) are to be read and construed as including Höegh MLP as an Additional Corporate Guarantor (subject to Clause 18.1.2).

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SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	Representations

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1	Status

19.1.1	It is a corporation, duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation.

19.1.2	It has the power to own its assets and carry on its business as it is being conducted.

19.2	Share capital and ownership

19.2.1	Höegh LNG Cyprus Limited has an authorised share capital of US$10,000 divided into 10,000 ordinary shares with a par value of US$1 each, of which 1,000 ordinary shares have been issued fully paid and the legal title and beneficial ownership of all those shares is held, free of any Security or other claim, by FSRU III.

19.2.2	Höegh LNG FSRU IV Ltd. has an authorised share capital of US$25,000 divided into 25,000 ordinary shares with a par value of US$1 each, of which 25,000 ordinary shares have been issued fully paid and the legal title and beneficial ownership of all those shares is held, free of any Security or other claim, by HLNG Colombia HoldCo.

19.2.3	The Original Shareholder has an authorised share capital of US$20,000,000 divided into 20,000,000 ordinary shares with a par value of US$1 each, of which 15,000,000 ordinary shares have been issued fully paid and the legal title and beneficial ownership of all those shares is held, free of any Security or other claim, by the Parent Company.

19.2.4	EgyptCo has an authorised share capital of 100 quota/allotments with a par value of EGP100 per quota/allotments each, the legal title and beneficial ownership of all those quota/allotments is held, free of any Security or other claim, by the Quotaholders as to 30 per cent by Egypt Holding I and as to 70 per cent by Egypt Holding II.

19.2.5	Höegh LNG FSRU III Ltd. has an authorised share capital of US$50,000 divided into 50,000 ordinary shares with a par value of US$1 each, of which 1,000 ordinary shares have been issued fully paid and the legal title and beneficial ownership of all those shares is held, free of any Security or other claim, by the Original Shareholder.

19.2.6	Each Quotaholder has an authorised share capital of US$50,000 divided into 50,000 ordinary shares with a par value of US$1 in each, of which 100 ordinary shares have been issued fully paid and the legal title and beneficial ownership of all those shares is held, free of any Security or other claim, by the Original Shareholder.

19.3	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations and each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

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19.4	Non-conflict with other obligations

The entry into it of, and performance by it of, the transactions contemplated by, the Transaction Documents, and the granting of the Transaction Security, do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or, in any material respect, any agreement or instrument binding upon any member of the Group or any of their assets.

19.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents, and no limit on its powers will be exceeded as a result of the borrowing, grant of Security, or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

19.6	Validity and admissibility in evidence

Any Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party;

(b)	to make the Transaction Documents to which it is a party admissible in evidence in any Relevant Jurisdiction; and

(c)	to enable it to create the Security to be created under the Security Documents and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect, except any Authorisations referred to in Clause 19.9 (No filing or stamp taxes).

19.7	Governing law and enforcement

19.7.1	The choice of English law as the governing law of such of the Finance Documents as are expressed to be subject to English law will be recognised and enforced in the Relevant Jurisdictions.

19.7.2	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in the Relevant Jurisdictions (other than the Marshall Islands and the United States of America).

19.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

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19.9	No filing or stamp taxes

Subject to any Legal Reservations, under the law of the Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for the registration of the Mortgages which will be completed at each Delivery Date.

19.10	No default

19.10.1	No Event of Default and, on the date of this Agreement, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, or performance of, or any transaction contemplated by, the Transaction Documents.

19.10.2	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

19.11	No misleading information

19.11.1	Any factual information provided by or on behalf of any member of the Group to a Finance Party in connection with the Facility (including information provided in the Disclosure Letter) was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

19.11.2	Any financial projections provided by any member of the Group to a Finance Party in connection with the Facility have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

19.11.3	Nothing has occurred or been omitted from the information so provided and no information has been given or withheld that results in the information so provided being untrue or misleading in any material respect.

19.12	Financial Statements

19.12.1	The Original Financial Statements were prepared in accordance with IFRS consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

19.12.2	The Original Financial Statements accurately represent the Group’s financial condition and operations during the relevant financial year.

19.13	No proceedings pending or threatened

Other than has been disclosed to the Lenders in the Disclosure Letter, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief, having made due and careful enquiry) been started or threatened against any member of the Group.

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19.14	No breach of laws

It has not breached any law, statute or regulation which breach will have or is reasonably likely to have a Material Adverse Effect.

19.15	Security

No Security exists over the Charged Property other than Permitted Security.

19.16	Ranking

The Transaction Security has or will have first ranking priority subject to Permitted Liens and it is not subject to any prior ranking or pari passu ranking Security other than Permitted Liens.

19.17	Good title to assets

It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.18	Legal and beneficial ownership

Each Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

19.19	Environmental Matters

Except as may already have been disclosed by the Obligors in writing to, and acknowledged in writing by, the Agent, to the best knowledge and belief of each Obligor (having made due enquiry):

(a)	the Obligors and the Operator and their respective Environmental Affiliates have each complied with the provisions of all Environmental Laws in relation to the Vessel;

(b)	the Obligors and the Operator and their respective Environmental Affiliates have each obtained all Environmental Approvals in relation to the Vessel and are in compliance with all such Environmental Approvals;

(c)	no Environmental Claim has been made or threatened or pending against an Obligor, the Operator or, any of their respective Environmental Affiliates, the effect of which has had or is likely to have a Material Adverse Effect; and

(d)	there has been no Environmental Incident, the effect of which has had or is likely to have a Material Adverse Effect.

19.20	Taxation

19.20.1	It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld.

19.20.2	It is not materially overdue in the filing of any Tax returns.

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19.21	Compliance with Money Laundering Regulation

On the date hereof and on each day throughout the Security Period, in relation to the borrowing by the Borrowers of the Loans, the performance and discharge of its obligations and liabilities under this Agreement or any of the other Finance Documents and the transactions and other arrangements effected or contemplated by this Agreement or any of the other Finance Documents to which each Borrower is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC), as amended, of the Council of the European Communities).

19.22	No Winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for winding-up, dissolution, administration or otherwise for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

19.23	No material adverse change

Since the date of the Original Financial Statements, nothing shall have occurred (and neither the Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Lenders, acting reasonably, shall determine has had, or could reasonably be expected to have a Material Adverse Effect.

19.24	Underlying Documents

19.24.1	The Certified Copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent):

(a)	are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents;

(b)	subject to any Legal Reservations, constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms; and

(c)	comprise the entire agreement between the parties to such documents and there have been no amendments or variations thereof.

19.24.2	All conditions precedent to the effectiveness of the Underlying Documents and of the obligations of the parties thereunder, have been fulfilled.

19.24.3	The Borrowers are in compliance with all its obligations under the Underlying Documents and, to its knowledge, no other party to an Underlying Document is in material default of its obligations thereunder.

19.25	Anti-corruption law

Each Obligor has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

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19.26	Sanctions

19.26.1	Each Obligor and each other member of the Group, their joint ventures, and their respective directors, officers, employees, agents or representatives is in compliance with Sanctions Laws;

19.26.2	No Obligor, nor any other member of the Group, their joint ventures, and their respective directors, officers, employees, agents or representatives:

(a)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(b)	is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

19.27	Application of Proceeds

All amounts borrowed pursuant to the terms of this Agreement, shall be applied by the Borrowers in accordance with Clause 3 (Purpose).

19.28	Repetition

19.28.1	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on the first day of each Interest Period and on each Höegh MLP Effective Date.

19.28.2	The relevant Borrower shall, on the Delivery Date of the Vessel owned by it, be deemed to represent that save for Permitted Liens the Vessel is in the sole, unencumbered legal and beneficial ownership of the Borrower, operationally seaworthy and in every way fit for service and is classed with the Classification, free of all requirements and overdue recommendations of the Classification Society.

20.	Information Undertakings

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

20.1.1	The Parent Company, the Borrowers and Höegh MLP (after the first Höegh MLP Effective Date) shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited (consolidated in the case of the Parent Company) financial statements for that financial year;

20.1.2	The Parent Company, the Borrowers and Höegh MLP (after the first Höegh MLP Effective Date) shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 60 days after the end of each quarterly period of each of its financial years, its unaudited (consolidated in the case of the Parent Company and, in the case of the Borrowers, consisting only of a profit and loss statement, a balance sheet, a cashflow statement and an equity statement) financial statements for that quarterly period;

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20.2	Compliance Certificates

20.2.1	The Parent Company shall supply to the Agent, (a) with each set of financial statements delivered pursuant to Clause 20.1 (Financial Statements) and (b) prior to each Utilisation, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants)(provided that prior to and on the Delivery Date, computations as to compliance with Clause 22.2.1 only shall be required) and, as from the Delivery Date, compliance with Clause 22.2.2 and Clause 26.1 (Security Cover) shall also be required.

20.2.2	Höegh MLP shall supply to the Agent with each set of financial statements delivered pursuant to Clause 20.1 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) and Clause 26.1 (Security Cover).

20.2.3	Each Compliance Certificate shall be, as applicable (i) signed by the Chief Executive Officer or the Chief Financial Officer of the Parent Company or Höegh LNG AS or (ii) the Chief Financial Officer of Höegh MLP.

20.3	Requirements as to financial statements

20.3.1	Each set of financial statements delivered by the relevant Obligor pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant Obligor as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

20.3.2	Each Obligor shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial Statements) is prepared using IFRS or US GAAP, as applicable.

20.3.3	The Obligors shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial Statements) has been audited by Ernst & Young AS or any other internationally recognised firm of independent auditors.

20.3.4	Each Obligor shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial Statements) are in English or accompanied by a certified translation into English.

20.4	Information: miscellaneous

20.4.1	The Borrowers and the Original Shareholder shall each supply to the Agent all documents dispatched to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

20.4.2	Each Obligor shall supply to the Agent:

(a)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against an Obligor, and which might, if adversely determined, have a Material Adverse Effect;

(b)	promptly, all such information as any Finance Party may from time to time reasonably require regarding the relevant Vessel, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

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(c)	promptly, such further information and/or documents as any Finance Party (through the Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA); and

(d)	promptly upon becoming aware of them, the details of:

(i)	any damage to a Vessel (and any insurance claim made in respect thereof) requiring repairs the cost of which will or is reasonably likely to exceed the Major Casualty Amount;

(ii)	any occurrence in consequence of which a Vessel has or may become a Total Loss;

(iii)	any requisition of a Vessel for hire;

(iv)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(v)	any arrest or detention of a Vessel or any exercise or purported exercise of a lien or other claim on a Vessel or its Earnings or Insurances or any part thereof;

(vi)	any petition or notice of meeting to consider any resolution to wind up an Obligor (or any event analogous thereto under the laws of the place of its incorporation); or

(vii)	the making of any Environmental Claim against an Obligor or the Operator or any of its Environmental Affiliates or of the occurrence of any Environmental Incident which may give rise to any such Environmental Claim;

(e)	as soon as reasonably practicable and in any event within 150 days of the end of each of its financial years, the Parent Company and Höegh MLP after the first Höegh MLP Effective Date, shall provide financial projections for itself and its Subsidiaries (on a consolidated basis) for the following two financial years;

(f)	promptly, such further information regarding the financial condition, business and operations of an Obligor and/or any member of the Group, including (for the avoidance of doubt) the issues set out in the Disclosure Letter, as any Finance Party (through the Agent) may reasonably request;

(g)	promptly, information regarding any material development directly relating to the matters covered by the Disclosure Letter;

(h)	on a semi-annual basis and within 60 days of the end of the relevant period, an appraisal report from two Approved Brokers stating the Market Value of each Vessel and, if a Default has occurred, such report shall be provided at any time as requested by the Agent; and

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(i)	with such financial, commercial and technical data that the Agent may reasonably require, including information regarding minimum liquidity covenants on any legal obligations entered into by the Parent Company.

20.5	Notification of default

20.5.1	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

20.5.2	Promptly upon a request by the Agent, each Obligor shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6	“Know your customer” checks

If a Lender (or any prospective new Lender) or a Bank Guarantor is obliged to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender or a Bank Guarantor supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of the Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or any Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	Accounts

21.1	General

21.1.1	Each Borrower undertakes with each Finance Party that it will on or before issue of the Utilisation Request for the first Utilisation, open the relevant Accounts.

21.1.2	Unless and until an Event of Default shall occur and be continuing and the Agent shall direct to the contrary, the Earnings payable to the Borrower and EgyptCo with respect to the Vessel owned by it (or in the case of EgyptCo, leased by it pursuant to the EgyptCo Lease) shall be paid to the relevant Earnings Account always provided that in respect of (i) any EGAS Contract Earnings, the twenty-five per cent of any hire payable to EgyptCo in Egyptian Pounds pursuant to clause 10.1 of the EGAS Contract or (ii) Earnings payable under the EgyptCo Lease, the 10 per cent of such hire payable to the Egypt Branch of HLNG Cyprus in Egyptian Pounds pursuant to Clause 10.1 of the EgyptCo Lease, shall not fall within the definition of Earnings for the purposes of this clause 21.

21.1.3	The Earnings Accounts shall be maintained with the Account Bank or, if required by applicable law, any other bank acceptable to the Agent.

21.2	Earnings Accounts

Each Borrower and EgyptCo agree that, following an Event of Default which is continuing, if any of the moneys paid to an Earnings Account are payable in a currency other than US$, the Account Bank shall (and each Borrower and EgyptCo hereby irrevocably instructs the Account Bank to) convert such moneys into US$ at the Account Bank’s spot rate of exchange at the relevant time for the purchase of US$ with such currency and the term “spot rate of exchange” shall include any costs of exchange payable in connection with the purchase of US$ with such currency.

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21.3	Borrower withdrawals

21.3.1	Unless and until an Event of Default shall occur and be continuing and the Agent shall direct to the contrary, amounts standing to the credit of each Earnings Account shall be available to the relevant Borrower and EgyptCo.

21.4	Application of accounts

At any time after the occurrence of an Event of Default, which is continuing, the Agent may (and on the instructions of the Majority Lenders shall), without notice to the Borrowers and EgyptCo, instruct the Account Bank:

(a)	that no moneys may be withdrawn from any Account other than in accordance with the instructions of the Agent; and

(b)	to apply all moneys then standing to the credit of any Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Finance Parties or any of them under the Finance Documents in accordance with Clause 36.5.2.

21.5	Charging of accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Security Deeds.

22.	FINANCIAL COVENANTS

22.1	Financial definitions

"Available Drawings" means, at any date for determination under this Agreement, the total amount which, as at such time, the Parent Company and its Subsidiaries (on a consolidated basis) or the Höegh MLP Group (as applicable) is entitled to draw under any credit facility with a major international bank or financial institution for a term of more than 12 months and not subject to any conditions with which it or any other relevant party would not be able to comply at such time.

"Book Equity" means, at any date for determination under this Agreement, the value of the capital and reserves of the Parent Company and its Subsidiaries (on a consolidated basis) or the Höegh MLP Group (as applicable) determined on a consolidated basis in accordance with IFRS or US GAAP, as applicable, and as shown in the Latest Balance Sheet (but excluding any hedging reserve as shown in the relevant consolidated equity statement and the mark-to-market value of any financial derivatives).

"Current Assets" means, at any date of determination under this Agreement, the amount of the current assets of a Borrower determined on a consolidated basis in accordance with IFRS or US GAAP, as applicable and as shown in the Latest Balance Sheet;

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"Current Liabilities" means, at any date of determination under this Agreement, the amount of the current liabilities of a Borrower determined on a consolidated basis in accordance with IFRS or US GAAP, as applicable and as shown in the Latest Balance Sheet;

“Debt Service” means, at any time, the aggregate amount of (i) the Repayment Instalments, (ii) accrued interest due to the Lenders, (iii) any Guarantee Commission due and (iv) any Commitment Fee, payable during the previous 12 Months;

"EBITDA" means, in respect of any Relevant Period, the consolidated earnings of a Borrower before (a) deducting any provision on account of taxation, (b) deducting any interest, discounts, or other fees incurred or payable in respect of Financial Indebtedness, (c) taking into account any items treated as exceptional or extraordinary items; and (d) any amount attributable to the amortisation of intangible assets and the depreciation of tangible assets.

"Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate value of the following for Parent Company and its Subsidiaries (on a consolidated basis) or the Höegh MLP Group (as applicable):

(a)	cash in hand;

(b)	deposits in banks (including any amounts credited to the Accounts) and financial institutions;

(c)	debt securities which are publicly traded on a major stock exchange or investment market (valued as at any applicable date of determination) and rated at least "A" with Standard and Poor's; and

(d)	Available Drawings,

but excluding any of those assets subject to a Security at any time;

“Höegh MLP Demand Note” means the promissory note issued in connection with the Höegh MLP IPO pursuant to which loans are made to the Parent Company by Höegh MLP and repayments are made by the Parent Company to Höegh MLP;

"Latest Balance Sheet" means the consolidated balance sheet of the Parent Company or Höegh MLP (as applicable) most recently delivered to the Agent pursuant to Clause 20.1 (Financial Statements) and/or most recently made publicly available;

“Relevant Period” means the financial year of the Parent Company ending 31 December 2013, each subsequent financial year of the Parent Company or Höegh MLP (as applicable) and each quarterly period beginning on 1 January 2014;

“Total Assets” means the total book value of all the assets of the Parent Company and its Subsidiaries (on a consolidated basis) or the Höegh MLP Group (as applicable) which would, in accordance with the IFRS or US GAAP, as applicable, be classified as assets of the Parent Company and its Subsidiaries (on a consolidated basis) or the Höegh MLP Group (as applicable) (excluding the marked to market value of any derivative transactions);

“Total Funded Indebtedness” means at any time the aggregate Financial Indebtedness of the Parent Company and its Subsidiaries (on a consolidated basis), but excluding any Financial Indebtedness of Parent Company or any Subsidiary provided on a non-recourse basis.

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22.2	Financial condition and testing

22.2.1	The Parent Company shall ensure that its consolidated financial position shall at all times during the Security Period be such that:

(a)	Book Equity of the Parent Company and its Subsidiaries (on a consolidated basis) equals or exceeds the higher of (i) US$200,000,000 and (ii) 25 per cent. of the Total Assets of the Parent Company and its Subsidiaries (on a consolidated basis); and

(b)	Free Liquid Assets of the Parent Company and its Subsidiaries (on a consolidated basis) less the amounts outstanding under the Höegh MLP Demand Note if Höegh MLP is not a Subsidiary of the Parent Company, equal or exceed the higher of:

(i)	US$20,000,000;

(ii)	5 per cent. of Total Funded Indebtedness (excluding amounts outstanding under the Höegh MLP Demand Note if Höegh MLP is not a Subsidiary of the Parent Company); and

(iii)	any amount specified to be a minimum liquidity requirement under any legal obligation entered into by the Parent Company.

22.2.2	Each Borrower shall ensure that its financial position shall at all times during the Security Period be such that:

(a)	Current Assets exceed Current Liabilities; and

(b)	following the Höegh MLP Effective Date with respect to such Borrower, the ratio of EBITDA to Debt Service is a minimum of 115%

provided that:

(i)	if the Borrowers, pursuant to IFRS or US GAAP (as applicable), are required to reclassify any charter as a financial lease and/or are deconsolidated, the Borrowers shall within 30 days of such event produce pro-forma financial statements reflecting such reclassification and/or deconsolidation (as applicable) and the subsequent financial statements of each Borrower delivered pursuant to Clause 20.1 (Financial Statements) shall be prepared on the same basis;

(ii)	following any reclassification and/or deconsolidation referred to in (i) above, the test in Clause 22.2.2(b) shall be reset to reflect the effect of the reclassification and/or deconsolidation as shown in the pro-forma financial statements of each Borrower delivered pursuant to Clause 20.1 (Financial Statements) and the subsequent financial statements of each Borrower delivered pursuant to (i) above.

22.2.3	Following the first Höegh MLP Effective Date, Höegh MLP shall ensure that the consolidated financial position of the Höegh MLP Group shall at all times during the Security Period be such that:

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(a)	Book Equity of the Höegh MLP Group equals or exceeds the higher of (i) US$150,000,000 and (ii) 25 per cent. of the Total Assets of the Höegh MLP Group; and

(b)	Free Liquid Assets of the Höegh MLP Group equal or exceed the higher of:

(i)	US$15,000,000; and

(ii)	the product of US$3,000,000 and the number of vessels owned or leased by Höegh MLP.

22.3	The financial covenants set out in this Clause 22, shall be tested by reference to each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

23.	Vessel Covenants

The undertakings in this Clause 23 will become effective in respect of each Vessel on the relevant Delivery Date (unless stated otherwise) and shall remain in force from that date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Name and registration

23.1.1	The relevant Borrower agrees in relation to the Vessel owned by it:

(a)	not to change the name of such Vessel without prior notification to the Agent;

(b)	to keep such Vessel registered in its name under the laws of an Approved Flag; and

(c)	not to change the registration of such Vessel under any other flag or at any other port without the prior written consent of the Lenders.

23.1.2	If the Flag State of a Vessel becomes involved in war or civil war or there is a seizure of power in that Flag State by unconstitutional means the Agent may notify the Borrowers that it requires the flag and registry of the relevant Vessel to be changed to another Approved Flag whereupon, the relevant Borrower shall promptly implement such change.

23.2	Repair and Classification

Each Borrower, in relation to the Vessel owned by it agrees:

(a)	to keep such Vessel in a good and efficient state of repair and ensure that all repairs and replacements of parts are made in such manner as not to reduce the value of the Vessel and in particular to maintain the Classification as the class of that Vessel and to submit that Vessel to continuous surveys and such periodical or other surveys as may be required for classification purposes and to provide the Agent, upon request, with copies of all survey reports issued in respect of such surveys; and

(b)	not to change the Classification Society without the prior written consent of the Lenders.

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23.3	Modification; removal of parts; equipment owned by third parties

23.3.1	The relevant Borrower agrees in relation to the Vessel owned by it, not without the prior written consent of the Agent to, or allow any other person to:

(a)	make any modification to such Vessel in consequence of which her structure, type or performance characteristics would be materially altered or her value materially reduced; or

(b)	remove any material part of such Vessel or any equipment the value of which is such that its removal from such Vessel would materially reduce the value of such Vessel without replacing the same with equivalent parts or equipment which are owned by the relevant Borrower free from Security; or

(c)	install on such Vessel any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Vessel,

provided that in relation to Vessel 1, the relevant Borrower may carry out the Vessel 1 Modification subject to Clause 4.1.5.

23.4	Inspection

The relevant Borrower agrees to ensure that the Agent, by surveyors or other persons appointed by the Agent for such purpose, may board the Vessel owned by it at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Agent reasonable advance notice of any intended drydocking of the Vessel owned by it; prior to an Event of Default which is continuing, such inspections shall be carried out at the cost of the Lenders and so as not to interfere with or delay the operation of the Vessel owned by it.

23.5	Arrest

The relevant Borrower will promptly pay and discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Vessel owned by it, its Earnings or its Insurances, except for Permitted Security;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of the Vessel owned by it, the Earnings or the Insurances (unless disputed in good faith and in respect of which security has been provided or financial reserves maintained); and

(c)	all other costs and expenses whatsoever in respect of the Vessel owned by it, its Earnings or its Insurances,

and, within thirty days of receiving notice of the arrest of the Vessel, or of its detention in exercise or purported exercise of any lien or claim, the relevant Borrower shall procure its release by providing bail or procuring the provision of security or otherwise as the circumstances may require.

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23.6	Accounts

The relevant Borrower agrees to keep proper books of account in respect of the Vessel owned by it and her Earnings and operating expenses and as and when the Agent may so require, to make such books available for inspection on behalf of the Lenders.

23.7	Employment

23.7.1	Each Borrower agrees not to employ the Vessel owned by it or permit her employment:

(a)	in any manner, trade or business which is forbidden by international law, in violation of Sanctions or which is unlawful or illicit under the law of any Relevant Jurisdiction;

(b)	in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel owned by it or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by that Vessel's war risks insurers unless such special insurance cover as the Agent may require shall have been effected by relevant Borrower at the Borrower’s expense; the relevant Borrower shall give the Agent as much notice as practicable of the Vessel trading to such a zone and shall inform and consult with the Agent in relation thereto and in relation to the special insurances;

(c)	under a bareboat charter for any period other than to a member of the Group where the rights of the bareboat charterer are subordinated to the rights of the Finance Parties and the rights of the relevant Borrower are assigned to the Security Trustee.

23.7.2	If at any time during the Security Period, a Vessel shall be subject to a Time Charter, the relevant Obligor will promptly inform the Agent and provide a Time Charter Assignment in relation to such Vessel in favour of the Security Trustee, save that any assignment granted by an Obligor in favour of the Security Trustee in relation to the EGAS Contract shall be an EGAS Contract Earnings Assignment.

23.8	Manager

The relevant Borrower agrees in respect of the Vessel owned by it that it shall not without the prior consent of the Agent:

(a)	appoint a manager other than the Manager; or

(b)	materially amend the terms of the Management Agreement; or

(c)	terminate the Management Agreement unless such agreement is replaced immediately by an agreement acceptable to the Agent (such agreement not to be unreasonably withheld or delayed).

23.9	Compliance with Regulations

The relevant Borrower will and shall procure that the Manager and/or any Operator of the Vessel owned by it will:

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(a)	maintain at all times a valid and current ISSC respect of the Vessel;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Vessel;

(c)	procure that the Vessel will comply at all times with the ISPS Code;

(d)	at all times comply with the requirements of the ISM Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and all other statutory and other requirements relative to its business and/or the Vessel;

(e)	promptly inform the Agent upon the issue of any ISM Code Documentation in respect of the Vessel or its Operator or the receipt by the relevant Borrower or any Operator of notification that its application for the same has been refused;

(f)	immediately inform the Agent if there is any threatened or actual withdrawal of their or any Operator’s ISM Code Documentation for the Vessel;

(g)	to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to that Vessel in any jurisdiction in or to which the Vessel shall be employed or located or which may otherwise be applicable to that Vessel and/or that Borrower;

(h)	and to comply with and ensure that that Vessel at all times complies with the provisions of all relevant legislation and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the relevant Approved Flag or otherwise applicable to that Vessel; and

(i)	at all times comply with all applicable laws and procedures implemented to contract money laundering as defined in Article 1 of the Directive (91/308EEC) of the Council of the European Communities.

23.10	Sale or other disposal

Neither Borrower will without the prior written consent of the Agent (acting on the instructions of the Lenders and the Bank Guarantors) and subject to such conditions as the Agent may impose, sell, agree to sell, transfer, abandon or otherwise dispose of the Vessel owned by it or any share or interest therein, unless, in respect of the sale of that Vessel, the Loans have been prepaid in the amount required under Clause 8.2 (Mandatory Prepayment - Sale or Total Loss) on or before the occurrence of the sale.

23.11	EGAS Contract

Neither the Borrowers nor EgyptCo will register, and shall procure that EGAS shall not register, the EGAS Contract under the registration of the Vessel under an Approved Flag or otherwise.

23.12	Sharing of Earnings

Neither Borrower will without the prior consent of the Agent (and then only subject to such conditions as the Agent may impose) enter the Vessel owned by it into any pool or enter any agreement or arrangement whereby the Earnings of that Vessel may be shared with any other person.

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24.	INSURANCE COVENANTS

The undertakings in this Clause 24 will become effective in respect of a Vessel on the Delivery Date (unless stated otherwise) and shall remain in force from that date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1	Obligatory insurances

The relevant Borrower shall keep the Vessel owned by it insured at its expense against:

(a)	usual marine risks (including Hull and Machinery, Hull Interest, freight interest, other Total Loss interests, loss of hire and war risks (including acts of terrorism and piracy)) in an amount equal to or more than the greater of (i) the Market Value of such Vessel and (ii) the amount which, together with the insured value of the other Vessel, equals 120 per cent. of the aggregate amount of the Total Commitments for the Commercial Facility and the Eksportkreditt Facility at any time, provided that the Hull and Machinery element of such insurances shall always be at least 80 per cent. of the Market Value of the Vessel and the aggregate Hull and Machinery insured value of all Vessels shall be equal to or greater than Total Commitments for the Commercial Facility and the Eksportkreditt Facility, with the remaining cover being taken out by way of Hull and Freight Interest Insurances; and

(b)	protection and indemnity risks in respect of the full tonnage of the Vessel (including insurance for oil pollution risk at the highest level of cover available),

such insurances to be in dollars and effected on such contractual terms and through such brokers, insurers and war risks and protection and indemnity associations as the Agent may approve.

24.2	Fleet cover

If a Vessel is insured under a fleet policy, the relevant Borrower shall procure that the relevant insurer provides an undertaking to the Agent that it shall not set off against any claim, any premium due in respect of other vessels in the fleet policy or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels in the fleet policy or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of such Vessel if so requested by the Agent.

24.3	Payment of premiums

The relevant Borrower shall punctually pay all premiums, calls or other sums payable in respect of the Insurances and produce all relevant receipts when so required by the Agent.

24.4	Policy documents and letters of undertaking

24.4.1	The relevant Borrower shall ensure that the Agent is provided with a letter of undertaking from each broker on behalf of each insurer or protection and indemnity or war risks association giving undertakings to the Agent that:

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(a)	a Loss Payable Clause (including a discretion to pay proceeds in excess of the Major Casualty Amount to the Security Trustee) has been endorsed on each policy on terms required by the Agent;

(b)	any material change to the terms of the Insurances shall be notified to the Agent; and

(c)	they will notify the Agent at least 14 days (or 7 days in the case of war risk insurances) before the expiry or cancellation for any reason of the Insurances.

24.4.2	The Agent shall be furnished with copies of the relevant policy documents, including cover notes, letters of undertaking and certificates of entry relating to the Insurances, upon request.

24.5	Renewal

The relevant Borrower shall, at least 7 days before expiry of any Insurances, notify the Agent of the names of the brokers (or other insurers) and any protection and indemnity or war risks association intended to be employed by the Borrower for the purposes of renewal of such Insurances and of the intended terms of renewal.

24.6	Guarantees

The relevant Borrower will ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and delivered.

24.7	Compliance

The relevant Borrower will take all necessary action and comply with all requirements which may be applicable to the Insurances (including the payment of any additional premiums or calls of the Vessel owned by it) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Agent has not given its approval and are otherwise maintained on terms and conditions approved by the Agent.

24.8	Collection of claims

The relevant Borrower will not settle, compromise or abandon any claim for Total Loss or for a figure in excess of the Major Casualty Amount, and that Borrower shall do all things necessary and provide all documents, evidence and information to enable the Agent to collect or recover any moneys which shall at any time become payable in respect of the Insurances for the Vessel owned by it.

24.9	Communications

The relevant Borrower shall provide the Agent, upon its reasonable request, with copies of all written communications with brokers, underwriters, insurance companies and protection and indemnity and war risks associations which relate to compliance with requirements applicable to the Insurances for the Vessel owned by it.

24.10	Mortgagee's interest insurance

The Agent may (and shall acting upon the instructions of the Majority Lenders) effect (for the cost of the Borrowers) mortgagee's interest insurance (“MII”) (including mortgagee's interest additional perils insurance (“MAP”)) in respect of each Vessel in an amount of up to 120 per cent. of the aggregate amount of the Loans related to the relevant Facility upon such terms and through such insurers as the Agent (acting on the instructions of the Majority Lenders) may deem appropriate.

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24.11	Independent report

The Agent may obtain (for the cost of the Borrowers) on or before the Delivery Date of a Vessel and annually thereafter (or at any time after a change in the Insurances) a detailed report signed by an independent firm of marine insurance brokers appointed by the Agent stating the opinion of such firm as to the adequacy of the Insurances then maintained on each Vessel.

24.12	Collection of claims

The Borrowers agree to do all things necessary and provide all documents, evidence and information to enable the Agent to collect or recover any moneys which shall at any time become due in respect of the Insurances.

24.13	Application of recoveries

The Borrowers agree to apply all sums receivable under the Insurances which are paid to it in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received.

25.	Security Undertakings

25.1	Security Documents

Each Security Party undertakes with the Lenders to execute, deliver and perform its obligations under the Security Documents, and to procure the execution and delivery by other parties to the Security Documents, so that at all times during the Security Period the Security Documents shall be enforceable in accordance with their terms.

25.2	Title

Each Security Party will hold the legal title to and own the entire beneficial interest in the relevant Charged Property, free from all security and other interests and rights of every kind, except for those created by the Security Documents and the effect of assignments contained in the Security Documents and except for Permitted Liens.

25.3	Negative Pledges

Each Borrower shall not without prior written consent of the Lenders:

(a)	create or permit to subsist any Security over the Vessel owned by it or any other existing or future asset except for Permitted Security, or;

(b)	give any pledge or undertaking to any other party not to create or permit to subsist any Security over the Vessel owned by it or any other existing or future asset, provided that it may give such an undertaking to a Time Charterer in relation to Security other than Permitted Security.

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25.4	Notice of Mortgages

If required by the laws of the Approved Flag, the relevant Borrower agrees to place and retain a properly Certified Copy of the Mortgage and any Deed of Covenant (which shall form part of the Vessel's documents) on board the Vessel owned by it with her papers and to place and keep prominently displayed in the navigation room and in the Master's cabin of that Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

This ship is subject to a first priority mortgage and collateral deed of covenant in favour of Nordea Bank Norge ASA of Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway. Under the said mortgage and collateral deed, neither the owner nor any charterer nor the Master of this ship has any right, power or authority to create, incur or permit to be imposed upon this ship any commitments or encumbrances whatsoever other than for crew's wages and salvage and it is hereby agreed that save and subject as otherwise herein provided, neither the owner nor any charterer nor the Master of the ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the ship any lien whatsoever other than for crew's wages and salvage.

25.5	Further assurance

25.5.1	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require) in favour of the Agent or its nominee(s):

(a)	to perfect the Transaction Security (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the Charged Property) or for the exercise of any rights, powers and remedies of the Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(b)	to facilitate the realisation of the Charged Property, including, in particular, by executing a bill of sale of a Vessel in such form as the Agent may require in the event that such Vessel is to be sold in exercise of any power contained in the Security Documents.

25.5.2	Each Obligor shall take all such action as is available to it (including making all filings and registrations in its jurisdiction of incorporation) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Agent or the Finance Parties by or pursuant to the Security Documents.

26.	Security Maintenance

26.1	Security cover

If the Agent notifies the Borrowers that:

(a)	the aggregate Market Value of the Vessels then delivered; plus

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(b)	the aggregate market value of any additional security previously provided under this Clause 26;

is below 125 per cent of the aggregate principal amount outstanding of the Loans;

(the "Security Maintenance Ratio")

the relevant Borrower upon the written demand of the Lenders shall, within 30 days of the breach of the Security Maintenance Ratio either:

(i)	provide, such additional security acceptable to the Lenders which has a market value sufficient to enable compliance with the Security Maintenance Ratio (and is documented upon such terms as the Agent may approve); or

(iii)	prepay such part of the Loans (in inverse order of maturity) as will enable compliance with the Security Maintenance Ratio.

26.2	Valuation of Vessels

The Market Value of the Vessels (or any additional vessel security provided under Clause 26.1 above) shall be determined on or after the Delivery Date by the average of two valuations (provided that if the higher of such valuations exceeds the lower of such valuations by more than 10 per cent., it shall be the average of three valuations) prepared, semi-annually (or, following an Event of Default, at such times as may be required by the Majority Lenders):

(a)	by two Approved Brokers selected by the Borrowers (or, as applicable, a third Approved Broker selected by the Agent);

(b)	without physical inspection of a Vessel (unless the Agent may so require); and

(c)	on the basis of a sale for prompt delivery for case at arm's length on normal commercial terms as between a willing seller and a willing buyer, without taking into account any existing charter or other contract of employment; and after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale, which valuation (as evidenced by the certificates of the relevant Approved Brokers) shall be binding as regards the Borrowers.

26.3	Information

The Borrowers shall promptly provide the Agent and any shipbroker or expert carrying out the valuation with any information which the Agent or the shipbroker or expert may reasonably request for the proposes of the valuation and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on assumptions which the Agent and any shipbroker or expert appointed by it, considers prudent.

26.4	Costs

The Borrowers shall bear the costs in connection with the Agent obtaining valuations of the Vessels (or of any additional security provided under Clause 26.1):

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(a)	if any Event of Default has not occurred, once every six Months; and

(b)	following an Event of Default, at all times.

27.	General Undertakings

27.1	Authorisations

27.1.1	Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.2	Compliance with Laws

Each Obligor shall comply in all respects with all laws, statutes and regulations to which it may be subject.

27.3	Environmental Compliance

27.3.1	Each Obligor shall:

(a)	comply with all Environmental Laws; and

(b)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.3.2

(a)	Within three (3) months after a Borrower has entered into a contract for the employment of its Vessel, the ECA Lender shall receive a report from a third party, reviewing the performance of the Vessel against the relevant International Finance Corporations Performance Standards (“IFC PS”) and Environmental, Health, and Safety Guidelines (“EHS Guidelines”). The EHS Guidelines contain the performance levels and measures that are generally considered to be achievable in new facilities by existing technology at reasonable costs. The report must be acceptable to the ECA Lender.

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(b)	In the event that the findings from the third party report indicate non-compliance with the IFC PS and EHS Guidelines, an action plan addressing the issues raised must be established within the following 3 months. If less stringent levels or measures than those provided for in the EHS Guidelines are appropriate a full and detailed justification for any proposed alternatives is needed as part of the site-specific environmental assessment. This justification should demonstrate that the choice for any alternate performance levels is protective of human health and the environment.

(c)	The Borrowers shall facilitate for the ECA Lender, or any person the ECA Lender chooses to appoint, a site visit of the Vessels, if deemed necessary by the ECA Lender, so as to adequately assess follow-up of the action plan and remediation in the event of non-compliance.

(d)	Furthermore the Borrowers and the Operator will need to document appropriate management systems for the environment, health and safety, and labour and working conditions on board the vessel (i.e. ISO 14001 and ILO MLC 2006 compliance).

27.4	Environmental Claims

Each Obligor shall promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	the suspension, revocation or modification of any Environmental Approval;

(b)	any Environmental Claim against it which is current, pending or threatened; and

(c)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it,

where the claim, if determined against it has or is reasonably likely to have a Material Adverse Effect.

27.5	Taxation

Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

27.6	Merger

27.6.1	Subject to Clause 27.6.2, an Obligor shall not without the prior written consent of the Lenders (which shall not be unreasonably withheld or delayed) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

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27.6.2	The restriction in Clause 27.6.1 shall not be applicable to:

(a)	the establishment of Höegh MLP as a Master Limited Partnership, the Höegh MLP IPO and transactions taking place in connection therewith (and including, for the avoidance of doubt, the transfer of assets other than the shares in FSRU III and/or FSRU IV to Höegh MLP or a wholly-owned subsidiary of Höegh MLP) and, subject to and in accordance with the terms and conditions of this Agreement, the transfer of shares in the Borrowers and/or FSRU III and/or Quotaholders and/or HLNG Colombia Holdco to a wholly-owned subsidiary of Höegh MLP on each Höegh MLP Effective Date; or

(b)	the restructuring of the Group in respect of the transfer of the FLNG business to Höegh FLNG Ltd.

27.7	Change of Business

The Obligors shall procure that no substantial change is made to the general nature of the business of the Obligors from that carried on by the Obligors at the date of this Agreement, without the prior written consent of the Agent (acting on the instructions of the Lenders).

27.8	Acquisitions and Investments

No Borrower shall make any further investments or acquire any further assets other than its Vessel and rights arising under contracts entered into by or on behalf of the relevant Borrower in the ordinary course of owning, operating and chartering the Vessel owned by it.

27.9	Swap Contracts

No Obligor shall assign (other than by a Swap Contract Assignment), novate, or in any other way transfer any of its rights or obligations under or pursuant to a Swap Contract, nor make any amendment or supplement to the Swap Contract or any transaction entered into under it, except as envisaged by Clause 8.12 (Effect on Swap Contract) or pursuant to any transaction permitted under this Agreement.

27.10	Transaction Documents

An Obligor shall not without the prior written consent of the Agent (acting on the instructions of the Lenders (such consent not to be unreasonably withheld or delayed)) amend, vary, novate, supplement, supersede or waive any material term of the Building Contract (apart from the novation to the relevant Borrower) or any term of any other Underlying Document.

27.11	Loans or credit

27.11.1	Except as permitted under Clause 27.11.2 below, a Borrower shall not be a creditor in respect of any Financial Indebtedness.

27.11.2	Clause 27.11.1 above does not apply to:

(a)	any creditor relationship entered into with the consent of the Agent (acting on the instructions of the Majority Lenders); or

(b)	normal trade credit in the ordinary course of business.

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27.12	No Guarantees or indemnities

27.12.1	Except as permitted under Clause 27.12.2 below, a Borrower shall not incur or allow to remain outstanding any guarantee in receipt of any obligation of any person.

27.12.2	Clause 27.12.1 above does not apply to a guarantee which is:

(a)	entered into with the consent of the Agent (acting on the instructions of the Majority Lenders);

(b)	from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Vessel is entered, guarantees required to procure the release of that Vessel from any arrest, detention, attachment or levy or guarantees required for the salvage of the Vessel;

(c)	otherwise required in the ordinary course of business of a Borrower or any of its Subsidiaries; or

(d)	in the Security Documents.

27.13	Financial Indebtedness restriction

27.13.1	Except as permitted under Clause 27.13.2 below, a Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

27.13.2	Clause 27.13.1 above does not apply to Financial Indebtedness which is:

(a)	related to normal trade debt incurred in the ordinary course of the business of owning, operating and chartering a Vessel;

(b)	incurred under the Finance Documents;

(c)	entered into with the consent of the Agent (acting on the instructions of the Majority Lenders); or

(d)	subject to Clause 27.16, an intra-Group borrowing.

27.14	Dividends and share redemption

27.14.1	The Parent Company and any Borrower owned by the Parent Company may:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution and whether in cash or in kind) to its shareholders on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	service loans from shareholders;

(d)	pay any management, advisory or other fee to or to the order of any of its respective shareholders; or

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(e)	redeem, repurchase, defease, retire, cancel or repay any of its share capital or resolve to do so provided that no Default has occurred and is continuing and after giving effect to any payments made with respect to (a) – (e) above, the Parent Company and any Borrower owned by the Parent Company would remain in compliance with the financial covenants set out in Clause 22 and Clause 26.1.

27.14.2	Höegh MLP and any Borrower owned by Höegh MLP, following the first Höegh MLP Effective Date may:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution and whether in cash or in kind) to its shareholders on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	service loans from shareholders;

(d)	pay any management, advisory or other fee to or to the order of any of its respective shareholders; or

(e)	redeem, repurchase, defease, retire, cancel or repay any of its share capital or resolve to do so,

provided that no Default has occurred and is continuing directly and expressly with respect to a member of the Höegh MLP Group or the chartering of the Dropdown Vessel, including EgyptCo and the Quotaholders, and after giving effect to any payments made with respect to (a) – (e) above, Höegh MLP and any Borrower owned (in the case of HLNG Cyprus through FSRU III) by Höegh MLP would remain in compliance with the financial covenants set out in Clause 22 and Clause 26.1.

27.15	Anti-corruption law

(a)	No Obligor shall (and the Parent Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Norwegian Penal Code, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Parent Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

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27.16	Intra-Group Loans

27.16.1	Subject to Clause 27.16.3 and Clause 27.16.4, payments due under any shareholder loans or intra-Group borrowings where an Obligor is the debtor shall be fully subordinated to the rights of the Lenders and the Bank Guarantors.

27.16.2	Subject to Clause 27.16.3 and Clause 27.16.4, any payments due to the Parent Company from another Obligor or claims made by the Parent Company against another Obligor, shall be fully subordinated to the rights of the Lenders and the Bank Guarantors.

27.16.3	Payments made under the Höegh MLP Demand Note shall not be subordinated by operation of Clause 27.16.1 or Clause 27.16.2 and payments due under the Höegh MLP Revolver shall only be subordinated if a Default has occurred and is continuing (and the Parent Company undertakes to incorporate subordination provisions with respect to this Clause 27.16 in the Höegh MLP Revolver).

27.16.4	Payments due to the Parent Company in respect of certain intra-group borrowings by the Original Shareholder in an amount equal to the face value of the OPCO Promissory Notes as the same have been or will be transferred by the Original Shareholder to the Parent Company shall not be subordinated by operation of Clause 27.6.1 or Clause 27.6.2 and shall be cancelled by the Parent Company in exchange for the transfer of the OPCO Promissory Notes by the Original Shareholder to the Parent Company.

27.17	Transactions with Affiliates

27.17.1	An Obligor shall not enter into any transaction with an affiliated company unless such transaction is on market terms and otherwise on an arm’s length basis.

27.17.2	Clause 27.17.1 shall not apply to transactions which are permitted by Clause 27.6.2.

27.18	Pari Passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are preferred by laws of general application to companies and except for Permitted Liens.

27.19	Ownership of Original Shareholder and Borrowers

(a)	The Parent Company shall directly or indirectly maintain an ownership of no less than 100 per cent of the Original Shareholder; and

(b)	The Parent Company shall directly or indirectly maintain an ownership of no less than 100 per cent of each Borrower prior to the Höegh MLP Effective Date on which the share capital of that Borrower is transferred and following that date that Borrower shall be 100 per cent owned directly or indirectly by Höegh MLP.

27.20	Control of Höegh MLP

As from the establishment of Höegh MLP, the Parent Company shall own beneficially an ownership interest of at least 50 per cent. of the general partner of Höegh MLP.

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27.21	Ownership of Vessels

Each Vessel shall remain wholly owned by the relevant Borrower.

27.22	Financial Year End

The Parent Company, the Borrowers and Höegh MLP shall not change their financial year end date.

27.23	Stock listing

27.23.1	The Parent Company shall remain stock listed on the Oslo Stock Exchange (or such other stock exchange acceptable to the Lenders).

27.23.2	Following the Höegh MLP IPO, Höegh MLP shall remain a Master Limited Partnership listed on the New York Stock Exchange or NASDAQ (or such other reputable stock exchange acceptable to the Majority Lenders).

27.24	Sanctions

27.24.1	No proceeds of any Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

27.24.2	The Obligors shall supply to the Agent:

(a)	promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its direct or indirect owners, any other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such; and

(b)	promptly upon becoming aware that it, any of its direct or indirect owners, any other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party.

27.24.3	The Obligors shall (and shall ensure that each other member of the Group, as well as any Manager and charterer of a Vessel),:

(a)	comply with all laws or regulations:

(i)	applicable to its business; and

(ii)	applicable to a Vessel, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals; and

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without limiting paragraph (a) above, not employ a Vessel nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws.

27.24.4	Each Obligor shall ensure that none of them, nor any other member of the Group, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is or will become a Restricted Person.

28.	Subordination of Swap Liabilities

28.1	Each of the Obligors and each Swap Bank agree and covenant, as separate covenants, with each of the other Finance Parties and, separately with each other, that, until the end of the Security Period, the payment and performance of the Swap Liabilities shall be in all respects subordinated to and rank in priority subsequent to the payment and performance of the obligations of the Obligors under the Finance Documents (other than the Swap Contracts).

28.2	A Swap Bank shall pay an amount equal to any payment or other asset received or recovered by it or a third party in contravention of Clause 28.1 to the Agent for application in accordance with Clause 36.5 (Application of Payments); and, for this purpose, where any set-off or similar right has been exercised in contravention of any of such clause, the amount by which the Swap Liabilities may have been reduced shall be deemed to be a payment received in contravention of such clause provided always that unless an Event of Default under Clause 29.1 shall have occurred and is continuing a Swap Bank shall have the right to receive payments under the relevant Swap Contract out of the usual and customary settlements on the settlement dates.

28.3	Until the end of the Security Period, a Swap Bank will not, without the prior written consent of the Agent (acting on the instructions of the Lenders), take any step to exercise or enforce any right or remedy which the Security Trustee now or at any later time has under or in connection with the Finance Documents or otherwise against the Borrowers.

28.4	A Swap Bank will not (other than on the instructions of the Agent), in any proceedings or otherwise, claim:

28.4.1	that the subordination arrangements between the Lenders and the Swap Banks provided for in the Finance Documents are invalid, should be set aside or adjusted or lack the priority which they were intended to have; or

28.4.2	that any payment made to any of the Lenders in accordance with Clause 28.2 was invalid or should be set aside or adjusted.

28.5	No Lender will, until the end of the Security Period, enter into any arrangement with any Security Party or any of their Affiliates or do any other thing which would or could reasonably be expected to lead to the priority or effectiveness of the subordination arrangements provided for in this Agreement being impaired.

28.6	A Swap Bank will, subject to being indemnified to its satisfaction for all costs and expenses to be incurred thereby, enter into such documents with the Security Trustee and the Security Parties as may be necessary or desirable to:

28.6.1	maintain the subordination and priorities provided for by this Agreement; or

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28.6.2	enable the Lenders or the Security Trustee to exercise any right or remedy which the Lenders or the Security Trustee have against the Security Parties under or in connection with the Finance Documents and/or this Agreement.

28.7	Prior to the end of the Security Period, a Swap Bank will promptly vote or otherwise act in relation to:

28.7.1	any actual or proposed arrangement with creditors or other reorganisation of or involving a Borrower;

28.7.2	any actual or proposed administration of an Obligor;

28.7.3	any actual or proposed administrative receivership of an Obligor; and

28.7.4	any actual or proposed liquidation of an Obligor,

as the Security Trustee (acting on the instructions of the Majority Lenders) may direct, provided that any such direction is in accordance with and consistent with the provisions of this Agreement.

Nothing in this Clause 28 shall in any way impair or reduce the obligations of the Obligors under the Finance Documents.

29.	Events of Default

Each of the events or circumstances set out in Clause 29 is an Event of Default (save for Clause 29.19 (Acceleration)).

29.1	Non-payment

An Obligor does not pay on the due date any principal, interest or other amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by an administrative or technical error or by a Disruption Event and payment is made within 3 Business Days of its due date.

29.2	Financial covenants and Insurance covenants

29.2.1	Clause 22.2.1, Clause 22.2.2 or Clause 22.2.3 is not satisfied or an Obligor does not comply with the provisions of Clause 24 (Insurance Covenants).

29.2.2	No Event of Default under Clause 29.2.1 above will occur if the failure to comply is remedied within 5 Business Days of the earlier of (i) the Agent giving notice to the relevant Obligor and (ii) the relevant Obligor becoming aware of the failure to comply.

29.3	Other obligations

29.3.1	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 29.1 (Non-payment) and Clause 29.2 (Financial covenants and Insurance covenants)).

29.3.2	No Event of Default under Clause 29.3.1 above will occur if the failure to comply is capable of remedy and is remedied within 5 Business Days of the earlier of (i) the Agent giving notice to the relevant Obligor and (ii) the relevant Obligor becoming aware of the failure to comply.

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29.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

29.5	Cross default

29.5.1	Any Financial Indebtedness of an Obligor or any Qualified Subsidiary is not paid when due nor within any originally applicable grace period.

29.5.2	Any Financial Indebtedness of an Obligor or any Qualified Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

29.5.3	Any commitment for any Financial Indebtedness of an Obligor or any Qualified Subsidiary is cancelled or suspended by a creditor of the Obligor or any Qualified Subsidiary as a result of an event of default (however described).

29.5.4	Any creditor of an Obligor or any Qualified Subsidiary becomes entitled to declare any Financial Indebtedness of the Obligor or any Qualified Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

29.5.5	No Event of Default will occur under this Clause 29.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within sub-clauses 29.5.1 to 29.5.4 above is less than US$8,000,000 (or its equivalent in any other currency or currencies).

29.6	Insolvency

29.6.1	An Obligor or any Qualified Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

29.6.2	The value of the assets of an Obligor or any Qualified Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

29.6.3	A moratorium is declared in respect of any indebtedness of an Obligor or any Qualified Subsidiary.

29.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

29.7.1	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or any Qualified Subsidiary;

29.7.2	a composition, compromise, assignment or arrangement with any creditor of an Obligor or any Qualified Subsidiary;

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29.7.3	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory or other similar officer in respect of an Obligor or any Qualified Subsidiary or any of its assets; or

29.7.4	enforcement of any Security over any assets of any Obligor or any Qualified Subsidiary,

or any analogous procedure or step is taken in any jurisdiction.

29.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or any Qualified Subsidiary and is not discharged within 30 days except for any of the foregoing falling within the scope of what is permitted under Clause 23.5 (Arrest).

29.9	Cessation of business

An Obligor suspends or threatens (in writing) to suspend or cease to carry on its business.

29.10	Unlawfulness and invalidity

It is or becomes unlawful for an Obligor or a Refund Guarantor or any other Security Party to perform any of its obligations under the Finance Documents or a Refund Guarantee or any Transaction Security or a Refund Guarantee is not in full force and effect or does not create in favour of the Security Trustee for the benefit of the Finance Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

29.11	Environmental Incidents

An Environmental Incident occurs which gives rise, or may give rise, to an Environmental Claim which would, in the reasonable opinion of the Majority Lenders be expected to have a Material Adverse Effect.

29.12	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

29.13	Underlying Documents

29.13.1	Subject to Clauses 29.13.2, any Underlying Document (other than the Insurances) is cancelled, prematurely terminated, frustrated or rescinded for any reason whatsoever and such Underlying Document has not been immediately replaced by a new document on similar terms to such Underlying Document and which terms are acceptable to the Lenders and the Bank Guarantors or any party is in breach of its obligations under an Underlying Document and such breach could allow such party to exercise a right of termination or could in the reasonable opinion of the Majority Lenders have a Material Adverse Effect.

29.13.2	Any default by an Obligor occurs under a Building Contract, a Refund Guarantee or any related contract, which would impair the ability of any Obligor to perform its obligations under the Finance Documents.

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29.14	Arrest

A Vessel is arrested or detained and not released in accordance with Clause 23.5 (Arrest).

29.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes, other than as has been disclosed in the Disclosure Letter, are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect or where there is an unsatisfied uninsured material judgment against any of the Obligors following a final appeal equal to or exceeding US$8,000,000.

29.16	Material Adverse Change

29.16.1	Any event or circumstance occurs which the Majority Lenders reasonably believe might have a Material Adverse Effect.

29.16.2	For the avoidance of doubt, an event or circumstance referred to in Clause 29.16.1 may include any judgment, decision or ruling (which is not capable of appeal) or any settlement in relation to the litigation disclosed in the Disclosure Letter if the Majority Lenders reasonably believe such judgment, decision, ruling or settlement might have a Material Adverse Effect.

29.17	Authorisations

An Authorisation which was required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party;

(b)	to make the Transaction Documents to which it is a party admissible in evidence in any Relevant Jurisdiction; and

(c)	to enable it to create the Security to be created under the Security Documents and to ensure that such Security has the priority and ranking it is expressed to have,

is no longer in full force and effect.

29.18	Sanctions

Any Obligor, any Affiliate of any Obligor, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, becomes a Restricted Party or otherwise acts in violation of any Sanctions.

29.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Obligors:

(a)	cancel the Total Commitments for each Facility whereupon they shall immediately be cancelled;

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(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Trustee to exercise any or all of the rights, remedies, powers or discretions under the Finance Documents provided that, during the period commencing on the first Höegh MLP Effective Date and ending on the second Höegh MLP Effective Date, the Agent shall not exercise any or all of the rights, remedies, powers, or discretions under the Finance Documents against the Dropdown Borrower or Höegh MLP or otherwise in relation to the Dropdown Vessel, and the chartering thereof, including EgyptCo and the Quotaholders unless such Event of Default has occurred directly and expressly with respect to a member of the Höegh MLP Group or the chartering of the Dropdown Vessel, including EgyptCo and the Quotaholders.

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SECTION 9
CHANGES TO PARTIES

30.	Changes to the Lenders, Bank GuArantors and Swap Banks

30.1	Assignments and transfers by the Lenders, Bank Guarantors and Swap Banks

Subject to this Clause 30, a Commercial Lender and/or Bank Guarantor and/or Swap Bank (the "Existing Finance Party") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Finance Party").

30.2	Conditions of assignment or transfer

30.2.1	An assignment or transfer under Clause 30.1 above shall be subject to:

(a)	the prior written consent of the Borrowers (such consent not to be unreasonably withheld or delayed), other than:

(i)	in the case of a transfer by a Commercial Lender and/or Bank Guarantor and/or Swap Bank to an Affiliate of that Commercial Lender and/or Bank Guarantor and/or Swap Bank (provided that such transfer does not result in any additional or increased cost to the Borrowers); or

(ii)	following the occurrence of a Default which is continuing; or

(b)	a minimum transfer amount of US$10,000,000; and

30.2.2	The Existing Finance Party assigning or transferring its rights and obligations under the Commercial Facility shall also assign and transfer its rights and obligations under the Bank Guarantee Facility, subject to the prior written consent of the ECA Lender being provided by the Agent.

30.2.3	The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. The Borrowers will be deemed to have given their consent 5 Business Days after the Existing Finance Party has requested it unless consent is expressly refused by the Borrowers within that time.

30.2.4	An assignment will only be effective on:

(a)	receipt by the Agent of written confirmation from the New Finance Party (in form and substance satisfactory to the Agent) that the New Finance Party will assume the same obligations to the other Finance Parties as it would have been under if it was an original party to the relevant Finance Document; and

(b)	performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Finance Party, the completion of which the Agent shall promptly notify to the Existing Finance Party and the New Finance Party.

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30.2.5	A transfer will only be effective if the procedure set out in Clause 30.5 (Procedure for transfer) is complied with.

30.2.6	If:

(a)	a Lender or Bank Guarantor or Swap Bank assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Finance Party or Lender or Bank Guarantor or Swap Bank acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Finance Party or Lender or Bank Guarantor or Swap Bank acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Finance Party or Lender or Bank Guarantor or Swap Bank acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

30.2.7	Each New Finance Party, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Bank Guarantor or Swap Bank in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Finance Party would have been had it remained a Lender or Bank Guarantor or Swap Bank.

30.3	Assignment or transfer fee

30.3.1	Subject to Clause 30.3.2, the New Finance Party shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$3,500;

30.3.2	The fee set out in Clause 30.3.1 shall not be payable in the case of an assignment or transfer to a New Finance Party notified to the Agent prior to the date of this Agreement provided that such assignment or transfer takes effect within 10 Business Days of the date of this Agreement.

30.4	Limitation of responsibility of Existing Finance Parties

30.4.1	Unless expressly agreed to the contrary, an Existing Finance Party makes no representation or warranty and assumes no responsibility to a New Finance Party for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(b)	the financial condition of an Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

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(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

30.4.2	Each New Finance Party confirms to the Existing Finance Party, the other Finance Parties and the Secured Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Finance Party or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

30.4.3	Nothing in any Finance Document obliges an Existing Finance Party to:

(a)	accept a re-transfer from a New Finance Party of any of the rights and obligations assigned or transferred under this Clause 30; or

(b)	support any losses directly or indirectly incurred by the New Finance Party by reason of the non-performance by an Obligor of its obligations under the Transaction Documents or otherwise.

30.5	Procedure for transfer

30.5.1	Subject to the conditions set out in Clause 30.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 30.5.2 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Finance Party and the New Finance Party. The Agent shall, subject to Clause 30.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

30.5.2	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Finance Party and the New Finance Party once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Finance Party.

30.5.3	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Finance Party seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Finance Party shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

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(b)	each of the Obligors and the New Finance Party shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Finance Party have assumed and/or acquired the same in place of that Obligor and the Existing Finance Party;

(c)	the Agent, the Mandated Lead Arranger, the Security Trustee, the New Finance Party, the other Lenders, and the other Swap Banks shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Finance Party been an original party to the relevant Finance Documents with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arranger, the Security Trustee and the Existing Finance Party shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Finance Party shall become a Party as a "Lender".

30.6	Copy of Transfer Certificate or Increase Confirmation to Borrowers

30.6.1	The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Borrowers a copy of that Transfer Certificate or an Increase Confirmation.

30.7	Security over Finance Parties’ rights

In addition to the other rights provided to Lenders, Bank Guarantors and Swap Banks under this Clause 30, each Lender, Bank Guarantor and Swap Bank may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender or Bank Guarantor or Swap Bank including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender or Bank Guarantor or Swap Bank which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owned, or securities issued, by that Lender or Bank Guarantor or Swap Bank as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender or Bank Guarantor or Swap Bank from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender or Bank Guarantor or Swap Bank as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender or Bank Guarantor or Swap Bank under the Finance Documents.

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30.8	Disclosure of information

30.8.1	Any Lender or Bank Guarantor or Swap Bank may disclose to its professional advisers (including, if relevant, any ratings agency), to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender or Bank Guarantor or Swap Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)	with (or through) whom that Lender or Bank Guarantor or Swap Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or an Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about an Obligor, the Group and the Finance Documents as that Lender or Bank Guarantor or Swap Bank shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

31.	Restriction on debt purchase transactions

31.1	Prohibition on Debt Purchase Transactions by the Group and Sponsor Affiliates

The Obligors shall not, and shall ensure that each other member of the Group or any Sponsor Affiliate shall not, enter into any Debt Purchase Transaction or beneficially own in excess of 1 per cent. of the share capital of a company that is a Lender and/or a Bank Guarantor or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

31.2	Disenfranchisement on Debt Purchase Transactions entered into by the Group or Sponsor Affiliates contrary to Clause 31.1

For the avoidance of doubt, for so long as a member of the Group or a Sponsor Affiliate, contrary to the provisions of Clause 31.1 of this Agreement, (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)	in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(b)	for the purposes of Clause 14.3 (Exceptions), such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender and/or a Bank Guarantor (unless in the case of a person not being a Sponsor Affiliate it is a Lender and/or a Bank Guarantor by virtue otherwise than by beneficially owning the relevant Commitment).

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31.3	Sponsor Affiliates' notification to other Lenders and Bank Guarantors of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and/or Bank Guarantor and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 4.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders and the Bank Guarantors.

32.	Changes to the Obligors

32.1	Assignments and transfers

Without the prior consent of the Lenders and the Bank Guarantors, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

32.2	Additional Corporate Guarantor

32.2.1	Subject to compliance with the provisions of Clause 20.6 ("Know your customer" checks) and the conditions set out in Schedule 2, Part VI, Höegh MLP shall become a Corporate Guarantor on the first Höegh MLP Effective Date.

32.2.2	The Parent Company shall ensure that Höegh MLP shall grant the relevant Transaction Security with respect to a Borrower on or prior to the Höegh MLP Effective Date for such Borrower.

32.2.3	Höegh MLP shall:

(a)	deliver to the Agent on the first Höegh MLP Effective Date a duly completed and executed Höegh MLP Accession Deed in the form set out in Schedule 9;

(b)	deliver to the Security Trustee on the first Höegh MLP Effective Date a duly completed and executed Höegh MLP Accession Deed (as defined in the Trust Agreement); and

(c)	ensure the Agent has received on each Höegh MLP Effective Date all of the documents and other evidence listed in Part VI of Schedule 2 (Conditions precedent), each in form and substance satisfactory to the Agent.

32.2.4	The Agent shall notify the Parent Company, the Lenders and the Bank Guarantors promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part VI of Schedule 2 (Conditions precedent).

32.2.5	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 32.2.4 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

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SECTION 10
THE FINANCE PARTIES

33.	Role of the Agent and the Mandated Lead Arranger

33.1	Appointment of the Agent

33.1.1	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

33.1.2	Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

33.2	Instruction

33.2.1	The Agent shall:

(a)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(iii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Agent.

(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

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(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

33.3	Duties of the Agent

33.3.1	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

33.3.2	Subject to Clause 33.3.3 below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

33.3.3	Without prejudice to Clause 30.6 (Copy of Transfer Certificate or Increase Confirmation), Clause 33.3.2 above shall not apply to any Transfer Certificate or Increase Confirmation.

33.3.4	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

33.3.5	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

33.3.6	If the Agent is aware of the non-payment of any principal, interest, Commitment Fee, Guarantee Commission or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

33.3.7	The Agent may disclose the identity of a Defaulting Lender to other Finance Parties and the Borrowers and shall disclose the same upon the written request of the Borrowers or the Majority Lenders.

33.3.8	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

33.4	Particular duties and liabilities of the Agent in relation to the ECA Lender

33.4.1	The Agent shall as Agent for the ECA Lender have the following duties:

(a)	to inform the Borrowers of interest, instalments and other amounts due from the Borrowers to the ECA Lender (other than Break Costs), and Guarantee Commission due from the Borrowers to the Bank Guarantors under the Finance Documents;

(b)	to notify the ECA Lender and the Bank Guarantors of any non-payment of any principal, interest, fees or other amount payable to the ECA Lender and/or the Bank Guarantors (other than Break Costs) under this Agreement;

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(c)	to notify the ECA Lender and the Bank Guarantors (i) of any failure by the Borrowers to deliver the documents required to be delivered under Clause 20.1 (Financial statements) or Clause 20.2 (Compliance Certificate), (ii) in the event any of the insurances required to be maintained under Clause 24 (Insurance) reaches its expiry date without relevant evidence of renewal being presented to it as Agent, and (iii) to forward to the ECA Lender the original or a copy of any document which is delivered to it as Agent by or on behalf of the insurers to satisfy the obligations undertaken by the insurers under the its letter of undertaking issued by them to the Agent in accordance with the Finance Documents, hereunder any notice of non-renewal of the relevant insurances;

(d)	to forward to the ECA Lender the original or a copy of any document which is delivered to the Agent for ECA Lender by the Borrowers;

(e)	unless otherwise instructed by the Majority Lenders, request from the Borrowers that any non-compliance contemplated by (b) or (c) above be immediately remedied (if capable of remedy), and

(f)	to keep and hold the originals of the Security Documents.

33.4.2	Notwithstanding paragraph (a) of Clause 33.12.1 (Exclusion of Liability) and without limiting paragraph (b) of Clause 33.12.1 (Exclusion of Liability), the Agent will not be liable to the ECA Lender for any failure to perform its duties as Agent under this Agreement, unless directly caused by its negligence or wilful misconduct.

33.5	Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

33.6	No fiduciary duties

33.6.1	Nothing in any Finance Document constitutes the Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

33.6.2	Neither the Account Bank, the Agent, the Mandated Lead Arranger, the Security Trustee nor the Swap Banks shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

33.7	Business with the Group

Any of the Agent, the Account Bank, the Mandated Lead Arranger, the Security Trustee and the Swap Banks may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Group.

33.8	Rights and discretions of the Agent

33.8.1	The Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; and

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(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (a) above, may assume the truth and accuracy of that certificate.

33.8.2	The Agent may each assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 29.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Borrowers (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

33.8.3	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

33.8.4	Without prejudice to the generality of Clause 33.8.3 above or 33.8.5 below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

33.8.5	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

33.8.6	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part, of any such person,

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unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.

33.8.7	The Agent may each act in relation to the Finance Documents and any Eksportkreditt Bank Guarantees (as applicable) through its personnel and agents.

33.8.8	Unless a Finance Document expressly provides otherwise, the Agent may each disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

33.8.9	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Account Bank, the Mandated Lead Arranger, the Security Trustee nor the Swap Banks is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

33.8.10	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

33.9	Majority Lenders' instructions

33.9.1	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

33.9.2	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

33.9.3	The Agent may each refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

33.9.4	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

33.9.5	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 33.9.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of the rights under the Security Documents or enforcement of the Transaction Security or the Security Documents.

33.10	Responsibility for documentation

Neither the Agent, the Account Bank, the Mandated Lead Arranger nor any Swap Bank is responsible or liable for:

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(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Account Bank, the Agent, the Mandated Lead Arranger, the Swap Bank, an Obligor or any other person given in or in connection with any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document.

33.11	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

33.12	Exclusion of liability

33.12.1	Without limiting Clause 33.12.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Account Bank, the Mandated Lead Arranger or the Swap Banks), none of the Agent, the Account Bank, the Mandated Lead Arranger or any Swap Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(b)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(c)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

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including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

33.12.2	No Party (other than the Account Bank, the Agent or a Swap Bank) may take any proceedings against any officer, employee or the agent of the Account Bank, the Agent or a Swap Bank in respect of any claim it might have against the Account Bank, the Agent, or a Swap Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Account Bank, the Agent, or the Swap Bank may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

33.12.3	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

33.12.4	Nothing in this Agreement shall oblige the Agent, or the Mandated Lead Arranger to carry out any "know your customer" or other checks in relation to any person or any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender and each Lender confirms to the Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arranger.

33.12.5	Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

33.13	Lenders' and Bank Guarantors’ indemnity to the Agent

33.13.1	Each Lender and/or Bank Guarantor (as applicable) shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (as applicable) (otherwise than by reason of its gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.9 (Disruption to Payment Systems etc.) notwithstanding its negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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33.13.2	Subject to Clause 33.13.3, the Borrowers shall immediately on demand reimburse any Lender and/or Bank Guarantor (as applicable) for any payment that Lender and/or Bank Guarantor (as applicable) makes to the Agent pursuant to Clause 33.13.1 above.

33.13.3	Clause 33.13.2 shall not apply to the extent that the indemnity payment in respect of which the Lender and/or Bank Guarantor (as applicable) claims reimbursement relates to a liability of the Agent to an Obligor.

33.14	Resignation of the Agent

33.14.1	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

33.14.2	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

33.14.3	If the Majority Lenders have not appointed a successor Agent in accordance with Clause 33.14.2 within 30 days after notice of resignation was given, the Agent may, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed beyond 30 days) appoint a successor Agent.

33.14.4	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

33.14.5	The Agent's resignation notice shall only take effect upon the appointment of a successor.

33.14.6	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligation under 33.14.4 above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

33.14.7	After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with Clause 33.14.2. In this event, the Agent shall resign in accordance with Clause 33.14.2.

33.15	Confidentiality

33.15.1	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

33.15.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

33.15.3	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor the Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

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33.16	Relationship with the Lenders and Bank Guarantors

33.16.1	The Agent may treat each Lender or Bank Guarantor as a Lender or Bank Guarantor, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender or Bank Guarantor to the contrary in accordance with the terms of this Agreement.

33.16.2	Each Lender and/or Bank Guarantor (as applicable) shall supply the Agent with any information that the Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Agent to perform its functions as Security Trustee. Each Lender and/or Bank Guarantor (as applicable) shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

33.17	Credit appraisal by the Lenders and Bank Guarantors

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Bank Guarantor confirms to the Account Bank, Agent, the Mandated Lead Arranger and the Swap Banks that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security

(c)	whether that Lender and Bank Guarantor has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; and

(d)	the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

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33.18	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

33.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

34.	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

35.	Sharing among the Finance Parties

35.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 36 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 36 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 36.5 (Application of payments).

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35.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 36.5 (Application of payments).

35.3	Recovering Finance Party's rights

35.3.1	On a distribution by the Agent under Clause 35.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

35.3.2	If and to the extent that the Recovering Finance Party is not able to rely on its rights under Clause 35.3.1, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

35.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 35.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

35.5	Exceptions

35.5.1	This Clause 35.5.1 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against relevant Obligor.

35.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 11
ADMINISTRATION

36.	Payment mechanics

36.1	Payments to the Agent

36.1.1	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

36.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

36.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to an Obligor) and Clause 36.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

36.3	Distributions to an Obligor

The Agent may (with the consent of an Obligor or in accordance with Clause 37 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback

36.4.1	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

36.4.2	Unless Clause 36.4.3 below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

36.4.3	If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

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(a)	the Agent shall notify the Parent Company of that Lender's identity and] the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(b)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

36.5	Application of payments

36.5.1	All moneys received by the Agent under or pursuant to any of the Finance Documents and expressed to be applicable in accordance with the provision of this clause shall be applied in the order set out in Clause 36.5.2 and/or Clause 36.5.3 and/or Clause 36.5.4 (as applicable) and the surplus (if any) shall be paid to the Borrowers or to whoever else may appear to the Agent to be entitled to receive the surplus.

36.5.2	Subject to Clause 36.5.4, the order of application is as follows:

(a)	first, in or towards payment pro rata of any unpaid amounts arising to the Agent and the Security Trustee under the Finance Documents;

(b)	secondly, in or towards payment pro rata between each Facility of any accrued interest, fees or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata between each Facility of any principal due but unpaid under this Agreement;

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents other than a Swap Contract;

(e)	fifthly, in or towards payment pro rata of any periodic Swap Payment due to the Swap Banks but unpaid under a Swap Contract; and

(f)	sixthly, in or towards payment pro rata of any termination Swap Payment due to the Swap Banks but unpaid under a Swap Contract.

36.5.3	The Agent shall, if so directed by (i) all Lenders and (ii) each Bank Guarantor, vary the order set out in Clause 36.5.2 (b) to (f) above.

36.5.4	During the Period commencing on the first Höegh MLP Effective Date and ending in the second Höegh MLP Effective Date, all moneys received by the Agent under or pursuant to any of the Finance Documents from Höegh MLP, the Dropdown Borrower or any other Security Party related to the financing of the Dropdown Vessel and expressed to be applicable in accordance with the provisions of this Clause, shall be applied in the order set out in Clause 36.5.2 but only to the extent necessary to discharge the obligations of such Parties under such Finance Documents and in relation to the financing of the Dropdown Vessel.

36.5.5	Clauses 36.5.1, 36.5.2 and 36.5.4 above will override any appropriation made by an Obligor.

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36.6	No set-off by an Obligor

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

36.7	Business Days

36.7.1	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

36.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.8	Currency of account

36.8.1	Subject to Clauses 36.8.2 and 36.8.3 below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

36.8.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

36.8.3	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

36.9	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of a Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.9; and

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(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

37.	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purpose of this clause the term “Finance Party” includes each of the relevant Finance Party’s holding companies and subsidiaries and each subsidiary of each of the relevant Finance Party’s holding companies (as defined in the Companies Act 2006).

38.	Notices and publications

38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of an Obligor, that identified with its name below;

(b)	in the case of an Original Lender, that identified with its name below or in the case of each other Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Account Bank or a Bank Guarantor or the Security Trustee or the Swap Bank, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

38.3	Delivery

38.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

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(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

38.3.2	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent (as applicable) and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

38.3.3	All notices from or to an Obligor shall be sent through the Agent.

38.3.4	Any communication or document which becomes effective, in accordance with Clauses 38.3.1 to 38.3.3, after 4.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

38.5	Electronic communication

38.5.1	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication, if those two Parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ Notice.

38.5.2	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party only if it is addressed in such a manner as the Agent shall specify for this purpose.

38.5.3	Any electronic communication which becomes effective, in accordance with Clause 38.5.2 above, after 4.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.6	Use of websites

38.6.1	An Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by that Obligor and the Agent (the "Designated Website") if:

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(a)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)	both that Obligor and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)	the information is in a format previously agreed between that Obligor and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify that Obligor accordingly and that Obligor shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event that Obligor shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

38.6.2	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by an Obligor and the Agent.

38.6.3	An Obligor shall promptly upon becoming aware of its occurrence notify the Agent if:

(a)	the Designated Website cannot be accessed due to technical failure;

(b)	the password specifications for the Designated Website change;

(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)	that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If that Obligor notifies the Agent under Clause 38.6.3(a) or Clause 38.6.3(e) above, all information to be provided by that Obligor under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

38.6.4	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrowers shall comply with any such request within ten Business Days.

38.7	English language

38.7.1	Any notice given under or in connection with any Finance Document must be in English.

38.7.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

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(b)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.8	Publications

The Agent, the Mandated Lead Arranger, the ECA Lender and each Bank Guarantor may, each at its own expense, publish information about its participation in and the agency and arrangement of the facilities, and for such purpose may use the Borrowers’ and/or Parent Company’s logo and trademark provided that no details of the terms of the Facility shall be disclosed other than those disclosed by the Parent Company to the Oslo Stock Exchange unless approved in writing by the Parent Company.

39.	Calculations and certificates

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

39.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London Interbank Market differs, in accordance with that market practice.

40.	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41.	Remedies, waivers and conflicts

41.1.1	No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver, of any right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

41.1.2	In the event of any conflict between this Agreement and any of the other Finance Documents, the provisions of this Agreement shall prevail.

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42.	Amendments and waivers

42.1	Required consents

42.1.1	Subject to Clause 42.2 (All Lender matters) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

42.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

42.1.3	Without prejudice to the generality of Clauses 33.8.4 to 33.8.6 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2	All Lender Matters

42.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	an extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitment reduces the Commitment of the Lender rateably under the relevant Facility;

(e)	a change to an Obligor;

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	Clause 2.5 (Finance Parties' rights and obligations), Clause 30 (Changes to the Lenders) or this Clause 42, Clause 46 (Governing law) or Clause 47.1 (Jurisdiction);

(h)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(i)	the release of any Security Document other than, the release of security in respect of the sale of a Vessel in accordance with Clause 23.10 (Sale or other Disposal);

shall not be made or given without the prior consent of all the Commercial Lenders and, in relation to (a) – (g) above, without the consent of all the Lenders (provided that the consent of the ECA Lender shall only be required if such amendment or waiver affects the Eksportkreditt Facility).

42.2.2	An amendment or waiver which relates to the rights or obligations of the Account Bank, the Swap Banks, the ECA Lender, the Agent, the Security Trustee, the Mandated Lead Arranger or the Bank Guarantors may not be effected without the consent of the Account Bank, the Swap Banks, the ECA Lender, the Agent, the Security Trustee, the Mandated Lead Arranger or the Bank Guarantors as the case may be.

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42.3	Replacement of Lender

42.3.1	If at any time any Lender becomes a Non-Consenting Lender (as defined in Clause 42.3.3 below) then the Borrowers may, on 10 Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrowers, and which is acceptable to the Agent and the Bank Guarantors (acting reasonably) and, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 30 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

42.3.2	The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(a)	the Borrowers shall have no right to replace the Agent or the Security Trustee;

(b)	neither the Agent nor the Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 10 Business Days after the date on which that Lender is deemed a Non-Consulting Lender; and

(d)	in no event shall the Lender replaced under this Clause 42.3.2 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(e)	Without prejudice to the generality of Clauses 33.8.4 to 33.8.6 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(f)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 42 which is agreed to by the Parent Company. This includes any amendment or waiver which would, but for this paragraph (f), require the consent of all of the Corporate Guarantors.

42.3.3	In the event that:

(a)	the Borrowers or the Agent (at the request of the Borrowers) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)	the Majority Lenders have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".

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42.4	Disenfranchisement of Defaulting Lenders

42.4.1	For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitments.

42.4.2	For the purposes of this Clause 42.4 the Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(b)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

42.5	Replacement of a Defaulting Lender

42.5.1	The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days' prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and to the extent permitted by law) such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrowers, and which is acceptable to the Agent and the Bank Guarantors (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

42.5.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(a)	the Borrowers shall have no right to replace the Agent or Security Agent;

(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)	the transfer must take place no later than five Business Days after the notice referred to in Clause 42.5.1 above;

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(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(e)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

42.5.3	The Defaulting Lender shall perform the checks described in Clause 42.5.2(e) above as soon as reasonably practicable following delivery of a notice referred to in Clause 42.5.2 and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

43.	Confidentiality

43.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Trustee and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

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(iii)	appointed by any Finance Party or by a person to whom sub-paragraphs (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 33.16 (Relationship with the Lenders and Bank Guarantors));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.7 (Security over Lenders' rights);

(viii)	who is a Party, a member of the Group or any related entity of an Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Parent Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(D)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(E)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Entire agreement

This Clause 43 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidentiality).

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43.6	Continuing obligations

The obligations in this Clause 43 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

45.	Joint and Several Liability

45.1	Nature of liability

The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

45.1.1	any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Security Party under or in connection with any Finance Document;

45.1.2	any amendment, variation, novation or replacement of any other Finance Document;

45.1.3	any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Security Party for any reason;

45.1.4	the winding-up or dissolution of any other Borrower or any other Security Party;

45.1.5	the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Security Party; or

45.1.6	any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.

45.2	No rights as surety

Until all amounts outstanding under the Finance Documents have been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of any amounts outstanding under the Finance Documents or by virtue of any enforcement by a Finance Party of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Security Party:

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45.2.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by a Finance Party or any other person; or

45.2.2	exercise any right of contribution from any other Borrower or any other Security Party under any Finance Document; or

45.2.3	exercise any right of set-off or counterclaim against any other Borrower or any other Security Party; or

45.2.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Security Party; or

45.2.5	unless so directed by the Agent (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Security Party in competition with any Finance Party and each Borrower shall hold in trust for the Finance Parties and forthwith pay or transfer (as appropriate) to the Agent any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

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SECTION 12
GOVERNING LAW AND ENFORCEMENT

46.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement is/are governed by English law.

47.	Enforcement

47.1	Jurisdiction

47.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

47.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

47.1.3	This Clause 47.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

47.2.1	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(a)	irrevocably appoints Leif Höegh (UK) Limited of 5 Young Street, London, W8 5EH, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

47.2.2	If any person appointed as agent for service of process is unable for any reason to act as agent for service of process, the relevant Obligor shall immediately appoint another agent on terms acceptable to the Agent, failing this, the Agent may appoint another agent for this purpose.

47.3	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

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(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Definitions for LMA Bail-In Clause

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time ; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

Part I
The Original Lenders

Commercial Facility

NAME OF ORIGINAL LENDER	COMMERCIAL FACILITY VESSEL 1 TRANCHE COMMITMENT (US$)	COMMERCIAL FACILITY VESSEL 2 TRANCHE COMMITMENT (US$)	COMMERCIAL FACILITY VESSEL 1 MODIFICATION TRANCHE COMMITMENT (US$)
ABN Amro Bank N.V., Oslo Branch	22,285,714.32	23,428,571.44	1,714,285.74
Citibank NA, London Branch	22,285,714.28	23,428,571.43	1,714,285.71
Credit Agricole Corporate and Investment Bank	22,285,714.28	23,428,571.43	1,714,285.71
Danske Bank, Norwegian Branch	22,285,714.28	23,428,571.43	1,714,285.71
DNB Bank ASA	22,285,714.28	23,428,571.43	1,714,285.71
Nordea Bank Norge ASA	22,285,714.28	23,428,571.43	1,714,285.71
Swedbank AB (publ)	22,285,714.28	23,428,571.43	1,714,285.71
TOTAL	156,000,000.00	164,000,000.00	12,000,000.00

Eksportkreditt Facility

NAME OF ORIGINAL LENDER	VESSEL 1 TRANCHE COMMITMENT (US$)	VESSEL 2 TRANCHE COMMITMENT (US$)
Eksportkreditt Norge ASA	44,000,000.00	36,000,000.00

132

Part II – Bank Guarantors

NAME OF BANK GUARANTOR	BANK GUARANTEE VESSEL 1 FACILITY COMMITMENT (US$)	BANK GUARANTEE VESSEL 2 FACILITY COMMITMENT (US$)
ABN Amro Bank N.V., Oslo Branch	6,285,714.32	5,142,857.16
Citibank NA, London Branch	6,285,714.28	5,142,857.14
Credit Agricole Corporate and Investment Bank	6,285,714.28	5,142,857.14
Danske Bank, Norwegian Branch	6,285,714.28	5,142,857.14
DNB Bank ASA	6,285,714.28	5,142,857.14
Nordea Bank Finland Plc	6,285,714.28	5,142,857.14
Swedbank AB (publ)	6,285,714.28	5,142,857.14
TOTAL	44,000,000.00	36,000,000.00

133

SCHEDULE 2
CONDITIONS PRECEDENT

Part I – Conditions to Signing

1.	The Obligors

(a)	A Certified Copy of the constitutional documents of each Obligor (attached to a notarised Officer’s Certificate of each Obligor).

(b)	A Certified Copy of a resolution of the board of directors of each Obligor (attached to a notarised Officer’s Certificate of each Obligor):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A certificate of each Obligor (signed by a director or officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

2.	Further documents and evidence

(a)	Evidence that any process agent referred to in Clause 47.2 (Service of process), has accepted its appointment.

(b)	A Certified Copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(c)	A Certified Copy of each of the Original Financial Statements;

(d)	All documents as may be required by the Agent and the Lenders to comply with ‘know your customer’ or similar identification procedures in relation to the Obligors;

(e)	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

134

(f)	A Certified Copy of each Building Contract, in addition to Certified Copies of all invoices received thereunder.

3.	Legal opinions

An English legal opinion from Ince & Co LLP, addressed to the Mandated Lead Arranger, the Agent and the Original Lenders.

4.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

135

Part II – Conditions to Closing and Delivery of Utilisation Request

1.	Documents and evidence

(a)	A Certified Copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(b)	If any withholding Tax is payable in relation to the Finance Documents, evidence that such Tax has been or will be paid by its due date.

(c)	The original letters authenticating the Refund Guarantees sent by Swift message by the Refund Guarantors with enclosed Refund Guarantees issued by the Refund Guarantors and a confirmation (by Swift message or original letter) from the Refund Guarantor confirming that the Refund Guarantee has been assigned to the Security Trustee on behalf of the Lenders pursuant to the Pre-delivery Security Assignment.

(d)	If required by the Lenders, environmental due diligence reports in form and substance acceptable to the Agent.

(e)	Evidence that the Accounts have been established and duly completed mandate forms in respect thereof have been delivered to the Account Bank.

(f)	A Compliance Certificate (confirming compliance only with Clause 20.2.1).

(g)	The original of the Disclosure Letter.

2.	Finance Documents

Duly executed originals of the following documents with respect to the relevant Borrower:

(a)	this Agreement;

(b)	the Account Security Deeds;

(c)	each Pre-Delivery Security Assignment (and the notices and acknowledgements to be executed thereunder in accordance with its terms);

(d)	the Borrower Shares Security Deeds;

(e)	any Swap Contract and any Swap Contract Assignment (and the notices and acknowledgements to be executed thereunder in accordance with its terms); and

(f)	the Trust Agreement.

3.	Legal opinions

(a)	An English legal opinion from Ince & Co LLP, addressed to the Mandated Lead Arranger, the Agent and the Original Lenders.

136

(b)	A Bermuda legal opinion from MJM Limited, addressed to the Mandated Lead Arranger, the Agent and the Original Lenders.

(c)	Such other legal opinions as the Agent may reasonably require in relation to any other Finance Document.

4.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

137

Part III – Conditions to each Pre-Delivery Loan

1.	Invoices

A copy of the invoices received from the Builder under the relevant Building Contract.

2.	Evidence of payments

2.1	Evidence acceptable to the Agent that all preceding contract instalments for the relevant Vessel which have become due for payment have been paid in full and such payments constitute at least 35 per cent. of the Delivered Cost.

2.2	Evidence acceptable to the Agent that any existing Financial Indebtedness related to the relevant Vessel (other than subordinated shareholder loans acceptable to the Lenders and/or Financial Indebtedness permitted in accordance with Clause 27.13.2) has been repaid in full and all related security has been discharged.

3.	Borrower's Certificate

A certificate from the relevant Borrower to the Agent confirming that:

(a)	the Builder does not have any outstanding claims against the relevant Borrower or any other Security Party; and

(b)	there have been no material amendments or variations agreed to the Building Contract or relevant Refund Guarantee that have not been agreed by the Agent and that no action has been taken by either the Builder, the Refund Guarantor or that Borrower which might in any way render the Building Contract or the Refund Guarantee inoperative or unenforceable, in whole or in any part; and

(c)	there is no Security (except for Permitted Security) of any kind created or permitted by any person on or relating to the Building Contract or the Refund Guarantee or in relation to the relevant Vessel.

4.	Project Costs

4.1	A statement from the Parent Company confirming the amount of the current Project Costs together with each cost incorporated therein.

4.2	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

138

Part IV – Conditions to Delivery Loan

1.	Invoice and Delivered Cost Schedule

A Certified Copy of the Builder’s final invoice for the relevant Vessel and a schedule of the Delivered Cost as at the Delivery Date in form acceptable to the Agent.

2.	Evidence of payments

Evidence acceptable to the Agent that:

(a)	all preceding contract instalments for the relevant Vessel which have become due for payment have been paid in full;

(b)	the part of the relevant delivery contract instalment payable to the Builder which is not being funded by the proposed Loan has been deposited with the Agent with instructions for onward payment to the Builder;

(c)	the aggregate amount of the payments made by the relevant Borrower to the Builder in respect of the Contract Price of the relevant Vessel and the payment made to the Agent referred to in (b) above, is equal to at least 35 per cent. of the Delivered Cost.

3.	Title Documents

A Certified Copy of the Builder’s certificate issued to the Original Shareholder and Certified Copies of the memorandum of agreement and bill of sale evidencing transfer of title to the relevant Borrower.

4.	Finance Documents

Duly executed originals of the following with respect to the relevant Borrower:

(a)	the Mortgage;

(b)	the Deed of Covenant and/or General Assignment (as applicable) (and the notices and acknowledgements to be executed thereunder in accordance with its terms); and

(c)	the Management Agreement Assignment (and the notices and acknowledgements to be executed thereunder in accordance with its terms).

5.	Evidence that:

(a)	the relevant Vessel is, or immediately following the Utilisation will be, registered in the name of the relevant Borrower under an Approved Flag;

(b)	the relevant Vessel is, or immediately following the Utilisation will be, in the absolute and unencumbered ownership of the relevant Borrower save for Permitted Security;

(c)	the Mortgage is, or immediately following the Utilisation will be, registered in favour of the Security Trustee with first ranking priority under an Approved Flag;

(d)	the relevant Vessel is, or immediately following the Utilisation will be, insured in accordance with the covenants given under this Agreement;

(e)	the relevant Vessel maintains the Classification with the Classification Society free of all overdue recommendations and conditions.

139

6.	The Agent shall have received the search results of the registry of the Approved Flag with respect to the relevant Vessel and such results shall be acceptable to the Lenders.

7.	Evidence acceptable to the Agent that the Manager and/or Operator and the relevant Vessel are in compliance with the ISM Code and the ISPS Code, by providing up-to-date copies of:

(a)	The document of compliance (“DOC”) for the Manager and/or Operator;

(b)	The safety management certificate (“SMC”) for the relevant Vessel; and

(c)	The international ship security certificate (“ISSC”) for the relevant Vessel; and

8.	Evidence acceptable to the Agent that the relevant Vessel is certificated in accordance with the requirements of the Maritime Labour Convention 2006.

9.	A Compliance Certificate (confirming compliance only with Clause 20.2.1 and the Security Maintenance Ratio, along which appraisal reports dated not more than 30 days previously, in form and substance acceptable to the Agent, and from two Approved Brokers appointed by the Original Shareholder, stating the current Market Value of the relevant Vessel).

10.	A certificate from the ECA Lender evidencing compliance with Clause 4.2.1(d).

11.	A favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the relevant Vessel as the Agent may require, including an opinion that the MII and MAP cover complies with the requirements of Clause 24.10 (Mortgagee’s interest insurance).

12.	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the jurisdiction of the Approved Flag and such other relevant jurisdictions as the Agent may require.

13.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

140

Part V – Conditions to Time Charter Vessel 2

1.	Documents and evidence

(a)	A Certified Copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by the ILA, OSA and ILA Securities or for the validity and enforceability of the ILA, OSA and ILA Securities.

(b)	If any withholding Tax is payable in relation to the Finance Documents, evidence that such Tax has been or will be paid by its due date.

(c)	Evidence that the OSA Earnings Account has been established.

(d)	A Compliance Certificate (confirming compliance only with Clause 20.2.1).

2.	Finance Documents

Duly executed originals of the following documents:

(a)	the OSA Account Security Deed;

(b)	the Time Charter Assignment;

(c)	the ILA Securities Assignment;

(d)	the OSA Assignment;

(e)	the HCOL Share Pledge;

(f)	the General Assignment by HCOL;

(g)	the Management Agreement Assignment by HCOL; and

(h)	an Accession Deed of HCOL to the Trust Agreement.

3.	Legal opinions

(a)	An English legal opinion from Ince & Co LLP, addressed to the Mandated Lead Arranger, the Agent and the Original Lenders;

(b)	A Cayman Island legal opinion from Cayman Island counsel to the Agent, addressed to the Mandated Lead Arranger, the Agent and the Original Lenders; and

(c)	A Colombian legal opinion from Parra Rodriguez Abogados, addressed to the Mandated Lead Arranger, the Agent and the Original Lenders.

4.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

141

Part VI – Conditions to Commercial Facility Vessel 1 Modification/Modification Loan

Part A

In respect of the Vessel 1 Modification:

1.	a Certified Copy of the agreement with the Builder (the “Modification Agreement”) for the Vessel 1 Modification, the terms of which shall be reasonably satisfactory to the Agent, no later than 30 Business Days prior to the commencement of the Vessel 1 Modification;

2.	evidence acceptable to the Agent that the registration of Vessel 1 and the Mortgage with respect to Vessel 1 will not be affected by the Vessel 1 Modification, by providing an up-to-date copy of the Certificate of Ownership and Encumbrance for Vessel 1;

3.	evidence acceptable to the Agent that Vessel 1 will be insured for the relevant marine risks (including builder’s risks) and otherwise in accordance with the covenants given under the Facility Agreement during the period of the Vessel 1 Modification;

4.	confirmation from the insurers that the existing letters of undertaking will continue to be valid and effective;

5.	if required by the Agent, a favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for Vessel 1 as the Agent may require; and

6.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

Part B

In respect of the Vessel 1 Modification Loan:

1.	evidence acceptable to the Agent that the Vessel 1 Modification has been completed pursuant to and in accordance with the Modification Agreement substantially as presented to the Agent prior to the commencement of the Vessel 1 Modification and without any material alteration or changes, save as agreed by the Majority Lenders;

2.	evidence acceptable to the Agent that the payment of the equity instalment to the builder pursuant to the Modification Agreement has, or will be paid in full to the builder prior to the drawing of the Vessel 1 Modification Loan;

3.	a Certified Copy of the Builder’s final invoice for the Vessel 1 Modification;

4.	evidence acceptable to the Agent that Vessel 1 is insured for the relevant marine risks in order to operate in accordance with the covenants given under the Facility Agreement;

5.	confirmation from the insurers that the existing letter of undertaking will continue to be valid and effective;

6.	if required by the Agent, a favourable opinion from an independence insurance consultant appointed by the Agent on such matters relating to the insurances for Vessel 1 as the Agent may require;

7.	evidence acceptable to the Agent that Vessel 1 maintains the highest class with the Classification Society free from all recommendations and conditions;

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8.	evidence acceptable to the Agent that Vessel 1 is adequately flagged with an Approved Flag and that the Mortgage does not require any amendments following the Vessel 1 Modification.

9.	evidence acceptable to the Agent the Vessel 1 is free of any liens or encumbrances relating to the Vessel 1 Modification, save for any Permitted Liens;

10.	evidence acceptable to the Agent that the Manager and/or Operator and Vessel 1 are in compliance with the ISM Code and the ISPS Code, by provided up-to-date copies of:

(a)	The document of compliance (“DOC”) for the Manager and/or Operator;

(b)	The safety management certificate (“SMC”) for Vessel 1; and

(c)	The international ship security certificate (“ISSC”) for Vessel 1; and

10.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

143

Part VII – Conditions to Höegh MLP Effective Date

1.	The Agent and the Lenders shall have received such documentation and information as is reasonably requested to evidence the Höegh MLP structure, including copies of the structure chart, documentation of ownership, and all relevant corporate and constitutional documents.

2.	Evidence that the Höegh MLP IPO has been effected and that all conditions precedent to the effectiveness of the IPO have been satisfied or permanently waived and that the Höegh MLP IPO has been effected in accordance with the documentation and all applicable laws.

3.	Evidence acceptable to the Agent that the legal and beneficial ownership of the relevant Borrower has been transferred from the Parent Company to Höegh MLP or its wholly owned direct subsidiary, including (if requested) copies of any purchase agreements or other documents evidencing such transaction.

4.	The Agent shall receive a duly completed Höegh MLP Effective Date notice in a form and substance satisfactory to the Lenders with respect to the relevant Borrower.

5.	Höegh MLP shall have acceded to this Agreement as Additional Corporate Guarantor and to the Trust Agreement as an Obligor, and the Shareholder of the Borrower or FSRU III (if relevant) directly or indirectly owned by Höegh MLP on such Höegh MLP Effective Date shall have executed a Borrower Shares Security Deed in respect of the shares in such Borrower or FSRU III (if relevant).

6.	The Shareholder of each Quotaholder (if relevant) directly or indirectly owned by Höegh MLP on such Höegh MLP Effective Date shall have executed a Quotaholder Share Pledge in respect of the shares in such Quotaholder (if relevant).

7.	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the Höegh MLP Effective Date.

8.	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the jurisdiction of incorporation of Höegh MLP and such other relevant jurisdictions as the Agent may require.

9.	Such other documents and evidence in relation to such conditions as reasonably may be required by the Agent.

144

SCHEDULE 3
REQUESTS

Part I
Utilisation Request

From:	HOEGH LNG CYPRUS LIMITED HÖEGH LNG FSRU IV LTD.

To:	Nordea Bank Norge ASA

Dated:	[●] 2016

Dear Sirs

US$412,000,000 Facilities Agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a [Commercial Facility Vessel 1 Tranche/Commercial Facility Vessel 2 Tranche/ Eksportkreditt Facility Vessel 1 Tranche/Eksportkreditt Facility Vessel 2 Tranche/ Commercial Facility Vessel 1 Modification Tranche] Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day);

Amount:	[●];

Interest Period:	[●] months.

3.	[We wish to request a Bank Guarantee to be issued by the Bank Guarantors in favour of the ECA Lender in an aggregate amount equal to the [Eksportkreditt Facility Vessel 1 Tranche Loan] / [Eksportkreditt Facility Vessel 2 Tranche Loan] requested above on the same Utilisation Date.]

4.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5.	The proceeds of this [Commercial Facility Vessel 1 Tranche/Commercial Facility Vessel 2 Tranche/ Eksportkreditt Facility Vessel 1 Tranche/Eksportkreditt Facility Vessel 2 Tranche Loan/Commercial Facility Vessel 1 Modification Tranche] Loan should be credited to [●]

6.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for
[●] [●]

145

Part II
Selection Notice

From:	HOEGH LNG CYPRUS LIMITED HÖEGH LNG FSRU IV LTD.

To:	Nordea Bank Norge ASA

Dated:	[●] 2016

Dear Sirs

US$412,000,000 Facilities Agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We request that the next Interest Period for the [Commercial Facility Vessel 1 Tranche/Commercial Facility Vessel 2 Tranche/ Eksportkreditt Facility Vessel 1 Tranche/ Eksportkreditt Facility Vessel 2 Tranche /Vessel 1 Modification Facility] Loan outstanding under the Agreement is [●] months.

3.	This Selection Notice is irrevocable.

Yours faithfully

.....................................

authorised signatory for
HOEGH LNG CYPRUS LIMITED
HÖEGH LNG FSRU IV LTD.

146

SCHEDULE 4
VESSELS

	Hull Number	Borrower	Flag
VESSEL 1	HHI 2550	HOEGH LNG CYPRUS LIMITED	Norwegian International Register
VESSEL 2	HHI 2551	HÖEGH LNG FSRU IV LTD.	Marshall Islands Register

147

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:	[●] as Agent

From: [The Existing Lender/Bank Guarantor/Swap Bank] (the “Existing Finance Party”) and [The New Lender/Bank Guarantor/Swap Bank] (the “New Finance Party”)

Dated:

US$412,000,000 Facilities Agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 30.5 (Procedure for transfer):

(a)	The Existing Finance Party and the New Finance Party agree to the Existing Finance Party transferring to the New Finance Party by novation and in accordance with Clause 30.5 (Procedure for transfer) all or part of the Existing Finance Party’s [Commitment], rights and obligations referred to in the Schedule, all of the Existing Finance Party’s rights and obligations under the Facilities Agreement and the other Finance Documents [which relate to that portion of the Existing Finance Party’s Commitments(s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule].

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Finance Party for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

3.	The New Finance Party expressly acknowledges the limitations on the Existing Lender’s obligations set out in of Clause 30.4 (Limitation of responsibility of Existing Finance Parties).

4.	The New Finance Party confirms for the benefit of the Agent and without liability to any Obligor that it is a Treaty Lender.]

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	[The New Finance Party confirms that it [is]/[is not]*** a Sponsor Affiliate].

7.	This Transfer Certificate (and any non-contractual obligations arising out of or in connection with that) shall be governed by English law.

*** Delete as applicable.

148

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Finance Party]	[New Finance Party]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ].

[Agent]

By:

NOTE: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Finance Party’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Finance Party to ascertain whether any documents or other formalities are required to perfect a transfer of such a share in the Existing Finance Party’s Transaction Security in any jurisdiction, and, if so, to arrange for execution of those documents and completion of those formalities.

149

SCHEDULE 6
TIMETABLES

Unless otherwise set forth herein, times refer to Oslo time

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	U – 3 9.30 am

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U – 3 3 pm

Agent notifies the Bank Guarantors in accordance with Clause 5.5 (Bank Guarantors’ Participation)	U – 3 3 pm

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

“U” equals date of Utilisation

“U – X” equals X Business Days prior to the date of Utilisation

150

SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATES

To:	Nordea Bank Norge ASA

Essendrops gate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo

Norway

From:	[Höegh LNG AS]/[Höegh LNG Holdings Ltd.]

DIRECTOR’S CERTIFICATE

This Certificate is rendered pursuant to Clause 20.2 of the facilities agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the “Facilities Agreement”) made between Höegh LNG Cyprus Limited and Höegh LNG FSRU IV Ltd. as Borrowers, Höegh LNG Holdings Ltd., Höegh LNG Limited and Höegh LNG FSRU III Ltd. as Corporate Guarantors, Nordea Bank Norge ASA as Agent, Account Bank and Security Trustee and the financial institutions defined therein as Lenders, Swap Banks and Bank Guarantors. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein

I, [●], the [Chief Executive Officer][Chief Financial Officer] of [Höegh LNG AS]/[Höegh LNG Holdings Ltd.] hereby certify that:

1.	Attached to this Certificate [are][is] the latest [audited consolidated accounts of the Parent Company for the financial year ending on [•]] [audited consolidated accounts of the Parent Company in relation to the [first] [second] six months of the financial year ending on [•]] (the "Accounts").

2.	Set out below are the respective amounts, in US Dollars, of the Available Drawings, Book Equity, Free Liquid Assets and Total Assets of the Parent Company and its Subsidiaries (on a consolidated basis) as at [•]:

US Dollars

Available Drawings	[•]

Book Equity	[●]

Free Liquid Assets	[•]

Total Assets	[●]

Total Funded Indebtedness	[●]

3.	Set out below are the respective amounts, in US Dollars, of the Current Assets, Current Liabilities, Debt Service and EBITDA of [each Borrower][name of Borrower owned by Parent Company] as at [•]:

151

US Dollars

Current Assets	[●]

Current Liabilities	[●]

Debt Service	[●]

EBITDA	[●]

4.	Accordingly, as at the date of this Certificate the financial covenants set out in Clause 22.2 of the Facilities Agreement [are] [are not] complied with, in that as at [•]:

Parent Company:

(a)	Book Equity [does]/[does not] exceed the higher (i) US$200,000,000 and (ii) 25 per cent. of the Total Assets of the Parent Company and its Subsidiaries (on a consolidated basis);

(b)	Free Liquid Assets of the Parent Company and its Subsidiaries (on a consolidated basis) (excluding payments received under the Höegh MLP Demand Note) is [●] and [does]/[does not] exceed the higher of:

(i)	US$20,000,000; and

(ii)	5 per cent. of Total Funded Indebtedness (excluding loans borrowed under the Höegh MLP Demand Note); and

(iii)	any amount specified to be a minimum liquidity requirement under any legal obligation entered into by the Parent Company

[Borrower]:

Current Assets [exceed]/[do not exceed] Current Liabilities; and

The ratio of EBITDA to Debt Service is [●].]

5.	As at [•] no Event of Default has occurred and is continuing.

[or, specify/identify any Event of Default]

6.	The Market Value of each Vessel determined in accordance with Clause 26.2 (Valuation of Vessels) by valuations dated [●] and[●] is US$[●] (Vessel 1) and US$[●] (Vessel 2). Each valuation is attached hereto as Schedule 1.

7.	The aggregate amount of the Loans is US$[●].

8.	Accordingly, as at the date of this Certificate the Security Maintenance Ratio set out in Clause 26.1 of the Facilities Agreement is [●] and [is]/[is not] complied with as the Market Value of the Vessels [plus the Market Value of [●]] [is]/[is not] below 125 per cent. of the aggregate amount of the Loans.

152

…………………………………

Chief Executive Officer/Chief Financial Officer
[HÖEGH LNG AS]/[HÖEGH LNG HOLDINGS LTD.]

Notes:

1. In accordance with Clause 20.2 (Compliance Certificate), a Compliance Certificate provided prior to or on the Delivery Date will not include Current Assets, Current Liabilities and Debt Service in 3 above and will not include computations for 4(a),(b), 6, 7 and 8 above.

153

To:	Nordea Bank Norge ASA

Essendrops gate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo

Norway

From:	Höegh MLP

DIRECTOR’S CERTIFICATE

This Certificate is rendered pursuant to Clause 20.2 of the facilities agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the “Facilities Agreement”) made between Hoegh LNG Cyprus Limited and Höegh LNG FSRU IV Ltd. as Borrowers, Höegh LNG Holdings Ltd., Höegh LNG Limited and Höegh LNG FSRU III Ltd. as Corporate Guarantors, Nordea Bank Norge ASA as Agent, Account Bank and Security Trustee and the financial institutions defined therein as Lenders, Swap Banks and Bank Guarantors. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

I, [●], the Chief Financial Officer of Höegh MLP hereby certify that:

1.	Attached to this Certificate [are][is] the latest audited accounts of Höegh MLP for the financial year ending on [•]] [audited accounts of Höegh MLP in relation to the [first] [second] six months of the financial year ending on [•]] (the "Accounts").

2.	Set out below are the respective amounts, in US Dollars, of the Available Drawings, Book Equity, Debt Service, Free Liquid Assets and Total Assets of the Höegh MLP Group as at [•]:

US Dollars

Available Drawings	[•]

Book Equity	[●]

Free Liquid Assets	[•]

Total Assets	[●]

Total Funded Indebtedness	[●]

3.	Set out below are the respective amounts, in US Dollars, of the Current Assets, Current Liabilities, Debt Service and EBITDA of [each Borrower][name of Borrower owned by Höegh MLP] as at [•]:

US Dollars

Current Assets	[●]

Current Liabilities	[●]

Debt Service	[●]

EBITDA	[●]

154

4.	Accordingly, as at the date of this Certificate the financial covenants set out in Clause 22.2 of the Facilities Agreement [are] [are not] complied with, in that as at [•]:

Höegh MLP:

(a)	Book Equity of the Höegh MLP Group [does]/[does not] exceed the higher (i) US$150,000,000 and (ii) 25 per cent. of the Total Assets of the Höegh MLP Group; and

(b)	Free Liquid Assets of the Höegh MLP Group equal or exceed the higher of:

(i)	US$15,000,000; and

(ii)	the product of US$3,000,000 and the number of vessels owned or leased by Höegh MLP.

[Borrower]:

Current Assets [exceed]/[do not exceed] Current Liabilities; and

The ratio of EBITDA to Debt Service is [●].]

5.	As at [•] no Event of Default has occurred and is continuing.

[or, specify/identify any Event of Default]

6.	The Market Value of each Dropdown Vessel determined in accordance with Clause 26.2 (Valuation of Vessels) by valuations dated [●] and[●] is US$[●] (Vessel 1) and US$[●] (Vessel 2). Each valuation is attached hereto as Schedule 1.

7.	The aggregate amount of the Loans is US$[●].

8.	Accordingly, as at the date of this Certificate the Security Maintenance Ratio set out in Clause 26.1 of the Facilities Agreement is [●] and [is]/[is not] complied with as the Market Value of the Vessels [plus the Market Value of [●]] [is]/[is not] below 125 per cent. of the aggregate amount of the Loans.

…………………………………

Chief Financial Officer
HÖEGH MLP

155

SCHEDULE 8
FORM OF INCREASE CONFIRMATION

To:	[ ] as Agent, [ ] as Security Trustee, [ ] as Borrowers

From:	[the Increase Lender] (the "Increase Lender")

Dated:

US$412,000,000 Facilities Agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the "Facilities Agreement")

We refer to the Facilities Agreement. This agreement (the "Agreement") shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

We refer to Clause 2.6 (Increase) of the Facilities Agreement.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Facilities Agreement.

The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [●].

On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender; and

The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.6.6.

The New Lender confirms that it [is]/[is not]*** a Sponsor Affiliate.

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

This Agreement and any non-contractual obligations arising out of or in connection with it is/are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

*** Delete as applicable.

156

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]
By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as [     ].

Agent
By:

157

SCHEDULE 9
FORM OF HÖEGH MLP ACCESSION DEED

To:	Nordea Bank Norge ASA for itself and each of the other parties to the Facilities Agreement referred to below

From:	Höegh MLP (“Höegh MLP”) and Höegh LNG Holdings Ltd.

Dated:	[●]

Dear Sirs

US$412,000,000 Facilities Agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the "Facilities Agreement")

1.	We refer to the Facilities Agreement. This deed (the "Accession Deed") shall take effect as an Accession Deed for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in paragraphs 1-4 of this Accession Deed unless given a different meaning in this Accession Deed.

2.	Höegh MLP agrees to become an Additional Corporate Guarantor and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional Corporate Guarantor pursuant to Clause 32.2 (Additional Corporate Guarantor) of the Facilities Agreement. Höegh MLP is a master limited partnership duly incorporated under the laws of the Marshall Islands.

3.	The Parent Company confirms that no Default is continuing or would occur as a result of Höegh MLP becoming an Additional Corporate Guarantor.

4.	Höegh MLP administrative details for the purposes of the Facilities Agreement are as follows:

Address:

Fax No.:

Attention:

5.	Höegh MLP (for the purposes of this paragraph 5, the "Acceding Debtor") intends to give a guarantee and indemnity under the terms of Clause 18.1 (Guarantee and Indemnity) of the Facilities Agreement.

IT IS AGREED as follows:

6.	Terms defined in the Trust Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 5.

7.	The Acceding Debtor and the Agent agree that the Security Trustee shall hold:

(a)	any Security in respect of Secured Obligations created or expressed to be created pursuant to the Finance Documents;

(b)	all proceeds of that Security; and

158

(c)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Secured Obligations to the Agent as trustee for the Secured Parties (in the Finance Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Finance Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Trust Agreement.

8.	The Acceding Debtor confirms that it intends to be party to the Trust Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Trust Agreement and agrees that it shall be bound by all the provisions of the Trust Agreement as if it had been an original party to the Trust Agreement.

9.	This Accession Deed and any non-contractual obligations arising out of or in connection with it is governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Agent (for the purposes of paragraph 5 above only), signed on behalf of the Parent Company and executed as a deed by Höegh MLP and is delivered on the date stated above.

HÖEGH MLP

EXECUTED AS A DEED	)

By: HÖEGH MLP	)

Director

Director/Secretary

Signature of witness

Name of witness

Address of witness

Occupation of witness]

HÖEGH LNG HOLDINGS LTD

By:

Date:

159

THE AGENT

NORDEA BANK NORGE ASA

By:

Date:

160

SCHEDULE 10
FORM OF BANK GUARANTEE

ON DEMAND GUARANTEE (NO. PÅKRAVSGARANTI) (hereinafter the "Guarantee")

Whereas Hoegh LNG Cyprus Limited and Höegh LNG FSRU IV Ltd. (each a “Borrower” and, together, the “Borrowers”) have entered into a senior secured facilities agreement originally dated 1 April 2014 as amended and restated on 1 April 2015 and on [●] March 2016 (the “Facilities Agreement”) with, inter alia, (i) ABN Amro Bank NV, Oslo Branch, Citibank NA, London Branch, Credit Agricole Corporate and Investment Bank, Danske Bank, Norwegian Branch, DNB Bank ASA, Nordea Bank Norge ASA and Swedbank AB (PUBL) (the “Commercial Lenders”) and (ii) Eksportkreditt Norge AS (“Eksportkreditt”) pursuant to which (i) the Commercial Lenders have made available to the Borrowers a term loan facility in a total amount of up to US$332,000,000 and (ii) Eksportkreditt has made available to the Borrowers a term loan facility in a total amount of up to US$80,000,000 and under which a Loan has been made of US$[●] (the "Principal Amount”).

Definitions used in the Facilities Agreement shall have the same meaning when used herein.

We [●] (the "Guarantor") hereby unconditionally and irrevocably guarantee, as for our own debt, the due and punctual repayment to Eksportkreditt the amount of [●] equal to [●] per cent. ([●] %) of the Principal Amount outstanding at any time, plus [●] per cent. ([●] %) of all incurred and outstanding

(i)	interest,

(ii)	default interest, and

(iii)	all other amounts

payable by the Borrower to Eksportkreditt in accordance with the Facilities Agreement.

[●]] per cent. ([●]%) of the Principal Amount outstanding at any time and items i) - iii) above collectively referred to as the Guaranteed Amounts.

This Guarantee shall be payable immediately upon written demand (No. påkravsgaranti).

Eksportkreditt may make a written demand under this Guarantee if (i) the Borrowers in the opinion of Eksportkreditt do not fulfil their payment obligations and/or (ii) any event occurs which in the opinion of Eksportkreditt after consultation with the Guarantor constitutes an Event of Default under the Facilities Agreement.

Following a demand under this Guarantee for the whole or part of the Principal Amount, the Guarantor has the option to pay its guarantee liability (i) in a lump sum, or (ii) in the amount of [●]] per cent. ([●]%) of each instalment remaining outstanding under the Facilities Agreement, together with any other Guaranteed Amounts payable on the ordinary due date for each instalment.

If option (i) above is chosen, the Guarantor shall compensate Eksportkreditt for Break Costs.

The Guarantor agrees that, except for a notice of demand, Eksportkreditt is not obliged to give notice of any kind hereunder.

161

The Guarantor agrees that any conflict or dispute of whatsoever nature (including but not limited to) between Eksportkreditt and the Borrowers, or between the Builder and the Borrowers, has no impact on the Guarantor’s obligation to pay under this Guarantee.

All payments under this Guarantee shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, present or future taxes, charges or otherwise whatsoever) unless such deduction or withholding is required by law, in which case the Guarantor shall pay such additional amount as will ensure that Eksportkreditt receives the amount which it would have received but for such deduction or withholding.

This Guarantee is valid until the first to occur of the Bank Guarantee Maturity Date and the date the Guaranteed Amounts have been paid in full. Notwithstanding the foregoing Eksportkreditt may make a claim (which claim shall not be unduly delayed) under this Guarantee until the date falling three (3) months after the Bank Guarantee Maturity Date. If the Guarantor becomes aware of an Event of Default under the Facilities Agreement, the Guarantor in consultation with Eksportkreditt may pay its guarantee liability to Eksportkreditt hereunder before such claim is made.

This Guarantee shall be governed by and construed in accordance with Norwegian law, and the Guarantor submits to the jurisdiction of the Norwegian Courts, with Oslo City Court as due venue.

Place _____________________ Date _____________________

GUARANTOR

(authorised signatory)

(Signatures in block letters)

162

THE BORROWERS

HOEGH LNG CYPRUS LIMITED

By:	/s/ Gareth Lond
Gareth Lond
Attorney-in-Fact
Address:	4 Sotiri Tofini, 2nd Floor, 4102 Agios Athanasios, Limassol, Cyprus

Fax:

In the presence of:

/s/ Ee Ling Goh
Witness name:	Ee Ling Goh
Witness address:	London EC2A 2HB
Witness title/occupation:	Trainee Solicitor

HÖEGH LNG FSRU IV LTD.

By:	/s/ Gareth Lond
Gareth Lond
Attorney-in-Fact
Address:	Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands

Fax:	+1441 295 9216

In the presence of:

/s/ Ee Ling Goh
Witness name:	Ee Ling Goh
Witness address:	London EC2A 2HB
Witness title/occupation:	Trainee Solicitor

THE CORPORATE GUARANTORS

HÖEGH LNG HOLDINGS LTD.

By:	/s/ Gareth Lond
Gareth Lond
Attorney-in-Fact
Address:	Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda

Fax:	+1441 295 9216

In the presence of:

/s/ Ee Ling Goh
Witness name:	Ee Ling Goh
Witness address:	London EC2A 2HB
Witness title/occupation:	Trainee Solicitor

163

HÖEGH LNG LIMITED

By:	/s/ Gareth Lond
Gareth Lond
Attorney-in-Fact
Address:	Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda

Fax:	+1441 295 9216

In the presence of:

/s/ Ee Ling Goh
Witness name:	Ee Ling Goh
Witness address:	London EC2A 2HB
Witness title/occupation:	Trainee Solicitor

HÖEGH LNG FSRU III LTD.

By:	/s/ Gareth Lond
Gareth Lond
Attorney-in-Fact
Address:	Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands

Fax:	+1441 295 9216

In the presence of:

/s/ Ee Ling Goh
Witness name:	Ee Ling Goh
Witness address:	London EC2A 2HB
Witness title/occupation:	Trainee Solicitor

HÖEGH LNG PARTNERS LP

By:	/s/ Richard Tyrrell

Address:	Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

Fax:	+1441 295 9216

In the presence of:

/s/ Andrew MacIntosh
Witness name:	Andrew MacIntosh
Witness address:	Flat 3, 22 Stonefield Street London N1 0HW
Witness title/occupation:	Associate

164

HÖEGH LNG COLOMBIA HOLDING LTD

By:	/s/ Gareth Lond
Gareth Lond
Attorney-in-Fact
Address:Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands

Fax:	+1441 295 9216

In the presence of:

/s/ Ee Ling Goh
Witness name:	Ee Ling Goh
Witness address:	London EC2A 2HB
Witness title/occupation:	Trainee Solicitor

THE AGENT

NORDEA BANK NORGE ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway

Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

THE SECURITY TRUSTEE

NORDEA BANK NORGE ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway

Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

165

THE MANDATED LEAD ARRANGERS

ABN AMRO BANK N.V., OSLO BRANCH

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Olav V’s gate 5, NO-0161 Oslo, Norway

Attn:	Asja Pellinen

Fax:	+47 23 11 49 40

CITIBANK NA, LONDON BRANCH

By:	/s/ George Clayton

Address:	Citigroup Centre, Canada Square, Canary Wharf, London E14 5LR, United Kingdom

Attn:	George Clayton

Fax:	+44 207 986 6545

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	9, quai du Président Paul Donmer, F-92920, Paris La Défense Cedex, France

Attn:	Loan Administration - Shipping

Fax:	+33 1 41 89 1934

DNB BANK ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Dronning Eufemias gate 30, NO-0191 Oslo, Norway

Attn:	Credit Administration Shipping

Fax:	+47 22 48 28 94

166

DANSKE BANK A/S

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	P.O. Box 1170 Sentrum, NO-0107, Oslo, Norway

Attn:	Stian Fjellsøy / Stian Hjelmeland, Corporates & Institutions

Fax:	N/A

NORDEA BANK NORGE ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway

Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

SWEDBANK AB (PUBL)

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Large Corporates & Institutions, SE-105 34 Stockholm, Sweden
Attn:	Loan Agency
Fax:	+46 8 700 84 09

THE SWAP BANKS

ABN AMRO BANK N.V.

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands
Attn:	MDU (Legal notices in respect of ISDA)

Fax:	+31 10 459 05 38

Address:	Olav V’s gate 5, NO-0161 Oslo, Norway
Attn:	Bjørn Kaaber / Ewa Wallace (all other swap related matters)

Fax:	+47 23 11 49 40

167

CITIBANK NA, LONDON BRANCH

By:	/s/ George Clayton

Address:	Citigroup Centre, Canada Square, Canary Wharf, London E14 5LR, United Kingdom

Attn:	George Clayton

Fax:	+44 207 986 6545

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	9, quai du Président Paul Donmer, F-92920, Paris La Défense Cedex, France

Attn:	Loan Administration - Shipping

Fax:	+33 1 41 89 1934

DANSKE BANK A/S

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	P.O. Box 1170 Sentrum, NO-0107 Oslo, Norway

Attn:	Stian Fjellsøy / Stian Hjelmeland, Corporates & Institutions

Fax:	N/A

DNB BANK ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Dronning Eufemias gate 30, NO-0191 Oslo, Norway

Attn:	Credit Administration Shipping

Fax:	+47 22 48 28 94

168

NORDEA BANK FINLAND PLC

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway

Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

SWEDBANK AB (PUBL)

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Large Corporates & Institutions, SE-105 34 Stockholm, Sweden
Attn:	Loan Agency
Fax:	+46 8 700 84 09

THE ACCOUNT BANK

NORDEA BANK NORGE ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway

Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

THE COMMERCIAL LENDERS

ABN AMRO BANK N.V., OSLO BRANCH

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Olav V’s gate 5, NO-0161 Oslo, Norway

Attn:	Asja Pellinen

Fax:	+47 23 11 49 40

169

CITIBANK NA, LONDON BRANCH

By:	/s/ George Clayton

Address:	Citigroup Centre, Canada Square, Canary Wharf, London E14 5LR, United Kingdom

Attn:	George Clayton

Fax:	+44 207 986 6545

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	9, quai du Président Paul Donmer, F-92920, Paris La Défense Cedex, France

Attn:	Loan Administration - Shipping

Fax:	+33 1 41 89 1934

DANSKE BANK, NORWEGIAN BRANCH

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Bryggetorget 4, NO-0250, Oslo, Norway
Attn:	Corporates & Institutions – Shipping
Fax:	+47 85 40 78 90

DNB BANK ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Dronning Eufemias gate 30, NO-0191 Oslo, Norway

Attn:	Credit Administration Shipping

Fax:	+47 22 48 28 94

170

NORDEA BANK NORGE ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway
Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

SWEDBANK AB (PUBL)

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Large Corporates & Institutions, SE-105 34 Stockholm, Sweden
Attn:	Loan Agency
Fax:	+46 8 700 84 09

THE ECA LENDER

EKSPORTKREDITT NORGE AS

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Hieronymus Heyerdahls gate 1, P.O. Box 1315 Vika, NO-0112 Oslo, Norway

Attn:	Loan Administration

Fax:	+47 22 31 35 01

THE BANK GUARANTORS

ABN AMRO BANK N.V., OSLO BRANCH

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Olav V’s gate 5, NO-0161 Oslo, Norway

Attn:	Asja Pellinen

Fax:	+47 23 11 49 40

171

CITIBANK NA, LONDON BRANCH

By:	/s/ George Clayton

Address:	Citigroup Centre, Canada Square, Canary Wharf, London E14 5LR, United Kingdom

Attn:	Jon Beasley

Fax:	+44 207 986 8295

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	9, quai du Président Paul Donmer, F-92920, Paris La Défense Cedex, France

Attn:	Loan Administration - Shipping

Fax:	+33 1 41 89 1934

DANSKE BANK, NORWEGIAN BRANCH

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Bryggetorget 4, NO-0250, Oslo, Norway
Attn:	Corporates & Institutions – Shipping
Fax:	+47 85 40 78 90

DNB BANK ASA

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Dronning Eufemias gate 30, NO-0191 Oslo, Norway

Attn:	Credit Administration Shipping

Fax:	+47 22 48 28 94

172

NORDEA BANK FINLAND PLC

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Essendrops gate 7, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway

Attn:	Shipping, Offshore & Oil Services – Shipping Oslo

Fax:	+47 22 48 66 68

SWEDBANK AB (PUBL)

By:	/s/ Joseph Snell
Joseph Snell
Attorney-in-fact
Address:	Large Corporates & Institutions, SE-105 34 Stockholm, Sweden

Attn:	Loan Agency

Fax:	+46 8 700 84 09

173